Registration No. 333-282611

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

General Enterprise Ventures, Inc.
(Exact name of registrant as specified in its charter)

Wyoming	4955	87-2765150
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1740H Del Range Blvd, Suite 166

Cheyenne, WY 82009

(800) 401-4535

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Theodore Ralston, Chief Executive Officer

General Enterprise Ventures, Inc.

1740H Del Range Blvd, Suite 166

Cheyenne, WY 82009

(800) 401-4535

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Anthony F. Newton	David E. Danovitch, Esq.
Law Office of Anthony F. Newton	Aaron M. Schleicher, Esq.
8810 Luray Court	Sullivan & Worcester LLP
Rosenberg, Texas 77469	1251 Avenue of the Americas, 19th Floor
+1 (832) 452-0269	New York, NY 10020
+1 (212) 660-3060

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non- accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED JUNE _____, 2025

[•] Shares of Common Stock

Representative’s Warrants to purchase up to [•] Shares of Common Stock

[•] Shares of Common Stock underlying the Representative’s Warrants

General Enterprise Ventures, Inc.

This is a firm commitment public offering of General Enterprise Ventures, Inc., a Wyoming corporation (the “Company,” “GEVI,” “we,” “us,” or “our”). We are offering [•] shares of common stock, par value $0.0001 per share (the “Common Stock”), at an assumed offering price of $[•] per share of Common Stock, which is based on the last reported sales price of our Common Stock of $[•] on June [•], 2025, assuming a reverse stock split of the outstanding Common Stock of the Company at a 1-for-6 ratio (such reverse stock split, together with the proposed reverse stock split of our outstanding Series A Preferred Stock at the same ratio, the “Reverse Stock Split”).

Immediately after this offering, Mr. Theodore Ralston, our President, Chief Executive officer and Chairman of the Board of Directors, will control approximately [•]% of our voting power through his ownership of Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) (or [•]% of our voting power if the underwriter’s option to purchase additional shares is exercised in full). As a result, we expect to be a controlled company within the meaning of the corporate governance standards of the NYSE American LLC (“NYSE American”) following the consummation of this offering.

Prior to this offering, our Common Stock is quoted on the Pink Open Market (“OTC Pink”), maintained by OTC Markets, Inc., under the symbol “GEVI”. On [•], 2025, the last reported sale price of our Common Stock on OTC Pink was $[•] per share ($[•] per share assuming the Reverse Stock Split). We intend to apply to list our shares of Common Stock on NYSE American under the symbol “GEVI”. No assurance can be given that our application will be approved or that a trading market will develop. This offering is contingent upon the approval of such application. If our Common Stock is not approved for listing on NYSE American, we will not consummate this offering.

The actual public offering price of the Common Stock will be determined between the underwriters and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the assumed public offering price per share used throughout this prospectus may not be indicative of the actual public offering price for the Common Stock. See “Determination of Offering Price” for additional information.

Unless otherwise noted, the share and per share information in this prospectus reflects, other than in our financial statements and the notes thereto, the proposed Reverse Stock Split of the outstanding Series A Preferred Stock and Common Stock of the Company at a 1-for-6 ratio, would occur following the time that the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission (the “SEC”) and prior to the closing of the offering.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, we have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings. See “Risk Factors”, and “Prospectus Summary - Implications of Being a Smaller Reporting Company.”

We are a “Controlled Company” as defined under the listing rules of NYSE American because, and as long as, Mr. Theodore Ralston, our President, Chief Executive officer and Chairman of the Board of Directors, holds more than 50% of the Company’s outstanding voting power, he will exercise control over the management and affairs of the Company and matters requiring stockholder approval, including the election of the Company’s directors. For so long as we remain a Controlled Company under that definition, we are permitted to elect, and intend, to rely on certain exemptions from the corporate governance rules of NYSE American, including:

•	an exemption from the rule that a majority of our board of directors must be independent directors;
•

an exemption from the rule that the compensation of our officers must be determined or recommended to the board of directors by a majority of our independent directors or by a compensation committee that is composed entirely of independent directors; and

•	an exemption from the rule that our director nominees must be selected or recommended by a majority of the independent directors or by a nominating committee composed solely of independent directors.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share of Common Stock	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us(2)	$	$

(1)

We have also agreed to issue Representative’s Warrants (as defined below) to the Representative (as defined below) or its designees to purchase shares of our Common Stock and to reimburse the underwriters for certain expenses. See “Underwriting” for a description of the compensation payable to the underwriters.

(2)

The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) over-allotment option we have granted to the Representative as described below or (ii) the Representative’s Warrants.

We have granted a 45-day option to Univest Securities, LLC, as representative of the underwriters (the “Representative”), exercisable one or more times in whole or in part, to purchase up to an additional [•] shares of Common Stock. The aggregate amount of shares of our Common Stock sold pursuant to the Representative’s option may not exceed 15% of the total shares of our Common Stock sold in this offering.

We will issue to the Representative or its designees, at the closing of this offering, warrants to purchase up to a number of shares of Common Stock equal to five percent (5%) of the aggregate number of shares of Common Stock sold in this offering (the “Representative’s Warrants”) at an exercise price equal to 125% of the public offering price per share of Common Stock. The Representative’s Warrants will be exercisable immediately upon issuance and will expire five years from the commencement of sales of the securities issued in this offering. See “Underwriting” for more information on underwriter compensation. This prospectus also relates to the Common Stock issuable upon exercise of the Representative’s Warrants.

Delivery of the securities by the underwriters to the purchasers is expected to be made on or about [•], 2025.

Sole Book-Running Manager

The date of this prospectus is _____, 2025.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus and in any free writing prospectus prepared by or on behalf of the Company and delivered or made available to you. Neither the Company, nor the underwriters, have authorized anyone to provide you with additional or different information. We are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or a free writing prospectus is accurate only as of its date, regardless of its time of delivery or of any sale of shares of our Common Stock. Our business, financial condition, operating results, and prospects may have changed since that date, and neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

References to “the Company,” “we,” “GEVI,” “us,” “our” and words of like import refer to us and our subsidiaries, including Mighty Fire Breaker, LLC, unless the context indicates otherwise. References to General Enterprise Ventures, Inc. and Mighty Fire Breaker, LLC, refer to the business and operations of General Enterprise Ventures, Inc. and Mighty Fire Breaker, LLC, as the case may be, unless the context indicates otherwise.

For investors outside the United States: the Company has not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Common Stock and the distribution of this prospectus outside of the United States.

Industry and Market Data

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, government publications and other published independent sources. Some data is also based on our good faith estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in the securities. You should read the entire prospectus carefully, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements, including the notes thereto, appearing elsewhere in this prospectus.

Our Business

General Enterprise Ventures, Inc., (“GEVI,” “we,” “us,” or the “Company”) is an environmentally sustainable flame retardant and flame suppression company for the residential home industry. Steve Conboy, the founder of Mighty Fire Breaker, LLC, a California limited liability company (“MFB California”), has been in the lumber business for over 30 years. Mr. Conboy understood that, even if lumber was treated, it was toxic by nature and this toxicity is harmful to humans and the environment. He realized that there was a market, and most importantly a need, for a product that was capable of fire suppression and being a fire retardant while also being safe for the environment and for human beings.

Mr. Conboy set out to develop a formula for a product that would meet these requirements. During the course of research and development, Mr. Conboy formed MFB California and contributed numerous patents toward the development of a green product line that was envisioned many years ago--CitroTech. In September 2021, Mr. Conboy was introduced to the Company. During discussions with Mr. Conboy, the Company realized that its general business acumen and financial ability could help Mr. Conboy to utilize his technical expertise in the flame retardant and flame suppression industry and bring his product and vision to the market. On January 3, 2022, the Company formed Mighty Fire Breaker, LLC, an Ohio limited liability company (“MFB Ohio”), with the intention to acquire all the intellectual property of MFB California, in connection with the flame retardant and flame suppression segments of the environmental industry, including patents and pending patents.

On April 13, 2022, the Company, MFB Ohio, MFB California and Mr. Conboy, the sole member of MFB California, entered into a Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company (i) acquired all membership interests of MFB California, (ii) acquired all intellectual property owned by MFB California and Mr. Conboy, (iii) issued 1,000,000 shares of Series C Convertible Preferred Stock, par value of $0.0001 per share of the Company (“Series C Convertible Preferred Stock”), valued at $4,200,000 at closing to Mr. Conboy and (iv) agreed to provide a 10% royalty to Mr. Conboy on gross sales before taxes of the MFB Ohio product.

Since MFB Ohio acquired MFB California and the intellectual property from MFB California and Mr. Conboy, the Company has continued to develop many formulations based on its intellectual property and Mr. Conboy has remained involved with the Company as a technical consultant. Mr. Conboy is not an employee of the Company. His management and his services include supervision of product blending at the Company’s facilities located in Oceanside, California and Rohnert Park, California according to the formulas developed by Mr. Conboy, and the development of new products and formulas as the Company’s Chief Technology Officer, pursuant to the Consulting Agreement discussed below. In addition, Mr. Conboy utilizes his network in the fire retardant and flame suppression industry to make introductions to prospective customers and form strategic relationships for the Company.

The Purchase Agreement contemplated the parties entering into a separate royalty agreement related to sales of the MFB Ohio product. However, the Company and Mr. Conboy mutually agreed not to enter into a separate royalty agreement and instead entered into a Consulting Agreement, dated January 26, 2025, effective as of March 1, 2025 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Conboy will serve as the Company’s Chief Technology Officer, Mr. Conboy will receive a monthly fee of $35,000 beginning on March 1, 2025, and the Company has the right, but not the obligation, at any time upon written notice to Mr. Conboy, to purchase the royalty from Mr. Conboy for the amount of $7,500,000. The Purchase Agreement also states that Mr. Conboy is entitled to appoint one member on the Board of Directors of the Company. As of the date of this prospectus, Mr. Conboy has not exercised such right.

Our current product is CitroTech, which is utilized in wildfire defense and to treat lumber to inhibit fire. In addition, we are developing a coating to treat lumber during manufacture prior to distribution Our product is sustainable, because it is made of food-grade ingredients derived from corn, fruits and other renewable sources. Our current customer base is mainly comprised of homeowners, developers and fire departments in 11 Western States. Homeowners and developers use our product to proactively spray wood framing during construction to treat the property prior to the occurrence of fires. We install systems to deploy our product remotely to provide a buffer zone around properties to prevent combustion. Fire Departments use our product to proactively spray around controlled burns and areas that traditionally have active wildfire risk to prevent expansion of the burn area.

As of the date of this prospectus, the Company has received the EPA Safer Choice award twice and has been awarded the UL GreenGuard Gold status (demonstrates minimal impact on the indoor environment in the long period). CitroTech is the first and only EPA recognized fire retardant (safe for the environment) that has been adopted by departments throughout the State of California. In addition, MFB Ohio entered into a Partnership Agreement between MFB Ohio and the U.S. Environmental Protection Agency (the “EPA”) on August 26, 2022 (the “EPA Partnership Agreement”). Under the EPA Partnership Agreement, MFB Ohio agreed to participate in EPA Safer Choice’s surveillance and auditing program, which consists primarily of annual desk audits and triennial on-site audits. The EPA Partnership Agreement has a term of three years and may be renewed by mutual agreement prior to the expiration date. During the 2025, the Company plans to initiate the audit process with the EPA to review the Partnership Agreement.

The Company intends to expand its patent portfolio and technology into areas previously thought of as toxic and carcinogenic and provide environmentally safe product alternatives. MFB Ohio has developed and is in the initial phases of marketing wood coatings using its safe, environmentally friendly technology. MFB Ohio provides a self-contained sprinkler system containing its patented CitroTech product that can be proactively deployed in advance of wildfires (the “Proactive Wildfire Defense System”) on residential and commercial properties, thereby reducing the fire risk to the structures.

The Company is also in discussions with insurance companies to reduce the fire risk and help ensure properties in the Wilderness Urban Interface, a transitional zone where developed areas meet wilderness and face heightened risk of catastrophic wildfires, remain insurable. There is a wildfire base insurance shortage in 11 Western States. In those States, insurance companies are refusing to provide coverage on new construction and will not renew existing policies, resulting in cancelation of polices.  MFB Ohio is partnering with a large insurance broker to offer insurance to our customers if they utilize our Proactive Wildfire Defense System in their properties. Our product is currently in the proof-of-concept phase and beginning to generate revenues across several markets.

Our management is comprised of four individuals: Thedore Ralston, our Chief Executive officer and Chairman of the Board of Directors, Nanuk Warman, our Chief Financial Officer, Stephen Conboy, who is our Chief Technology Officer and Anthony Newton, who is our General Counsel. As of the date of this prospectus, Mr. Ralston has approximately 85% of the voting power through his ownership of Series A Preferred Stock, which has super voting rights, and substantially controls all corporate matters.

1

Business Model

Principal product, services and markets

The Company’s subsidiary MFB holds various intellectual property in the form of patents and trademarks in the fields of fire suppression, mapping and tracking of fire retardant dispersion and fire inhibition chemistry and technology. The Company and MFB have obtained multiple certifications and accreditations in this industry for their CitroTech product, such as being the only United States Environmental Protection Agency (“EPA”) Safer Choice approved, long-term fire retardant, awarded UL GreenGuard Gold status, California Bioassay water approval, and the Laboratory for Environmental Narrative Strategies. The EPA Safer Choice award recognizes achievements in the design, manufacture, promotion, selection and use of products with safer chemicals, that furthers outstanding or innovative source reduction, including work that results in cleaner air or water. UL GreenGuard Gold recognizes demonstrated product sustainability and commitment to increased health through products that have low chemical emissions. The Laboratory for Environmental Narrative Strategies is an incubator that recognizes research that contributes to environmental sustainability.

Future Markets Insights, a market researcher in Pimpri-Chinchwad, India, projects that the fire-retardant market is forecast to be $13.6 billion dollars globally by 2034. MFB markets its product to home, industrial and commercial users, as well as fire departments.

Distribution methods

MFB ships directly from its Rohnert Park, California facility, and has product available to fulfill orders. The Company’s product is blended in Rohnert Park, California according to the formulas developed by Mr. Conboy, under his supervision, whereafter the product is either shipped directly to customers or delivered to the regional retailers for direct sale to smaller consumers.

Competitive business conditions and the Company’s competitive position in the industry

The fire-retardant market has been status quo for many years without significant innovation. A study at the University of Southern California published in Environmental Science and Technology explained that the fire retardant industry is known for having products containing toxic metals that are not environmentally safe, and are considered not friendly toward humans, wildlife, fish, water, and plants. MFB’s CitroTech is an all-green fire retardant. We feel that MFB’s product will be sold at amounts that can be competitive in many markets, including western states where wildfires occur, and areas of the United States where there is new home construction relating to population growth, such as Florida and Texas. Our industry is evolving rapidly and is becoming increasingly competitive. Competitors, such as Perimeter Solutions, SA have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. Competitors, such as Perimeter Solutions, SA have adopted, and may continue to adopt, aggressive pricing policies and devote substantially more resources to marketing, website and systems development than we do.

Patents, trademarks and licenses and their duration

MFB currently holds 33 granted patents and 55 pending patent applications. The granted patents include MFB’s main chemistry and applications. MFB has 21 trademarks and various copyrights.

2

Need for government approval of principal product or services.

Use of MFB’s product on government land may require governmental permits and certifications from the EPA. MFB is in the process of determining the scope of any permit and certification requirements. Once completed, MFB will obtain required permits and certificates.

Effect of existing or probable government regulations on the business

MFB tracks all proposed regulatory changes and makes commercially reasonable efforts to comply in advance. MFB maintains an advisory board of retired high level fire officials that watch such changes for the Company. MFB also retains legal counsel that is experienced in this regard.

Cost and effects of compliance with environmental laws

Expenses for initial permit and certification applications with the EPA have been paid. MFB expects annual costs for EPA certifications to be not more than $10,000. We believe that the only certification required for our product is with the EPA.

Recent Developments

Proposed Listing on NYSE American

Our Common Stock is currently quoted on the OTC Pink under the symbol “GEVI”. In connection with this offering, we intend to apply to list our Common Stock on NYSE American under the symbol “GEVI”. If our listing application is approved, we expect to list our Common Stock on NYSE American upon consummation of the offering, at which point our Common Stock will cease to be quoted on the OTC Pink. No assurance can be given that our listing application will be approved. This offering will only be consummated if NYSE American approves the listing of our Common Stock. NYSE American listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, we intend to take the necessary steps to meet NYSE American listing requirements, including but not limited to consummating the Reverse Stock Split. If NYSE American does not approve the listing of our Common Stock, we will not proceed with this offering. There can be no assurance that our Common Stock will be listed on NYSE American.

Reverse Stock Split

On April 15, 2025, our Board of Directors and our stockholders that have a majority of our voting power approved an amendment to our articles of incorporation (as amended, the “Articles of Incorporation”) to effect the Reverse Stock Split (which includes the outstanding Series A Preferred Stock and Common Stock of the Company at a 1-for-6 ratio) following the effective time on which the registration statement of which this prospectus forms a part is declared effective by the SEC but prior to the closing of this offering. We intend for the Board of Directors to effect such Reverse Stock Split in connection with the consummation of this offering and our intended listing of our Common Stock on NYSE American; however, we cannot guarantee that such Reverse Stock Split will be necessary or will occur in connection with the listing of our Common Stock on NYSE American, or that NYSE American will approve our initial listing application for our Common Stock upon such Reverse Stock Split.

The Reverse Stock Split will not impact the number of authorized shares of Common Stock, which will remain at 1,000,000,000 shares. Unless otherwise noted, the share and per share information in this prospectus reflects, other than in our historical financial statements and the notes thereto, the proposed Reverse Stock Split at a ratio of 1-for-6 to occur following the effective time on which the registration statement of which this prospectus forms a part is declared effective by the SEC but prior to the closing of this offering.

Summary of Risks Associated with our Business and Operations

Our business is subject to a number of risks that you should be aware of before making an investment decision to purchase our securities. You should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the section titled “Risk Factors” beginning on page 11 in deciding whether to invest in our securities. Significant risks include, but are not limited to, the following:

3

Risks Relating to this Offering and our Reverse Stock-Split

•	Investors in this offering will experience immediate and substantial dilution in net tangible book value.
•	Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.
•

Even if the Reverse Stock Split of our Common Stock currently achieves the requisite increase in the market price of our Common Stock for listing of our Common Stock, we cannot assure you that the market price of our Common Stock will remain high enough for the Reverse Stock Split to have the intended effect of complying with the minimum bid price requirement for continued listing.

•

Subject to the requirements of controlled company status, there can be no assurance that we will be able to comply with continued listing standards, a failure of which could result in a delisting of our Common Stock.

•	The Reverse Stock Split may decrease the liquidity of the shares of our Common Stock.
•

Following the Reverse Stock Split, the resulting market price of our Common Stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Stock may not improve.

•

As a result of the timing of the Reverse Stock Split, uplisting to NYSE American and pricing of this offering, potential investors will not have an opportunity to check the actual post-split market price before confirming their purchases in this offering.

Risks Relating to our Common Stock and Securities

•	Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future, and as a result, investors in our Common Stock could incur substantial losses.
•	Offers or availability for sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.
•	We do not expect to declare any Common Stock cash dividends in the foreseeable future.

Risks Relating to Our Business

•	The report of the independent registered public accounting firm on our 2024 and 2023 financial statements contains a going concern qualification.
•

We are controlled by one principal stockholder who serves as our Chairman of the Board, President and Chief Executive Officer. Because the principal stockholder controls the outcome of all stockholder votes and thus, the vote of other stockholders is less valuable.

•	If we are unable to expand our base of customers, our future growth and operating results could be adversely affected.
•	If we are unable to expand our base of raw material suppliers, our future growth and operating results could be adversely affected.
•	Various factors outside our direct control may adversely affect manufacturing and distribution of our product.
•	Interruption of our supply chain could affect our ability to produce or deliver our product and could negatively impact our business and profitability.
•	We are subject to the seasonality of wildfires that may occur by acts of God that are inconsistent and unpredictable.
•

We are relying exclusively on the skills and expertise of a four person management team: Thedore Ralston, our Chief Executive officer and Chairman of the Board of Directors, Nanuk Warman, our Chief Financial Officer, Stephen Conboy, who is our Chief Technology Officer and Anthony Newton, who is our General Counsel, and none of our executive officers are full-time employees, which may impede our ability to carry on our business.

•	Since we have a limited operating history, it is difficult for potential investors to evaluate our business.
•	We do not currently have sufficient cash flow to maintain our business.
•	Increased operating costs and obstacles to cost recovery due to the pricing and cancelation terms of our raw materials and support services contracts may constrain our ability to make a profit.
•	Governmental regulations relating to environmental product may subject us to significant liability.
•	If we do not have sufficient product liability insurance, we may be subject to claims that are in excess of our net worth.

Risks Relating to our Indebtedness

•	We are highly leveraged.
•	We could incur additional indebtedness in the future. If new indebtedness is added to our current debt levels, the related risks we now face could increase.

Risks Relating to MFB

•	Changes in consumer preferences or discretionary consumer spending could harm our performance.
•	We may become subject to potential claims for product liability.
•	Increases in prices of commodities needed to manufacture our product could adversely affect profitability.

4

Our Corporate Information

We were originally incorporated in Nevada on March 14, 1990. Our principal executive offices are located at 1740H Del Range Blvd, Suite 166, Cheyenne, Wyoming 82009. Our telephone number is (800) 401-4535, and our email address is welcome@generalenterpriseventures.com. Our websites are www.generalenterpriseventures.com and www.mightyfirebreaker.com.

We do not incorporate the information on or accessible through our websites into this Registration Statement, and you should not consider any information on, or that can be accessed through, our websites a part of this Registration Statement.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), meaning that the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter. As a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies.

As a result of qualifying as a smaller reporting company, to the extent we take advantage of the allowable reduced reporting burdens, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

Implications of being a Controlled Company

As long as Mr. Theodore Ralston, our President, Chief Executive officer and Chairman of the Board of Directors holds more than 50% of the voting power of our Company, we will be a “controlled company” as defined under the listing rules of NYSE American. As a controlled company, we are permitted to rely on certain exemptions from the corporate governance rules of NYSE American, including:

•	an exemption from the rule that a majority of our board of directors must be independent directors;
•

an exemption from the rule that the compensation of our officers must be determined or recommended to the board of directors by a majority of our independent directors or by a compensation committee that is composed entirely of independent directors; and

•	an exemption from the rule that our director nominees must be selected or recommended by a majority of the independent directors or by a nominating committee composed solely of independent directors.

We intend to rely on the “controlled company” exemption under the listing rules of NYSE American. As a result, you may not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.

5

THE OFFERING

Common Stock offered by us:

[•] shares of Common Stock, based on an assumed public offering price of $[•] per share, which is based on the last reported sales price of our Common Stock of $[•] on [•], 2025, after giving effect to the Reverse Stock Split

Common stock outstanding prior to this offering:	[•] shares(1)

Common stock to be outstanding upon completion of this offering:	[•] shares (assuming no exercise of the over-allotment option and no exercise of the Representative’s Warrants)(1)

Over-allotment option:

We have granted the underwriters an option to purchase from us up to an additional [•] shares of Common Stock within 45 days from the date of this prospectus solely to cover over-allotments, if any, at the public offering price per share, less underwriting discounts and commissions.

Use of proceeds:

We expect the net proceeds from this offering will be approximately $     million dollars, based on an assumed public offering price of $[•] per share, which is based on the last reported sales price of our Common Stock of $[•] on [•], 2025, after giving effect to the Reverse Stock Split and deducting underwriting fees, discounts and estimated offering expenses.

We intend to use the net proceeds from this offering as follows:

	(i)	Approximately $ [•] will be used for general and administrative expenses;
	(ii)	Approximately $ [•] is to be used for production and inventory; and
	(iii)	The balance of approximately $ [•] is to be used for marketing.

Representative’s Warrants:

The registration statement of which this prospectus forms a part also registers for sale Representative’s Warrants to purchase up to 5% of the aggregate number of shares of Common Stock sold in this offering, including any shares of Common Stock to cover over-allotments, if any, to the Representative, and the shares of Common Stock underlying the Representative’s Warrants, as a portion of the underwriting compensation payable to the Representative in connection with this offering. The Representative’s Warrants will be exercisable immediately upon issuance and will expire five years after the commencement of sales of the securities issued in this offering at an exercise price equal to 125% of the public offering price per share of Common Stock in this offering. Please see “Underwriting—Representative’s Warrants” for a more detailed description of these warrants.

Dividend policy:	We do not anticipate paying any cash dividends on our Common Stock. We expect that, for the foreseeable future, any earnings will be reinvested in our business.

Trading symbol:

Our symbol on the OTC Pink is “GEVI”. We intend to apply to have our Common Stock listed on NYSE American under the symbol “MFB”, which has been reserved for us by the NYSE American and if necessary, we intend to effect the Reverse Stock Split of our Common Stock in order to obtain NYSE American approval for our listing of our Common Stock. We cannot guarantee that NYSE American will approve our initial listing application for our Common Stock upon such Reverse Stock Split. If our listing application is not approved by NYSE American, we will not be able to consummate this offering and will terminate the offering.

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Risk Factors:

You should carefully read and consider the information set forth under the heading “Risk Factors,” beginning on page 12 of this prospectus and all other information set forth in this prospectus before deciding to invest in our Common Stock.

Lock-up Agreements:

We and our directors, officers and stockholders of greater than 5% of our outstanding shares of Common Stock (or securities convertible or exercisable for such Common Stock) have agreed with the Representative not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into or exercisable for Common Stock for a period of 180 days from the date of effectiveness of the registration statement of which this prospectus forms a part. See “Underwriting—Lock-Up Agreements.”

Transfer Agent Registrar:	Colonial Stock Transfer Co., Inc.

(1) Unless we indicate otherwise, the number of shares of our Common Stock is based on [•] shares of Common Stock outstanding as of [•], 2025, and gives effect to the Reverse Stock Split.

Except as otherwise indicated, all information in this prospectus:

•	assumes that the public offering price is $[•] per share (which is based on the last reported sales price of our Common Stock of $[•] on [•], 2025, after giving effect to the Reverse Stock Split);
•	is based on [•] shares of Common Stock issued and outstanding as of [•], 2025;
•	assumes no exercise of the Representative’s Warrants;
•	assumes no exercise by the Representative’s option to purchase up to an additional [•] shares of Common Stock to cover over-allotments, if any;
•	does not reflect 1,118,959 shares of Common Stock issuable upon exercise of common stock purchase warrants with an exercise price of $3.00 (after giving effect to the Reverse Stock Split);
•

does not reflect 2,237,917 shares of Common Stock issuable upon conversion of the notes with a one year maturity that were entered into between the Company and certain investors from July 2024 to December 2024, with an aggregate principal amount of $5,371,000, assuming a conversion price of $2.40 (after giving effect to the Reverse Stock Split), which conversion price represents the lower of the following prices at which such notes may convert: $2.40 or 70% of the public offering price of this offering;

•

does not reflect 266,988 shares of Common Stock issuable upon conversion of a note between the Company and TC Special Investments, LLC dated December 31, 2024, that has an aggregate principal amount of $576,693, a one year maturity, and a fixed conversion price of $2.16 (after giving effect to the Reverse Stock Split); and

•

does not reflect 6,558,340 shares of Common Stock issuable upon conversion of 1,967,500 shares of Series C Convertible Preferred Stock (after giving effect to the Reverse Stock Split) that are convertible on demand by the stockholder at the rate of 3.34 shares of Common Stock for each share of Series C Convertible Preferred Stock.

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SUMMARY FINANCIAL DATA

The following information as of December 31, 2024 and 2023, and for the years then ended, has been derived from our audited consolidated financial statements which appear elsewhere in this prospectus and the following information as of March 31, 2025 and for the three months ended March 31, 2025 and 2024, has been derived from our unaudited interim consolidated financial statements which appear elsewhere in this prospectus, except for proforma information. The following summary financial data should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere in this prospectus.

Statement of Operations Data:

	For the Three Months Ended		For the Years Ended
	March 31,		December 31,
	2025	2024	2024	2024
Revenue	$969,382	$433,018	$808,372	$520,645
Operating expenses	$4,427,838	$3,069,564	$6,113,050	$10,618,583
Loss from operations	$(3,458,456)	$(2,636,546)	$(5,304,678)	$(10,097,938)
Other expense	$(7,444,948)	$(883,164)	$(1,577,044)	$(4,328)
Net loss	$(10,903,404)	$(3,519,710)	$(6,881,722)	$(10,102,266)
Weighted average common shares outstanding - basic and diluted	47,889,844	92,232,946	50,296,518	96,663,470
Net loss per common share - basic and diluted	$(0.23)	$(0.04)	$(0.14)	$(0.10)

Pro forma net loss per common share, basic and diluted(1)	$-	$-	$-	$-
Weighted-average shares used to compute pro forma net loss per common share, basic and diluted(1)
Balance Sheet Data:
	As of March 31,	As of December 31,
	2025	2024	2023
Current assets	$5,008,943	$1,617,478	$1,218,056
Long term assets	$4,042,808	$3,860,212	$4,085,088
Current liabilities	$4,960,105	$2,161,883	$1,617,785
Noncurrent liabilities	$-	$-	$50,047
Series A Preferred Stock, par value $0.0001 per share, designated 10,000,000 shares; 10,000,000 shares issued and outstanding	$1,000	$1,000	$1,000
Series C Convertible Preferred Stock, par value $0.0001 per share, designated 10,000,000 shares; 2,450,138, 3,001,969 and 2,273,499 issued and outstanding, respectively	$245	$300	$227
Common Stock par value $0.0001 per share, authorized 1,000,000,000 shares; 52,378,201, 36,841,581 and 97,545,388 shares issued and outstanding, respectively	$5,238	$3,684	$9,755
Additional paid in capital	$91,353,955	$79,676,211	$72,427,996
Common Stock to be issued - 0, 0 and 500,000 shares, respectively	-	$-	$180,000
Subscription received - 0, 0 and 183,333 shares of Series C Convertible Preferred stock to be issued, respectively	$-	$-	$500,000
Accumulated deficit	$(87,268,792)	$(76,365,388)	$(69,483,666)
Total stockholders’ equity	$4,091,646	$3,315,807	$3,635,312

(1) Gives effect to the Reverse Stock Split and the consummation of this offering, in each case, as if each had occurred on January 1, 2023.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

These risks and uncertainties, many of which are beyond our control, include, and are not limited to:

•	Risk of going concern opinion from our auditors, indicating the possibility that we may not continue to operate;

•	Due to limited operating history, it may be difficult for potential investors to evaluate our business;

•	Investors in this offering will experience immediate and substantial dilution in net tangible book value;

•	Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively;

•

Even if the Reverse Stock Split increases the market price of our Common Stock and we meet initial listing requirements, there can be no assurance that we will be able to comply with continued listing standards, a failure of which could result in a delisting of our Common Stock;

•	Our stock price has fluctuated in the past, has recently been volatile and may be affected by limited trading volume and price fluctuations;

•	It cannot be assured that the market price of our Common Stock will remain high enough to list our Common Stock following our planned Reverse Stock Split;

•	The Reverse Stock Split may decrease the liquidity of our shares and may not attract new investors, including institutional investors;

•

Upon exercise of our outstanding options or warrants and upon conversion of our Series C Convertible Preferred Stock, we will be obligated to issue a substantial number of additional shares of Common Stock which will dilute our present stockholders and may cause our stock price to decline;

•	We may issue preferred stock without approval of our stockholders and have other antitakeover defenses which may make it more difficult for a third party to acquire us and could depress our stock price;

•	We do not intend to pay cash dividends for the foreseeable future;

•	Our ability to raise the necessary financing for the development of our business and the terms of any financing which we are able to raise;

•	Our ability to obtain and enforce any United States and foreign intellectual property we may seek;

•	Our ability to generate sufficient revenue from our contract services to cover our operating expenses;

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•	Our ability to establish a distribution network for the marketing and sale of any of our product;

•	Our ability to establish manufacturing facilities in compliance with EPA manufacturing practices or to enter into manufacturing agreements for the manufacture of our product in an EPA approved manufacturing facility;

•	Our ability to enter into a joint venture or other strategic relationship with respect to any of our proposed product;

•	The ability of the other party to any joint venture or strategic relationship to implement successfully any plans for the development, manufacturing and marketing of our product subject to the joint venture or strategic relationship;

•	Our ability to evaluate potential acquisitions, and the consequences of our failure to accurately evaluate the acquisitions;

•	Our ability to integrate any business we acquire with our business;

•	Changes in national, regional and local government regulations, taxation, controls and political and economic developments in the market for our product;

•	Our ability to obtain and maintain any permits or licenses necessary for our business;

•	Our ability to identify, hire and retain qualified executive, administrative, regulatory, research and development, and other personnel;

•	Our ability to negotiate distribution on favorable terms with companies that have experience in marketing product such as ours;

•	The costs associated with defending and resolving pending and potential legal claims, even if such claims are without merit;

•	The effects of competition on our product and to price, market and sell our product;

•	Our ability to achieve favorable pricing for our product with third party material suppliers;

•	Our ability to accurately estimate anticipated expenses, capital requirements and needs for additional financing;

•	Our ability to accurately estimate the timing, cost or other aspects of the commercialization of our product candidates;

•	Actions by third parties to either sell or purchase our Common Stock in quantities that would have a significant effect on our stock price;

•	Risks generally associated with development stage companies;

•	Current and future economic and political conditions;

•	The impact of changes in accounting rules on our financial statements; and

•	Other assumptions described in this prospectus.

The forward-looking statements in this prospectus speak only as of the date of this prospectus and you should not place undue reliance on any forward-looking statements. Forward-looking statements are subject to certain events, risks, and uncertainties that may be outside of our control. When considering forward-looking statements, you should carefully review the risks, uncertainties and other cautionary statements in this prospectus as they identify certain important factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our securities. The statements contained in this prospectus include forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. The risks set forth below are not the only risks facing us. Additional risks and uncertainties may exist that could also adversely affect our business, prospects or operations. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our Common Stock could decline, and you may lose all or a significant part of your investment.

Risks Relating to this Offering and our Reverse Stock-Split

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The assumed public offering price of the shares of Common Stock is substantially higher than the pro forma net tangible book value per share of our outstanding shares of Common Stock. As a result, investors in this offering will incur immediate dilution of $[•] per share based on the assumed public offering price of $[•] per share, which is based on the last reported sales price of our Common Stock of $[•] on [•], 2025 (after giving effect to the Reverse Stock Split). Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering to provide funding for the following purposes: approximately [•] of the proceeds will be used for sales, general and administrative costs, approximately [•] of the proceeds will be used for production and inventory, and the remaining approximately [•] of the proceeds will be used for marketing. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our securities.

Even if the Reverse Stock Split of our Common Stock currently achieves the requisite increase in the market price of our Common Stock for listing of our Common Stock, we cannot assure you that the market price of our Common Stock will remain high enough for the Reverse Stock Split to have the intended effect of complying with minimum bid price requirement for continued listing.

Even if the Reverse Stock Split achieves the requisite increase in the market price of our Common Stock to be in compliance with the minimum bid price requirement of NYSE American, there can be no assurance that the market price of our Common Stock following the Reverse Stock Split and closing of this offering will remain at a price per share sufficient to meet the continued listing standards on the NYSE American. Maintaining a low price per share for a substantial period will result in a notice from the NYSE American requiring the Company to complete the Reverse Stock Split or be subject to delisting if not completed in a reasonable time. It is not uncommon for the market price of a company’s Common Stock to decline in the period following a Reverse Stock Split. If the market price of our Common Stock declines following the effectuation of the Reverse Stock Split, the percentage decline may be greater than would occur in the absence of a Reverse Stock Split. In any event, other factors unrelated to the number of shares of our Common Stock outstanding, such as negative financial or operational results, could adversely affect the market price of our Common Stock and jeopardize our ability to meet or maintain the NYSE American’s minimum trading price requirement.

Subject to the requirements of controlled company status, there can be no assurance that we will be able to comply with continued listing standards, a failure of which could result in a delisting of our Common Stock.

The Company is a controlled company, because more than 50% of the voting rights are vested in one person, Theodore Ralston, our Chairman of the Board and an executive officer. Accordingly, the Company will have reduced listing standards until such time as it is no longer a controlled company. In conjunction with this offering, we intend to apply to list our Common Stock on NYSE American. Prior to the consummation of this offering, our Common Stock was quoted on OTC Pink. There is no assurance that our Common Stock will be listed or be able to continue to comply with the applicable listing standards. Should our Common Stock be listed on NYSE American, to maintain that listing, NYSE American requires that the trading price of a company’s listed stock on NYSE American remain above one dollar in order for such stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting from NYSE American. In addition, to maintain a listing on NYSE American, we must satisfy minimum financial and standards, including minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

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The Reverse Stock Split may decrease the liquidity of the shares of our Common Stock.

The liquidity of the shares of our Common Stock may be affected adversely by the Reverse Stock Split given the reduced number of shares that will be outstanding following the Reverse Stock Split, especially if the market price of our Common Stock does not increase as a result of the Reverse Stock Split. In addition, the Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares of Common Stock and greater difficulty effecting such sales.

Following the Reverse Stock Split, the resulting market price of our Common Stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Stock may not improve.

Although we believe that a higher market price of our Common Stock may help generate greater or broader investor interest, there can be no assurance that the Reverse Stock Split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve.

As a result of the timing of the Reverse Stock Split, uplist to NYSE American and pricing of this offering, potential investors will not have an opportunity to check the actual post-split market price before confirming their purchases in this offering.

We plan to file an amendment to our articles of incorporation, as amended, to effect the Reverse Stock Split following the SEC declaring the registration statement of which this prospectus forms a part effective and prior to closing of this offering. Because such Reverse Stock Split will occur following the SEC declaring such registration statement effective and concurrently with the pricing of this offering, potential investors will not be able to check the actual post-split market price of our Common Stock on NYSE American before confirming purchases in the offering.

Risks Relating to our Common Stock and Securities

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future, and as a result, investors in our Common Stock could incur substantial losses.

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future. We may incur rapid and substantial decreases in our stock price in the foreseeable future that are unrelated to our operating performance or prospects. The market price for our Common Stock may be influenced by many factors, including the following:

●	investor reaction to our business strategy;

●	the success of competitive products or technologies;

●	regulatory or legal developments in the United States, especially changes in laws or regulations applicable to our product;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	our ability or inability to raise additional capital and the terms on which we raise it;

●	declines in the market prices of stocks generally;

●	our public disclosure of the terms of any financing which we consummate in the future;

●	an announcement that we have effected the Reverse Stock Split;

●	our failure to become profitable;

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●	our failure to raise working capital;

●	cancellation of key contracts;

●	our failure to meet financial forecasts we publicly disclose;

●	trading volume of our Common Stock;

●	sales of our Common Stock by us or our stockholders; and

●	general economic, industry and market conditions.

These broad market and industry factors may seriously harm the market price of our Common Stock, regardless of our operating performance. Since the stock price of our Common Stock has fluctuated in the past, has been recently volatile and may be volatile in the future, investors in our Common Stock could incur substantial losses. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects. There can be no guarantee that our stock price will remain at current prices or that future sales of our Common Stock will not be at prices lower than those sold to investors.

Additionally, recently, securities of certain companies have experienced significant and extreme volatility in stock price due short sellers of shares of Common Stock, known as a “short squeeze.” These short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those stocks have abated. While we have no reason to believe our shares would be the target of a short squeeze, there can be no assurance that we won’t be in the future, and you may lose a significant portion or all of your investment if you purchase our shares at a rate that is significantly disconnected from our underlying value.

Market prices for our Common Stock will be influenced by a number of factors, including:

●	the issuance of new equity securities of the Company pursuant to a future offering, including issuances of preferred stock;

●	the introduction of new products or services by us or our nearest market competitor;

●	changes in interest rates;

●

competitive developments, including announcements by our nearest market competitor of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	variations in our quarterly operating results;

●	change in financial estimates by securities analysts;

●	a limited amount of news and analyst coverage for our Company;

●	the depth and liquidity of the market for our shares of Common Stock;

●	sales of large blocks of our Common Stock, including sales by our major stockholders, any executive officers or directors appointed in the future, or by other significant stockholders;

●	investor perceptions of our Company; and

●	market price fluctuations may negatively affect the ability of investors to sell our shares at consistent prices.

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Offers or availability for sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

Sales of large blocks of our Common Stock could depress the price of our Common Stock. The existence of these shares and shares of Common Stock that may be issuable upon conversion or exercise, as applicable, of outstanding shares of convertible preferred stock, warrants and options create a circumstance commonly referred to as an “overhang” which can act as a depressant to our Common Stock price. The existence of an overhang, whether or not sales have occurred or are occurring, also could make our ability to raise additional financing through the sale of equity or equity-linked securities more difficult in the future at a time and price that we deem reasonable or appropriate. If our existing stockholders and investors seek to convert or exercise such securities or sell a substantial number of shares of our Common Stock, such selling efforts may cause significant declines in the market price of our Common Stock. In addition, the shares of our Common Stock in the offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”). As a result, a substantial number of shares of our Common Stock may be sold in the public market following this offering. If there are significantly more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered Common Stock and sellers remain willing to sell our Common Stock.

Risks Relating to Our Business

The report of the independent registered public accounting firm on our 2024 and 2023 financial statements contains a going concern qualification.

Our consolidated financial statements for 2024 and 2023 are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred losses since inception and has been dependent on related parties to fund operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources, would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of increasing its revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations.

The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s Common Stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights.

We are controlled by one principal stockholder who serves as our Chairman of the Board and our executive officer.

As of the date of this prospectus, Mr. Theodore Ralston holds 1,364,141 shares of the Series A Preferred Stock. Each share of the Series A Preferred Stock is entitled to vote 1,000 votes per share, and as such Mr. Ralston controls approximately 81.4% of the vote prior to the consummation of the offering, or 81.2% of the vote immediately following the consummation of the offering, assuming no exercise of the over-allotment option ([•]% of the vote immediately following the consummation of the offering, assuming full exercise of the over-allotment option), and the ability to control all other matters requiring the approval of our stockholders, including the election of all of our directors and the approval of the Reverse Stock Split.

If we are unable to expand our base of customers, our future growth and operating results could be adversely affected.

We have committed and continue to commit resources to the expansion and increased marketing of our CitroTech™ product. If we are unable to market and sell our product to new customers, our ability to grow revenue and achieve profitability could be negatively impacted.

If we are unable to expand our base of materials suppliers, our future growth and operating results could be adversely affected.

We currently compound our product in house with materials supplied from manufacturers. There are no contracts in place with the suppliers. We have committed resources to expanding our supplier base. If we are unable to obtain additional sources for our materials, it could limit our ability to grow revenue and achieve profitability.

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Various factors outside our direct control may adversely affect suppliers and distribution of our product.

Changes that our suppliers may make outside the purview of our direct control can have an impact on our processes, quality of our product, and the successful delivery of our product to our customers. Mistakes and mishandling are not uncommon and can affect supply and delivery. Some of these risks include:

●	compliance with the required regulatory standards;

●	transportation risk;

●	the cost and availability of components and supplies;

●	delays in analytical results or failure of analytical techniques that we will depend on for quality control and release of product; and

●	natural disasters, labor disputes, financial distress, raw material availability, issues with facilities and equipment, or other forms of disruption to business operations affecting our suppliers.

If any of these risks were to materialize, our ability to provide our product to customers on a timely basis would be adversely impacted.

We are subject to the seasonality of wildfires that may occur and acts of God that are inconsistent and unpredictable.

Our business is highly dependent on the needs of commercial property owners, residential homeowners and government agencies to suppress fires. As such, our financial condition and results of operations are significantly impacted by weather as well as environmental and other factors affecting climate change, which impact the number and severity of fires in any given year. Historically, sales of our product have been higher in the summer season of each calendar year due to weather patterns which we believe are generally correlated to a higher prevalence of wildfires; however, one example of an exception to this seasonality is the wildfires in Los Angeles, California during January 2025.

We rely exclusively on the skills and expertise of a four-person management team in conducting our business, who does not devote all of their time to managing the Company, and none of our executive officers are full-time employees, which may impede our ability to carry on our business.

We are relying exclusively on the skills and expertise of a four-person management team in conducting our business: Thedore Ralston, our Chief Executive officer and Chairman of the Board of Directors, Nanuk Warman, our Chief Financial Officer, Stephen Conboy, who is our Chief Technology Officer and Anthony Newton, who is our General Counsel. Our President, Chief Executive officer, Chief Financial Officer, Chief Technology Officer, General Counsel and Chairman of the Board of Directors do not devote all of their time to managing the Company. None of our executive officers are full-time employees, which may impede our ability to carry out our business. The lack of full-time employees among our executive officers may very well prevent the Company’s operations from being efficient, and may impair the business progress and growth, which is a risk to any investor. Our lack of full-time management may be an impediment to our business development. Without full-time officers, we may not have sufficient devoted time and effort to our commercialization efforts, or efforts to find and raise additional capital, or manage our business, which could impair our ability to succeed in our business plan and could cause investment in our Company to lose value.

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Since we have a limited operating history, it is difficult for potential investors to evaluate our business.

Our limited operating history makes it difficult for potential investors to evaluate our business or prospective operations. Since our formation in March of 1990, we have not generated enough revenues to exceed our expenses. MFB California acquired MFB Ohio and its portfolio of intellectual property in April 2022 and entered the fire retardant and fire suppression industry as of that date. As a result, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications, and delays inherent in new business lines. Investors should evaluate an investment in us in light of the uncertainties encountered by developing companies in a competitive environment. Our business is dependent upon the implementation of our business plan. We may not be successful in implementing such a plan and cannot guarantee that, if implemented, we will ultimately be able to attain profitability.

We do not currently have sufficient cash flow to maintain our business.

We do not currently have enough cash flow to operate our business. Without the proceeds from this offering, the Company anticipates that it existing cash will support its operations for two years. We expect our existing cash together with proceeds from this offering will enable us to fund our operating expenses through and capital expenditure requirements for five years from the date of this prospectus. We anticipate being cash-flow positive by the end of calendar year 2025. We believe we will achieve cash-flow positive by the end of calendar year 2025, because (i) we anticipate that our monthly sales, general and administrative expense will be less than $150,000 per month during calendar year 2025, and (ii) during the first quarter of 2025, our product orders increased to, on average, more than $100,000 per week. Based on the assumption that product orders will continue at that rate through at least May 2025, we believe that we will be cash-flow positive for the entire calendar year 2025. We believe, however, that due to the effect of the wildfires in Los Angeles during January 2025, and the more common wildfire season during the summer months that our product orders will continue at the current rate throughout the calendar year 2025. We do not anticipate a material increase to our sales, general and administrative expenses during 2025. We believe that the proceeds from this offering will also enable us to expand sales and business development efforts to further increase product orders subsequent to calendar year 2025. Therefore, the Company does not anticipate being dependent upon additional capital in the form of either debt or equity to continue our operations and expand our product to new markets.

Increased operating costs and obstacles to cost recovery due to the pricing and cancelation terms of our raw materials and support services contracts may constrain our ability to make a profit.

Our profitability can be adversely affected to the extent we are faced with cost increases for raw materials, wages, or other labor-related expenses, especially when we cannot recover such increased costs through increases in the prices for our product and services. In some cases, we will have to absorb any cost increases, which may adversely impact our operating results.

If we do not have sufficient product liability insurance, we may be subject to claims that are in excess of our net worth.

The Company currently has product liability insurance. However, in the event of major claims from the use of our product, it is possible that our product liability insurance will not be sufficient to cover claims against us. We cannot assure you that we will not face liability arising out of the use of our product which is significantly in excess of the limits of our product liability insurance. In such event, if we do not have the funds or access to the funds necessary to satisfy such liability, we may be unable to continue in business.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition, or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints, and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

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At present, management has identified a material weakness due to lack of segregation of duties. The lack of segregation of duties existed as a result of the Company having none of its executives being full-time employees. Management plans to add additional resources, technology and headcount as warranted by the growth of the Company. Management is in the process of putting proper policies and procedures in place to ensure proper documentation is established and maintained for transactions that the Company enters into. While we believe these efforts will improve our internal controls and address the underlying causes of the material weakness, such material weakness will not be remediated until our remediation plan has been fully implemented and we have concluded that our controls are operating effectively for a sufficient period of time. We cannot be certain that the steps we are taking will be sufficient to remediate the control deficiencies that led to our material weakness in our internal control over financial reporting or prevent future material weaknesses or control deficiencies from occurring. While we are working to remediate the material weakness as timely and efficiently as possible, at this time we cannot provide an estimate of costs expected to be incurred in connection with the implementation of this remediation plan, nor can we provide an estimate of the time it will take to complete this remediation plan. Even if management does establish effective remedial measures, we cannot guarantee that those internal controls and disclosure controls that we put in place will prevent all possible errors, mistakes, or all fraud.

Risks Relating to MFB

Changes in consumer preferences or discretionary consumer spending could harm our performance.

The success of our business depends, in part, upon the continued popularity of our product, and shifts in these consumer preferences could negatively affect our future profitability.

Negative publicity over certain environmental products may adversely affect demand for our product and could result in a decrease in our revenues, which could materially harm our business. Additionally, our success depends, in part, on a builder preference for our product and, to an extent, on numerous factors affecting operational budgeting, including economic conditions and customer confidence.

A decline in operational budgeting or economic conditions could reduce guest traffic or impose practical limits on pricing, either of which could harm our business, financial condition, operating results, or cash flow.

We may become subject to potential claims for product liability.

Our business could expose us to claims for personal injury from contamination of our product. We believe that our product’s quality is carefully monitored through regular product testing, but we may be subject to liability as a result of customer or distributor misuse or storage. The Company maintains product liability insurance against certain types of claims in amounts which it believes to be adequate. The Company also maintains an umbrella insurance policy that it considers to be sufficient to cover claims made above its product liability insurance limits. Although no claims have been made against the Company or its distributors to date and the Company believes its current level of insurance to be adequate for its current business operations, it is possible that such claims will arise in the future, and the Company’s policies may not be sufficient to pay for such claims.

Increases in prices of commodities needed to manufacture our product could adversely affect profitability.

The ingredients and materials needed to manufacture and package our product are subject to the commodities markets’ normal price fluctuations. Any increase in the price of those ingredients and materials that cannot be passed along to the consumer will adversely affect our profitability. Any prolonged or permanent increase in the cost of the raw ingredients to manufacture our product may in the long term make it more difficult for us to earn a profit.

Risks Related to Regulatory and Legal Matters

Our product is provided to emergency services personnel and is intended to protect lives and property, so we are subject to heightened liability and reputational risks if our product fails to provide such protection as intended.

Our fire retardant product is provided to, among other customers, emergency services personnel and is intended to protect lives and property, so we are subject to heightened liability risks if our product fails to provide such protection. While our product is effective in retarding fires, there is no guarantee such product will be able to stop all fires due to their unpredictability and variation in size and/or speed in which a fire is burning. In addition, fires need to be fought with the cooperation and assistance of local fire authorities as well as the additional tools and resources that they bring. Therefore, while we recognize the importance of the role our product plays in these critical efforts, our product is not the only factor in fighting fires and therefore we cannot guarantee that our product will always be able to protect life and property. Any failure to do so could have an adverse effect on our business.

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We manufacture a product used to extinguishes fires and prevents fires from starting. The product we manufacture may be used in applications and situations that involve high levels of risk of personal injury. Failure to use our product for its intended purpose, failure to use our product properly or the malfunction of our product could result in serious bodily injury or death of the user. In such cases, we may be subject to product liability claims arising from the design, manufacture or sale of our product. If these claims are decided against us, and we are found to be liable, we may be required to pay substantial damages, and our insurance costs may increase significantly as a result. We cannot assure you that our indemnity and insurance coverage would be sufficient to cover the payment of any potential claim. In addition, we cannot assure you that this or any other indemnity or insurance coverage will continue to be available or, if available, that we will be able to obtain insurance at a reasonable cost. Any material uninsured loss could have a material adverse effect on our business, financial condition and results of operations.

Our product is subject to extensive government scrutiny and regulations, including the EPA. There can be no assurance that such regulations will not change and that our product will continue to be approved for usage.

We are subject to regulations by federal government authorities. We need to pass the EPA audit process every three years, which is a rigorous process that requires the product passing several tests and standards, including toxicity, corrosion and stability. We are also subject to ongoing reviews of our product, manufacturing processes and facilities by government authorities, and such agencies may at times be involved in challenges by outside groups, and as a result, the Company may be required to produce product data and comply with detailed regulatory requirements.

The Frank R. Lautenberg Chemical Safety for the 21st Century Act modified the Toxic Control Substances Act (“TSCA”), by requiring the EPA, to prioritize and evaluate the environmental and health risks of existing chemicals and provided the EPA with greater authority to regulate chemicals posing unreasonable risks. According to this statute, the EPA is required to make an affirmative finding that a new chemical will not pose an unreasonable risk before such chemical can go into production. These laws and regulations increase the complexity and costs of transporting our product to our customers. Further changes to these and similar regulations could restrict our ability to expand, build or acquire new facilities, require us to acquire costly control equipment, cause us to incur expenses associated with remediation of contamination, cause us to modify our manufacturing or shipping processes or otherwise increase our cost of doing business and have a negative impact on our business, financial condition and results of operations. In addition, the adoption of new laws, rules or regulations related to climate change poses risks that could harm our results of operations or affect the way we conduct our businesses. For example, new or modified regulations could require us to make substantial expenditures to enhance our environmental compliance efforts. New or stricter laws and regulations may be introduced that could result in additional compliance costs and prevent or inhibit the development, manufacture, distribution and sale of our product. Such outcomes could adversely impact our business, financial condition and results of operations.

Our product or facilities could have environmental impacts and side effects.

If the product we sell does not have the intended effects, our business may suffer and it may be subject to product liability or other legal actions. Our product contains innovative combinations of materials. We have received third-party testing demonstrating the reduced toxicity and flammability of our product, however, this is limited in scope and therefore, does not present all the potential side effects and/or the product’s interaction with animal biochemistry. In a UL GreenGuard Certification Program Profile Study Test Report dated June 21, 2022, UL determined that our product contained less than 0.001 parts per million of formaldehyde and total aldehydes. As a result, while our product could have minimal impact on the environment, the scope of that impact is currently unknown.

Legal and regulatory claims, investigations and proceedings may be initiated against us in the ordinary course of business. The outcomes and the amounts of any damages awarded, or fines or penalties assessed, cannot be predicted, and could have a material adverse effect on our reputation as well as our business, financial condition and results of operations.

We may be the subject of litigation by customers, suppliers and other third parties. A significant judgment against us, the loss of a significant permit, license or other approval, or a significant fine, penalty or contractual dispute could have a material adverse effect on our business, financial condition and results of operations. Litigation is expensive, time consuming and may divert management’s attention away from the operation of the business. The outcome of litigation can never be predicted with certainty and an adverse outcome in any of these matters could have a material adverse effect on our reputation as well as our business, financial condition and results of operations.

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Risks Relating to Our Indebtedness

We are highly leveraged.

As of March 31, 2025, our outstanding indebtedness was $6,509,371. This indebtedness includes: (i) principal amount of $3,371,000 ($541,905, net of discount of $2,829,095) incurred in connection with convertible notes issued during July 2024 to February 2025; (ii) a $2,576,693 ($783,456, net of discount of $1,793,237) convertible note issued to related parties; (iii) $31,206 was for accrued interest related parties; and (iv) $530,472 recorded as accounts payable.

The material terms of the convertible notes issued during July 2024 to February 2025, giving effect to the Reverse Stock Split are: (i) a 12-month maturity; (ii) 10% interest per annum, capitalized on the maturity date; (iii) conversion rights in the amount of the principal, divided by a fixed conversion rate of 2.40; and (iv) warrant coverage at the rate of 0.20834 shares of Common Stock for each dollar of principal, at an exercise price of $3.00 per share.

The convertible note to a related party was issued on December 31, 2024, in exchange for amounts due to TC Special Investments, LLC and the sole owner of TC Special Investments LLC, Mr. Theodore Ralston.  The material terms of this convertible note, giving effect to the Reverse Stock Split are: (i) a 12-month maturity; (ii) 10% interest per annum; and (iii) conversion rights assuming a conversion rate of 2.16. The convertible note to a related party was issued in February 2025 to BoltRock Holding LLC.  The material terms of this convertible note, giving effect to the Reverse Stock Split are: (i) a 12-month maturity; (ii) 10% interest per annum, capitalized on the maturity date; (iii) conversion rights in the amount of the principal, divided by a fixed conversion rate of 2.40; and (iv) warrant coverage at the rate of 0.20834 shares of Common Stock for each dollar of principal, at an exercise price of $3.00 per share.

Our leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industries, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations. This degree of leverage could have significant consequences, including:

●

requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest our indebtedness, thereby reducing our ability to use our cash flow to fund our operations, capital expenditures, and future business opportunities;

●	limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions, and general corporate or other purposes; and

●	limiting our ability to adjust to changing market conditions and placing us at a disadvantage compared to our nearest market competitor.

We could incur additional indebtedness in the future. If new indebtedness is added to our current debt levels, the related risks we now face could increase.

If due to such a deterioration in our financial performance, our cash flows and capital resources were to be insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In addition, if we were required to raise additional capital in the current financial markets, the terms of such financing, if available, could result in higher costs and greater restrictions on our business. If we were to need to refinance our existing indebtedness, the conditions in the financial markets at that time could make it difficult to refinance our existing indebtedness on acceptable terms or at all. If such alternative measures proved unsuccessful, we could face substantial liquidity problems.

General Business Risks

We will be increasingly dependent on information technology, and our systems and infrastructure face certain risks, including cybersecurity and data leakage risks.

Significant disruptions to our information technology systems or breaches of information security could adversely affect our business. In the ordinary course of business, we will collect, store and transmit confidential information, and it is critical that we do so in a secure manner to maintain the confidentiality and integrity of such information. The size and complexity of our information technology systems, and those of third-party vendors, make such systems potentially vulnerable to service interruptions and security breaches from inadvertent or intentional actions by our employees, partners or vendors. These systems are also vulnerable to attacks by malicious third parties and may be susceptible to intentional or accidental physical damage to the infrastructure maintained by us or by third parties. Maintaining the secrecy of confidential, proprietary and/or trade secret information is important to our competitive business position. While we have taken steps to protect such information and have invested in systems and infrastructures to do so, including [●], there can be no guarantee that our efforts will prevent service interruptions or security breaches in our systems or the unauthorized or inadvertent wrongful use or disclosure of confidential information that could adversely affect our business operations or result in the loss, dissemination or misuse of critical or sensitive information. The increasing sophistication and frequency of cybersecurity threats, including targeted data breaches, ransomware attacks designed to encrypt our data for ransom and other malicious cyber activities, pose a significant risk to the integrity and confidentiality of our data systems. A breach of our security measures or the accidental loss, inadvertent disclosure, unapproved dissemination, misappropriation or misuse of trade secrets, proprietary information or other confidential information, whether as a result of theft, hacking, fraud, trickery or other forms of deception, or for any other cause, could enable others to produce competing products, use our proprietary technology or information, and/or adversely affect our business position. Further, any such interruption, security breach, loss or disclosure of confidential information could result in financial, legal, business and reputational harm to us and could have a material adverse effect on our business, financial position, results of operations and/or cash flow.

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We could become subject to litigation that could be costly, result in the diversion of management’s time and efforts, require us to pay damages, and/or prevent us from developing or marketing our existing product or future products.

Our commercial success will depend in part on not having any adverse environmental claims, whether relating to product failure, violating the rights of third parties or violating applicable law. Any litigation or claim against us, even those without merit, may cause us to incur substantial costs, and could place a significant strain on our financial resources, divert the attention of management from our core business, and harm our reputation. Further, as the number of participants in the environmental industry grows, the possibility of claims against us increases. If we are found to violate applicable law or the rights of third parties, we could be required to pay substantial damages, including treble, or triple, damages if an infringement is found to be willful, and/or royalties and could be prevented from selling our product.

We could become subject to patent litigation that could be costly, result in the diversion of management’s time and efforts, require us to pay damages, and/or prevent us from developing or marketing our existing product or future products.

Our commercial success will depend in part on not infringing the patents or violating the other proprietary rights of third parties. Any litigation or claim against us, even those without merit, may cause us to incur substantial costs, and could place a significant strain on our financial resources, divert the attention of management from our core business, and harm our reputation. Further, as the number of participants in the environmental industry grows, the possibility of intellectual property infringement claims against us increases. If we are found to infringe the intellectual property rights of third parties, we could be required to pay substantial damages, including treble, or triple, damages if an infringement is found to be willful, and/or royalties and could be prevented from selling our product unless we obtain a license or are able to redesign our product to avoid infringement. Any such license may not be available on reasonable terms, if at all, and there can be no assurance that we would be able to redesign our product in a way that would not infringe the intellectual property rights of others. If we fail to obtain any required licenses or make any necessary changes to our product or technologies, we may have to withdraw our existing product from the market or may be unable to commercialize one or more of our future products, all of which could have a material adverse effect on our business, results of operations, and financial condition. If passed into law, patent reform legislation currently pending in the U.S. Congress could significantly change the risks associated with bringing or defending a patent infringement lawsuit. For example, fee shifting legislation could require a non-prevailing party to pay the attorney fees of the prevailing party in some circumstances.

Our operating results and stock price may be volatile, and the market price of our Common Stock after this offering may drop below the price you pay.

Our quarterly operating results are likely to fluctuate in the future. In addition, securities markets worldwide have experienced, and are likely to continue to experience, significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could subject the market price of our shares to wide price fluctuations regardless of our operating performance. Our operating results and the trading price of our shares may fluctuate in response to various factors, including:

●	market conditions in our industry or the broader stock market;

●	actual or anticipated fluctuations in our quarterly financial and operating results;

●	issuance of new or changed securities analysts’ reports or recommendations;

●	sales, or anticipated sales, of large blocks of our stock;

●	additions or departures of key personnel;

●	regulatory or political developments;

●	litigation, litigation-related indemnification and governmental investigations;

●	investors’ perception of us;

●	events beyond our control, such as weather and war; and

●	any default on our indebtedness.

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These and other factors, many of which are beyond our control, may cause our operating results and the market price and demand for our shares to fluctuate substantially. Fluctuations in our quarterly operating results could limit or prevent investors from readily selling their shares and may otherwise negatively affect the market price and liquidity of our shares. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management away from our business, which could significantly harm our profitability and reputation.

The availability of shares for sale in the future could reduce the market price of our Common Stock.

In the future, we may issue securities to raise cash for acquisitions or otherwise. We may also acquire interests in other companies by using a combination of cash and Common Stock or just Common Stock. We may also issue securities convertible into our Common Stock. Any of these events may dilute your ownership interest in our Company and adversely impact our Common Stock’s price.

Also, sales of a substantial amount of our Common Stock in the public market or the perception that these sales may occur could reduce our Common Stock’s market price and impair our ability to raise additional capital through the sale of our securities.

Our corporate organizational documents and provisions of state law to which we are subject will contain certain provisions that could have an anti-takeover effect and may delay, make more difficult, or prevent an attempted acquisition that you may favor or an attempted replacement of our board of directors or management.

In connection with this offering, we will amend and restate our Articles of Incorporation and Bylaws, and following completion of this offering, our Board of Directors will be divided into three classes of directors, with the classes as nearly equal in number as possible. Our governing documents will have anti-takeover effects and may delay, discourage, or prevent an attempted acquisition or change of control or a replacement of our incumbent board of directors or management. Our governing documents will include provisions that:

●

authorize our board of directors, without further action by the stockholders, to issue up to 30,000,0000 shares of Preferred Stock in one or more series, and with respect to each series, to fix the number of shares constituting that series, the powers, rights, and preferences of the shares of that series, and the qualifications, limitations and restrictions of that series;

●

specify that special meetings of our stockholders can be called only by our Board of Directors, the chairman of our Board of Directors, our president, or holders of a majority of the total voting power of all outstanding shares of our capital stock;

●	provide that our Bylaws may be amended by our board of directors without stockholder approval;
●

provide that no director may be removed when the votes cast against removal would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast;

●

provide that the Board of Directors is divided into three classes. The members of each class are elected for a term of three years and only one class of directors is elected annually. Thus, it would generally take at least two annual elections to replace a majority of the board of directors;

●

provide that vacancies on our board of directors or newly created directorships resulting from an increase in the number of our directors may be filled only by a vote of a majority of directors then in office, or, if the number of directors then in office is less than a quorum, by (1) the unanimous written consent of the directors then in office, (2) the affirmative vote of a majority of the directors then in office, or (3) a sole remaining director;

●

provide that, subject to the express rights, if any, of the holders of any series of preferred stock, any amendment, modification, or repeal of, or the adoption of any new or additional provision, inconsistent with our Articles of Incorporation provisions relating to the removal of directors and the vote of our stockholders required to amend our Bylaws, requires the affirmative vote of the holders of majority of the voting power of our capital stock entitled to vote generally in the election of directors;

●

provide that the stockholders may amend, modify, or repeal our Bylaws, or adopt new or additional provisions of our Bylaws, only with the affirmative vote of majority of the voting power of our capital stock entitled to vote generally; and

●	establish advance notice procedures for stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a stockholders meeting.

In addition, certain provisions of Wyoming law, including a provision which restricts certain business combinations between a Wyoming corporation and certain affiliated shareholders, may delay, discourage, or prevent an attempted acquisition or change in control.

The indemnification provisions in our Articles of Incorporation and bylaws under Wyoming law may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers, and employees.

As permitted by Wyoming law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of us, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. We may also have contractual indemnification obligations under our agreements with our directors, officers, and employees. These indemnification obligations could result in our Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers, and employees that we may not recoup.

Pursuant to the laws of the State of Wyoming, our Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of the Wyoming Business Corporation Act, or any transaction from which a director receives an improper personal benefit.

This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Wyoming, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We are classified as a “smaller reporting company,” and we cannot be sure if the reduced disclosure requirements applicable to smaller reporting companies will make our Common Stock less attractive to investors.

We are currently a “smaller reporting company.” Specifically, smaller reporting companies may provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting, and have certain other decreased disclosure obligations in their SEC filings. Reduced disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

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Because directors and officers currently and for the foreseeable future will continue to control the Company, you will not likely be able to elect directors or have any say in the Company’s policies.

Our stockholders are not entitled to cumulative voting rights. Consequently, a majority vote will decide the election of directors and all other matters requiring stockholder approval. As long as the Series A Preferred Stock is outstanding, the preferred stock will have voting rights representing 1,000 votes for each share of Series A Preferred Stock issued and outstanding. Theodore Ralston, who is our President, Chief Executive officer and Chairman of the Board of Directors, holds 1,364,141 shares of our Series A Preferred Stock and has voting control of the Company. Mr. Theodore Ralston holds 1,364,141 shares of the Series A Preferred Stock, and as such Mr. Ralston controls approximately 81.4% of the vote prior to the consummation of the offering and the ability to control all other matters requiring the approval of our stockholders, including the election of all of our directors and the approval of the Reverse Stock Split.

We do not expect to pay dividends in the future; any return on investment may be limited to our Common Stock’s value.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition, and other business and economic factors affecting it at such time as the Board of Directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increase our capital base and development and marketing efforts.

There can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our Board of Directors. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

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Because our Company has anti-takeover mechanisms through the issuance of our Series A Preferred Stock, which votes with the Common Stock together as a single class, this preference could have a negative impact on other stockholders in voting on matters of the Company.

Our stockholders are not entitled to cumulative voting rights. Consequently, a majority vote will decide the election of directors and all other matters requiring stockholder approval. As long as the Series A Preferred Stock is outstanding, the preferred stock will have voting rights representing 1,000 votes for each share of Series A Preferred Stock issued and outstanding. Theodore Ralston, who is our President, Chief Executive officer and Chairman of the Board of Directors, controls a super-majority of the outstanding shares of our Series A Preferred Stock and will continue to have, voting control of the Company. Mr. Ralston has the ability to influence significantly all matters requiring approval by our stockholders. Mr. Ralston may have interests that differ from other stockholders, and they may vote in a way with which other stockholders disagree and either or both may be adverse in the future to the interests of other stockholders. The concentration of ownership of our voting securities may have the effect of delaying, preventing or deterring a change of control of our Company, could deprive our stockholders of an opportunity to receive a premium for their securities as part of a sale of our Company.

Our Series A Preferred Stock may lead to conflicts of interest and could negatively impact the price of our securities.

Except as otherwise required by law or by the Articles of Incorporation and except as set forth below, the outstanding shares of Series A Preferred Stock are entitled to vote together with the shares of Common Stock and other voting securities of the Company as a single class. Mr. Ralston, our President, Chief Executive officer and Chairman of the Board of Directors, owns 1,364,141 shares of our Series A Preferred Stock and will continue to have voting control of the Company and the ability to influence significantly all matters requiring approval by our stockholders. Mr. Ralston may have interests that differ from other stockholders, and may vote in a way with which other stockholders disagree and either or both may be adverse in the future to the interests of other stockholders. The concentration of ownership of our voting securities may have the effect of delaying, preventing or deterring a change of control of our Company, could deprive our stockholders of an opportunity to receive a premium for their securities as part of a sale of our Company, and consequently may affect the market price of our Common Stock. This concentration of ownership of our voting securities may also have the effect of influencing the completion of a change in control that may not necessarily be in the best interests of all of our stockholders. Also, the voting power of our Series A Preferred Stock means that Mr. Ralston will continue to control who is elected to serve on the Board of Directors, and other stockholders will have no say in the Company’s policies.

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USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $[•] million, based on an assumed public offering price of $[•] per share, which is based on the last reported sales price of our Common Stock of $[•] on [•], 2025, after giving effect to the Reverse Stock Split and after deducting underwriting fees and discounts and estimated offering expenses of approximately $[•] in the aggregate.

We intend to use the net proceeds of this offering substantially as follows:

(i)	Approximately $[•] to be used for general and administrative expenses;

(ii)	Approximately $[•] to be used for production and inventory; and

(iii)	The balance of approximately $[•] to be used for marketing.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will retain broad discretion over the allocation of the net proceeds from this offering. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

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DILUTION

If you invest in our Common Stock, your interest will be diluted to the extent of the difference between the assumed public offering price of $[•] per share, which is based on the last reported sales price of our Common Stock of $[•] on [•], 2025 (after giving effect to the Reverse Stock Split) that you pay and the pro forma as adjusted net tangible book value per share of our Common Stock after this offering. Net tangible book value per share is determined by dividing our total tangible assets less our total liabilities by the number of shares of Common Stock outstanding. Our historical net tangible book value as of March 31, 2025, was $454,138 or $0.01 per share, based on 52,378,201 shares of Common Stock outstanding as of March 31, 2025. The pro forma net tangible book value per share represents the amount of our total tangible assets as adjusted to take into account the Reverse Stock Split, (i) the issuance of 50,000 shares of Series C Convertible Preferred stock, and (ii) the conversion of 532,638 shares of Series C Convertible Preferred Stock into 1,775,460 shares of Common Stock prior to consummation of this offering. After giving effect to such transactions, our pro forma net tangible book value per share as of March 31, 2025 would have been approximately [•], or [•] per share.

Dilution represents the difference between the amount per share paid by new investors who purchase shares from us in this offering and the pro forma as adjusted net tangible book value per share of Common Stock immediately after completion of this Offering. After giving effect to the transactions referred to above and the sale of [•] shares of Common Stock in this offering at a assumed public offering price of $[•] per share, which is based on the last reported sales price of our Common Stock of $[•] on [•], 2025 (after giving effect to the Reverse Stock Split) and deducting the underwriting fees and discounts and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2025 would have been $([•]), or $([•]) per share. This represents an immediate increase in pro forma net tangible book value of $ [•] per share to existing stockholders, and an immediate dilution in pro forma net tangible book value of $ [•] per share to new investors purchasing shares in this offering. The table below illustrates this per share dilution as of March 31, 2025.

Assumed public offering price per ordinary share			$
Proforma net tangible book value per share of common stock before this offering as of March 31, 2025	$	[●]
Increase in pro forma net tangible book value per share of common stock attributable to purchasers in this offering			$
Pro forma as adjusted net tangible book value per share of common stock immediately after this offering			$
Dilution to pro forma as adjusted net tangible book value per share of common stock to purchasers in this offering			$

The dilution information discussed above is illustrative only and may change based on the actual public offering price and other terms of this offering.

A $1.00 increase (decrease) in the assumed public offering price of $       per share would increase (decrease) our pro forma, as adjusted net tangible book value per share after this offering and dilution per share to investors purchasing Common Stock in this offering by $      and $(     ), respectively, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriters exercise in full their option to purchase up to [•] shares of Common Stock to cover over-allotments, if any, the pro forma as adjusted net tangible book value per share after giving effect to this offering would be $          per share, representing an immediate increase (decrease) to existing stockholders of $          per share and immediate dilution to new investors participating in this offering of $         per share, assuming that the public offering price remains the same, after deducting underwriting discounts and estimated offering expenses payable by us.

The following table sets forth, on a pro forma as adjusted basis as of March 31, 2025, the number of shares of Common Stock purchased or to be purchased from us, the total consideration paid or to be paid and the average price per share paid or to be paid by existing holders of Common Stock and by new investors, at an assumed public offering price of $           per share, before deducting estimated offering expenses payable by us.

Average
	Shares Purchased		Total Consideration			Price Per Share
	Number	Percent	Amount		Percent
Existing affiliated stockholders	9,400,000	25.5%		$0	0.0%	$0
Purchasers in this offering
Total			$			$

If the underwriters exercise their option to purchase additional shares of Common Stock in full, the number of shares of Common Stock held by existing stockholders will be reduced to      % of the total number of shares of Common Stock to be outstanding after this offering, and the number of shares of Common Stock held by investors participating in this offering will be further increased to         % of the total number of shares of Common Stock to be outstanding after this offering, based on all of the assumptions described above in this section.

To the extent any outstanding securities are exercised or converted or to the extent that we issue new securities which result in the issuance of additional shares of Common Stock, new investors would experience further dilution.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and total capitalization as of March 31, 2025:

•	on an actual basis;

•

on a pro forma basis, after giving effect to: (i) the Reverse Stock Split; (ii) the issuance of 50,000 shares of Series C Convertible Preferred stock (after giving effect to the Reverse Stock Split); and (iii) the conversion of 532,638 shares of Series C Convertible Preferred Stock into 1,775,460 shares of Common Stock (after giving effect to the Reverse Stock Split); and

•

on a pro forma as adjusted basis to reflect the items set forth above and the sale of [•] shares of Common Stock by us in this offering at an assumed public offering price of $ [•] per share, after deducting estimated underwriting fees and discounts and estimated offering expenses payable by us.

	As of March 31, 2025
	Actual	Pro Forma (1)	Pro Forma as adjusted (1)
Cash	$3,740,336	$3,740,336	$
Capitalization:
Debt	5,947,693	5,947,693	5,947,693
Stockholders' Equity:
Series A Preferred Stock, par value $0.0001 per share, designated 10,000,000 shares; 10,000,000 shares issued and outstanding on an actual basis, and 1,666,667 shares issued and outstanding on a pro forma basis, and 1,666,667 shares issued and outstanding on a pro forma as adjusted basis	1,000	167	167
Series C Convertible Preferred Stock, par value $0.0001 per share, designated 10,000,000 shares; 2,450,138 shares issued and outstanding on an actual basis, and 1,967,500 shares issued and outstanding on a pro forma basis, and 1,967,500 shares issued and outstanding on a pro forma as adjusted basis	245	197	197
Common Stock par value $0.0001 per share, authorized 1,000,000,000 shares; 52,378,201 shares issued and outstanding on an actual basis, and 10,505,161 shares issued and outstanding on a pro forma basis, and _____ shares issued and outstanding on a pro forma as adjusted basis	5,238	1,051
Additional paid-in capital	91,353,955	92,459,023
Accumulated deficit	(87,268,792)	(88,368,792)	(88,368,792)
Total stockholders' equity	4,091,646	4,091,646
Total capitalization	$10,039,339	$10,039,339	$

(1) The pro forma information above is illustrative only and will be further adjusted based on the actual public offering price and other terms of this offering determined at pricing. The number of shares of Common Stock to be outstanding immediately after this offering is based on the issuance of [•] Common Shares in this offering.

You should read the foregoing table in connection with “Prospectus Summary — Summary Historical Financial Data,” “Use of Proceeds,” “Description of Securities,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and related notes.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions. See “Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors discussed in “Risk Factors” and elsewhere in this prospectus.

Overview

The Company was originally incorporated in Nevada on March 14, 1990. Our offices are located at 1740H Del Range Blvd, Suite 166, Cheyenne, Wyoming 82009. Our telephone number is (800) 401-4535, and our email address is welcome@generalenterpriseventures.com. Our websites are www.generalenterpriseventures.com and www.mightyfirebreaker.com. We do not incorporate the information on or accessible through our website into this Registration Statement, and you should not consider any information on, or that can be accessed through, our website a part of this Registration Statement.

We are an environmentally sustainable fire retardant and fire suppression company throughout the United States. Management is highly experienced at business integration and re-branding potential. Our brand will be unique as we focus on markets in need of development.

We operate one line of business, which is sales and services relating to the CitroTech flame retardant and flame suppression product. Since MFB Ohio acquired the MFP portfolio of intellectual property on April 13, 2022, MFB currently holds 33 granted patents and has 55 pending patent applications in and for the flame retardant and flame suppression industry. Our fire retardant and fire suppression product helps slow, stop and prevent wildfires. This product is typically applied ahead of an active wildfire to stop or slow its spread. Our product is differentiated by a high level of retardant and suppression effectiveness. While fire retardant is primarily used to stop or slow the spread of wildfires, our product is also utilized in a fire preventative capacity. Since the wildfires in Los Angeles, California during January 2025, western U.S. states are becoming diligent in wildfire prevention efforts and increasing investments to prevent wildfire risk.

Our management is comprised of four individuals: Theodore Ralston, who is our President, Chief Executive Officer and Chairman of the Board of Directors; Nanuk Warman, who is out Secretary and Chief Financial Officer; Stephen Conboy, who is our Chief Technology Officer; and Anthony Newton, who is our General Counsel. Mr. Ralston has approximately 85% of the voting power through his ownership of Series A Preferred Stock with super voting rights to control the vote on substantially all corporate matters.

Known Trends and Uncertainties

Growth in Fire Safety

We believe that fire safety benefits from several growth drivers, including increasing fire severity, as measured by higher acres burned, longer fire seasons and a growing urban component, resulting in a need for higher quantity of fire retardant and fire suppression use per acre, thereby increasing production. We believe these trends are prevalent in North America, as well as globally and we expect these trends to continue and drive growth in demand for fire retardant and fire suppression products.

We are working to grow our fire prevention and protection business, which is primarily focused on expanding use of ground-applications for long-term fire retardant. This growth includes use of ground assets in response to active fires (protection), as well as proactive treatments around critical infrastructure and known high-risk areas (prevention). Fire prevention products can be used to prevent fire ignitions and protect property from potential fire danger by providing proactive retardant treatment in high-risk areas such as residential neighborhoods and commercial infrastructure. Treating these areas ahead of the fire season can potentially stop ignitions from equipment failures or sparks. Although there is no certainty in wildfire defense, when our system is installed we fill it with our CitroTech product. Thereafter, we will conduct an annual inspection of the system to help ensure it is ready to defend against a wildfire. While there is no specific useful life for our product, if the system has not been deployed since the third anniversary of the initial installation, or three years following an annual inspection, in an abundance of caution we will remove and replace the CitroTech to increase its effectiveness. In addition, we suggest spraying CitroTech in areas surrounding the property that pose the greatest risk (at least twice during the months of June, July and August) to help reduce the risk posed by dry vegetation, patio covers, decks, garden bark, and fences.

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We have invested and intend to continue investing in the expansion of our fire retardant and fire suppression business through product development and business development to grow our customer base.

Weather Conditions and Climate Trends

Our business is highly dependent on the needs of residential homeowners and fire departments to prevent and suppress fires. As such, our financial condition and results of operations are significantly impacted by weather as well as environmental and other factors affecting climate change, which impact the number and severity of fires in any given year. Typically, sales of our product is higher during the summer months in the United States of America due to weather patterns that are generally correlated to a higher prevalence of wildfires. We believe, however, that due to the effect of the wildfires in Los Angeles, California during January 2025, and the more common wildfire season during the summer months that product orders will continue at the current rate throughout calendar year 2025.

Results of Operations

The Company is developing and commercializing their product lines. The Company has been focused historically on obtaining patents and various accreditations. To date, the Company does not have a large customer base, having relied heavily on a few customers, for the commercialization and testing of our CitroTech product and delivery system. The Company currently does not have an established retail product line nor recurring significant customer base. Therefore, period over period comparisons of our results of operations are not indicative of future results.

The following summary of our results of operations should be read in conjunction with our audited financial statements for the years ended December 31, 2024 and 2023, and our unaudited interim financial statements for the three month ended March 31, 2025 and 2024, which are included herein. The following summary of our results of operations gives effect for the Reverse Stock Split, where applicable.

Our results of operations for the three months ended March 31, 2025 and 2024 are summarized below:

	Three months ended
	March 31,
	2025	2024	Change	%
Revenue	$969,382	$433,018	$536,364	124%
Operating expenses	4,427,838	3,069,564	1,358,274	44%
Other expenses	7,444,948	883,164	6,561,784	743%
Net loss	$(10,903,404)	$(3,519,710)	$(7,383,694)	210%

Revenue

The Company’s revenue is associated with revenue from MFB Ohio which acquired intellectual property in relation to fire suppression in April 2022. During the three months ended March 31, 2025, the revenue increased $536,000 from the three months ended March 31, 2024, largely due to the adoption of our technology by the marketplace, including the sale of homebased wildfire defense systems, commercial and fire department chemical sales, and directly spraying residential properties due to the wildfire concerns.

Our revenues consisted of the following:

	Three months ended
	March 31,
	2025	2024
Products sale	$604,482	$433,018
Product installation service	364,900	-
	$969,382	$433,018

Product installation services commenced in the second quarter of 2024.

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Our revenues from significant customers for the three months ended March 31, 2025 and 2024, are as follows:

	Percentage of products sale		Percentage of installation service
	For three months Ended		For three months Ended
	March 31		March 31
	2025	2024	2025	2024
Customer A	-	28%	-	-
Customer B	-	26%	-	-
Customer C	-	9%	-	-
Customer D	-	36%	-	-
Customer E	11%	-	-	-
Customer G	4%	-	6%	-
Customer H	3%	-	8%	-
Total (as a group)	18%	99%	14%	-

Operating Expenses

	Three months ended
	March 31,
	2025	2024	Change	%
Cost of revenue	$652,260	$144,215	$508,045	352%
Amortization and depreciation	74,539	63,835	10,704	17%
General and administration	211,202	97,325	113,877	117%
Advertising and marketing	104,496	90,406	14,090	16%
Payroll and management compensation	638,423	25,000	613,423	2,454%
Professional fees	2,746,918	2,648,783	98,135	4%
Total operating expenses	$4,427,838	$3,069,564	$1,358,274	44%

The increase in operating expenses was primarily attributed to increases in cost of revenue and payroll and management compensation.

Cost of revenue

	Three months ended
	March 31,
	2025	2024
Cost of inventory	$516,443	$76,196
Freight and shipping	160	2,530
Consulting and advisory-related party	4,000	4,200
Royalty and sales commission-related party	91,290	43,146
Rent expense	40,367	18,143
Total cost of revenue	$652,260	$144,215

During the three months ended March 31, 2025, the cost of revenue increased over the three months ended March 31, 2024, primarily due to an increase in cost of inventory and royalty and sales commissions.

Cost of inventory consists of product costs, related supplies and direct testing of our CitroTech product and various components required to for installation of Mighty Fire Breaker proactive wildfire defense systems. Cost of inventory increased during the three months ended March 31, 2025, primarily due to an increase in product sales and supplies from increased sales.

Consulting and advisory services are related to a related party company for services related to product installations.

Freight and shipping relate to costs for shipping products to customers.

Royalty and sales commissions increased in the three months ended March 31, 2025 from more revenue. The Company recognizes an allocated portion of consulting and direct labor costs associated with our revenue as royalty and sales cost of revenue. Effective March 1, 2025, the Company entered into a Consulting Agreement with Mr. Conboy, pursuant to which the Company has the right, but not the obligation, at any time upon written notice to Mr. Conboy, to purchase the royalty from Mr. Conboy for the amount of $7,500,000.

Rent expenses are warehouse rent expenses. The increase in rent expense is because the Company leased commercial space for office, retail and warehousing from March 2024 under a one-year contract.

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Amortization and depreciation

Amortization and depreciation expenses are an amortization of patents and a depreciation of vehicle, and furniture and equipment.

General and administrative

General and administrative expenses are office, rent, travel, insurance, website, IT and other office related expenses. For the three months ended March 31, 2025, the Company incurred increased expenditures on our website and IT development and travel as well as general office and insurance expenses from expansion of operations.

Advertising and marketing

The increase in advertising and marketing during the three months ended March 31, 2025, over the three months ended March 31, 2024, is primarily due to an increase in expenses to support revenue growth.

Professional fees

The professional fees during the three months ended March 31, 2025, primarily included stock-based compensation of $2.1 million to a related party consultant (TC Special Investments, LLC (“TCSI”)) and various professional fee for accounting and audit related to SEC filing, legal on patents and other consulting services in 2025.  The professional fees during the three months ended March 31, 2024, primarily included stock-based management compensation of $1.4 million to advisors to our subsidiary MFB and stock-based compensation of $1.0 million to various consultants for IT service for software development, legal on patents and other consulting services in 2024.

TCSI’s consulting services to the Company include sales and business development, customer relationship management, strategy optimization, investor relations, underwriter interface, coordinating outside counsel and other business aspects at the request of the Board of Directors. In addition to TCSI, stock-based compensation was remitted to certain individuals with fire retardant and flame suppression industry experience, who provided guidance and insight to the Company’s management and Board of Directors with respect to the fire retardant and flame suppression industry, business development connections, and oversight during the testing and recognition processes.

Payroll and management compensation

During the three months ended March 31, 2025, management compensation primarily included stock-based management compensation of $410,000 to the management of a subsidiary and cash payments of $142,000 to our former CEO, and payroll to our employees of $76,203.

During the three months ended March 31, 2024, management compensation primarily included cash payment of $25,000 to our former CEO.

Other Expenses

For the three months ended March 31, 2025 and 2024, the other expenses consisted of $473,000 and $1,000 interest related to convertible notes payable issued in 2024, respectively, change in fair value of derivative liability related to convertible notes payable issued in 2024 of $805,000 and $0, respectively, financing expense of $6.2 million and $0, respectively, and loss on settlement of notes payable and convertible note issued in 2022 of $0 and $882,000, respectively.  Financing expense is 4 million warrants granted to a financial advisor in 2025.

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Net loss

The net loss for the three months ended March 31, 2025, increased by approximately $7.4 million as compared to the three months ended March 31, 2024 primarily due to the increase in operating expenses and other expense offset by the increase in revenue.

Our results of operations for the years ended December 31, 2024 and 2023 are summarized below:

	Years Ended
	December 31,
	2024	2023	Change	%
Revenue	$808,372	$520,645	$287,727	55%
Operating expenses	6,113,050	10,618,583	(4,505,533)	(42%)
Other (income) expenses	1,577,044	4,328	1,572,716	36338%
Net loss	$(6,881,722)	$(10,102,266)	$3,220,544	(32%)

Revenue

The Company’s revenue is associated with revenue from MFB Ohio which acquired intellectual property regarding fire suppression in April 2022. During the year ended December 31, 2024, the revenue increased $290,000 from the year ended December 31, 2023, largely due to the commercialization of our CitroTech product following entry into the EPA Partnership Agreement. After entering into the EPA Partnership Agreement and the granting of many of our patents, the Company commenced the commercialization of our CitroTech product through a few concentrated customers. We also sold product to customers who purchased our CitroTech product for internal usage and testing.

Our revenues consisted of the following:

	Years Ended
	December 31,
	2024	2023
Product sales	$626,389	$452,285
Product installation service	181,983	68,360
	$808,372	$520,645

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Our revenues from significant customers for the year ended December 31, 2024 and 2023, are as follows:

	Percentage of product sales		Percentage of installation service
	2024	2023	2024	2023
Customer A	19.6%	-	10.6%	-
Customer B	13.7%	-	-	-
Customer C	10.2%	-	0.1%	-
Customer D	19.5%	32.7%	-	-
Customer E	-	44.2%	-	-
Total (as a group)	63.0%	76.8%	10.8%	0.0%

Operating Expenses

	Years Ended
	December 31,
	2024	2023	Change	%
Cost of revenue	$655,499	$260,134	$395,365	152%
Amortization and depreciation	264,696	248,510	16,186	7%
General and administration	498,445	256,602	241,843	94%
Advertising and marketing	1,005,504	148,289	857,215	578%
Management compensation	75,000	180,000	(105,000)	(58%)
Professional fees	3,599,904	9,525,048	(5,925,144)	(62%)
Research and development	14,002	-	14,002	-
Total operating expenses	$6,113,050	$10,618,583	$(4,505,533)	(42%)

The decrease in operating expenses was primarily attributed to decreases in profession fees of $5.9 million, management compensation of $105,000, partially offset by increases in cost of revenue of approximately $395,000, advertising and marketing of approximately $857,000 and general and administrative expenses of approximately $242,000.

Cost of revenue

	Years Ended
	December 31,
	2024	2023	Change	%
Cost of inventory	$407,334	$101,978	$305,356	299%
Freight and shipping	9,321	14,494	(5,173)	(36%)
Consulting and advisory-related party	19,400	30,100	(10,700)	(36%)
Royalty and sales commission-related party	81,917	47,304	34,613	73%
Rent expense	137,527	66,258	71,269	108%
Total cost of revenue	$655,499	$260,134	$395,365	152%

During the year ended December 31, 2024, the cost of revenue increased over the year ended December 31, 2023, primarily due to an increase in cost of inventory and royalty and sales commissions.

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Cost of inventory consists of product costs, related supplies and direct testing our CitroTech product and various components required to for installation of Mighty Fire Breaker proactive wildfire defence systems. Cost of inventory increased during the year ended December 31, 2024, primarily due to an increase in product sales and supplies from increased sales.

Consulting and advisory services are related to a related party company for services related to product installations.

Freight and shipping relate to costs for shipping product to customers.

Royalty and sales commissions increased in the year ended December 31, 2024 from more revenue. The Company recognizes an allocated portion of consulting and direct labor costs associated with our revenue as royalty and sales cost of revenue.

Rent expenses are warehouse rent expenses. The increase in rent expense is because the Company leased commercial space for office, retail and warehousing from March 2024 under a one year contract.

Amortization and depreciation

Amortization and depreciation expenses are an amortization of patents and a depreciation of vehicle and furniture and equipment.

General and administrative

General and administrative expenses are office, rent, travel, insurance, website, IT and other office related expenses. For the year ended December 31, 2024, the Company incurred increased expenditures on our website and IT development and travel as well as general office and insurance expenses from expansion of operations.

Advertising and marketing

The increase in advertising and marketing during the year ended December 31, 2024, over December 31, 2023, is primarily stock-based compensation for marketing and services of $660,000 and increased expenses to support revenue growth. The Company issued 83,333 shares of Series C Convertible Preferred Stock, valued at $500,000 for a NASCAR sponsorship and 250,000 shares of Common Stock, valued at $160,000 for compensation of marketing services provided.

Professional fees

The professional fees during the year ended December 31, 2024 primarily included stock-based management compensation of $1.4 million to advisors to our subsidiary MFB and stock-based compensation of $1.0 million to various consultants for IT service for software development, legal on patents and other consulting services in 2024. During 2023, the Company issued 1,200,000 shares of Series C Convertible Preferred Stock for professional fees to a related party consultant (TC Special Investments, LLC (“TCSI”)), which is valued as if they are fully converted to 24 million shares of common stock upon issuance, using the quoted stock price of the Company’s common stock at the approval date (November 1, 2022), resulting in an accounting valuation of $8,640,000. TCSI’s consulting services to the Company include sales and business development, customer relationship management, strategy optimization, investor relations, underwriter interface, coordinating outside counsel and other business aspects at the request of the Board of Directors.

In addition to TCSI, stock-based compensation was remitted to certain individuals with fire retardant and flame suppression industry experience, who provided guidance and insight to the Company’s management and Board of Directors with respect to the fire retardant and flame suppression industry, business development connections, and oversight during the testing and recognition processes.

Other Expenses

For the year ended December 31, 2024 and 2023, the other expenses consisted of $258,000 and $4,000 interest related to convertible notes payable issued in 2024, respectively, change in fair value of derivative liability related to convertible notes payable issued in 2024 of $410,000 and $0, respectively, and loss on settlement of notes payable and convertible note issued in 2022 of $909,000 and $0, respectively.

Net loss

The net loss for the year ended December 31, 2024, decreased by approximately $3.2 million as compared to the year ended December 31, 2023 primarily due to the decrease in operating expenses, primarily from stock-based professional fees, partially offset by an increase in other expenses.

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Liquidity and Capital Resources

Sources of Liquidity

Since our inception, we have incurred significant operating losses and negative cash flows from our operations. Our net loss was $6.9 million and $10.1 million for the years ended December 31, 2024 and 2023, respectively. During fiscal year 2024, we completed a debt offering and an equity offering which generated net proceeds of approximately $1.2 million and $1.8 million, respectively.

Working capital

	March 31,	December 31,	December 31,	2025 vs 2024	2024 vs 2023
	2025	2024	2023	Change	Change
Current assets	$5,008,943	$1,617,478	$1,218,056	$3,391,465	$399,422
Current liabilities	$4,960,105	$2,161,883	$1,617,785	$2,798,222	$544,098
Working capital (deficiency)	$48,838	$(544,405)	$(399,729)	$593,243	$(144,676)

As of March 31, 2025, December 31, 2024 and 2023, the current assets consisted of cash of $3.7 million, $775,000 and $550,000, respectively, inventory of $312,000, $325,000 and $230,000, respectively, accounts receivable of $746,000, $317,000 and $427,000, respectively, prepaid expenses and other current assets of $61,000 $74,000 and $11,000, respectively, and deferred offering costs of $149,000, $126,000 and $0, respectively.

As of March 31, 2025, December 31, 2024 and 2023, the current liabilities consisted of accounts payable and accrued liabilities of $530,000, $187,000 and $55,000, respectively, due to related parties of $0, $0 and $1.3 million, respectively, promissory note of $0, $0 and $120,000, respectively, convertible notes net of discount of $542,000, $196,000 and $54,000, respectively, convertible note – related party of $783,000, $577,000 and $0, respectively, financing loan of $0, $97,000 and $0, respectively, derivative liability of $2.9 million, $1.1 million,  and $0, respectively, and current portion of operating lease liability of $29,000, $50,000 and $80,000, respectively.

2025 versus 2024

The increase in working capital in 2025 was primarily due to an increase in cash and accounts receivable offset by an increase in the convertible notes and derivative liability related to convertible notes. The Company had net loss and negative cash flows from our operations. In 2025, the Company generated funds from more debt financing than equity financing, however, the carrying value of convertible notes included an unamortized debt discount of $4.6 million. Considering this unamortized discount, the Company still had capital deficiency of $4.6 million as of March 31, 2025.

2024 versus 2023

The increase in working capital deficiency in 2024 was primarily due to the convertible notes and derivative liability related to convertible notes. The Company had net loss and negative cash flows from our operations. In 2024, the Company generated funds from more debt financing than equity financing, therefore, current liabilities increased more than current assets.

Cash Flows

For the three months ended March 31, 2025 and 2024

	Three months ended
	March 31,
	2025	2024	Change
Cash used in operating activities	$(713,918)	$(343,660)	$(370,258)
Cash used in investing activities	$(26,988)	$-	$(26,988)
Cash provided by financing activities	$3,706,109	$165,000	$3,541,109
Net Change in cash	$2,965,203	$(178,660)	$3,143,863

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Operating Activities

We have not generated positive cash flows from operating activities.

For the three months ended March 31, 2025, net cash flows used in operating activities consisted of a net loss of $10.9 million, reduced by stock-based compensation of $2.8 million, financing expense of $6.2 million, non-cash lease expenses of $21,000, amortization and depreciation of $75,000, amortization of debt discount of $377,000, and changes in derivative liability of $805,000, which were increased by net changes in operating assets and liabilities of $24,000.

For the three months ended March 31, 2024, net cash flows used in operating activities consisted of a net loss of $3.5 million, reduced by stock-based compensation of $1.7 million, non-cash lease expenses of $20,000, amortization and depreciation of $64,000, loss on settlement of debt of $882,000 and increased by net changes in operating assets and liabilities of $188,000.

Investing Activities

For the three months ended March 31, 2025, the cash flows used in investing activities were $27,000, which was related to the purchase of equipment.

The Company did not use any funds for investing activities during the three months ended March 31, 2024.

Financing Activities

For the three months ended March 31, 2025, net cash provided by financing activities consisted of $260,000 proceeds from the issuance of Series C Convertible Preferred Stock, $3.7 million from the issuance of convertible promissory notes and associated warrants, $23,000 deferred offering cost payment, and repayment of a financing loan of $216,000.

The basic terms of the convertible promissory notes issued in 2025 are: (i) a 12-month term; (ii) interest of 10% per annum, compounded annually; and (iii) voluntary conversion during the term at a conversion price of $0.40 for each dollar of principal amount. The associated warrants are exercisable for a period of 5 years from the issuance date, for an aggregate of up to 5,093,750 shares at an exercise price of $0.50. The obligations of the Company under the convertible note are secured by a pledge of the Company’s membership interests in MFB Ohio. In the event of a default, BoltRock Holding LLC, the holder of the convertible note, could proceed against the equity of MFB Ohio pledged to collateralize the convertible note. MFB Ohio owns the Company’s intellectual property portfolio.

For the three months ended March 31, 2024, net cash provided by financing activities consisted of $165,000 proceed from issuance Series C Convertible Preferred Stock.

For the year ended December 31, 2024 and 2023

	Years Ended
	December 31,
	2024	2023	Change
Cash used in operating activities	$(1,937,651)	$(1,211,764)	$(725,887)
Cash used in investing activities	$-	$(4,015)	$4,015
Cash provided by financing activities	$2,163,029	$1,710,100	$452,929
Net Change in cash	$225,378	$494,321	$(268,943)

Operating Activities

We have not generated positive cash flows from operating activities.

For the year ended December 31, 2024, net cash flows used in operating activities consisted of a net loss of $6.9 million, reduced by stock-based compensation of $3.1 million, non-cash lease expenses of $80,000, bad debt expense of $23,000, amortization and depreciation of $265,000, amortization of debt discount of $196,000, loss on settlement of debt of $909,000, and changes in derivative liability of $410,000, which were increased by net changes in operating assets and liabilities of $3,000.

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For the year ended December 31, 2023, net cash flows used in operating activities was $1.2 million, consisting of a net loss of $10 million, reduced by stock-based compensation of $9 million, non-cash lease expenses of $71,000, and amortization and depreciation of $249,000, which were increased by net changes in operating assets and liabilities of $396,000.

Investing Activities

The Company did not use any funds for investing activities during the year ended December 31, 2024.

For the year ended December 31, 2023, the cash flows used in investing activities were $4,015, which was related to the purchase of equipment.

Financing Activities

For the year ended December 31, 2024, net cash provided by financing activities consisted of $1.8 million in  proceeds from the issuance of Series C Convertible Preferred Stock, $1.2 million from the issuance of convertible promissory notes and associated warrants in fourth quarter of 2024, $2,000 received from a related party, $126,000 deferred offering cost payment, repayment of a financing loan of $23,000, and $741,000 from a repayment of loan from a related party.

The basic terms of the convertible promissory notes issued in third and fourth quarter of 2024 are: (i) a 12-month term; (ii) interest of 10% per annum, compounded annually; and (iii) voluntary conversion during the term at a conversion price of $0.40 for each dollar of principal amount. The associated warrants are exercisable for a period of 5 years from the issuance date, for an aggregate of up to 1,620,000 shares at an exercise price of $0.50.

For the year ended December 31, 2023, cash provided by financing activities consisted of $308,000 received from a related party for funding operating costs without interest and due on demand, $908,000 from issuance of Series C Convertible Preferred Stock, $500,000 from stock subscriptions, $120,000 from promissory notes and repayments of $125,000 to a related party.

Contractual Obligations

Convertible notes

In third and fourth quarter 2024, the Company entered into twenty (20) subscription agreements for convertible notes ($1,296,000) and warrants (270,000 shares of common stock). The material terms of these convertible notes’ indebtedness are, (i) a 12-month maturity; (ii) 10% interest per annum, capitalized on the maturity date; (iii) conversion rights in the amount of the principal, either (x) divided by 2.40 or (y) a 30% discount to the price sale of its Common Stock pursuant to a registration statement filed with the SEC and listing of the Common Stock on national securities exchange; and (iv) warrant coverage for five years at the rate of 0.20834 shares of Common Stock for each dollar of principal, at an exercise price of $3.00 per share.

Convertible notes – related party

On December 31, 2024, the Company issued a convertible note of $577,000 to a related party, in exchange for the amount due to related party. The convertible note has a term of twelve (12) months, at an interest rate of 10% per annum. The outstanding principal amount of convertible note and unpaid interest is convertible at a fixed conversion price of $2.16.

Financing loan

The Company had a financing loan for a purchase of a vehicle of $97,000 as of December 31, 2024. A repayment of loan schedule is $1,898 per month for the first 36 months and then $2,590 per month for the remaining 30 months with an interest rate of $11.54%. The Company fully settled this financing loan in March 2025.

Lease Agreements

The Company has one lease classified as an operating lease for an office and warehouse purpose. The following table outlines maturities of our lease liabilities as of December 31, 2024:

Year ended December 31,

2025	$50,862
Thereafter	-
50,862
Less: Imputed interest	(815)
Operating lease liabilities	$50,047

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Going Concern

The accompanying consolidated financial statements have been prepared (i) in accordance with accounting principles generally accepted in the United States, and (ii) assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated significant income to date. The Company is subject to the risks and uncertainties associated with a business with no substantive revenue, as well as limitations on its operating capital resources. These matters, among others, raise substantial doubt about the ability of the Company to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. In light of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise capital and generate revenue and profits in the future.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. In consultation with its legal counsel as appropriate, our management assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against us or unasserted claims that may result in such proceedings, we, in consultation with legal counsel, evaluate the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in our financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is likely, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Critical Accounting Estimates

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), which require management to make estimates, judgments and assumptions that affect the amounts reported in our consolidated financial statements and accompanying notes. We believe our most critical accounting estimates relate to the following:

•	Incremental borrowing rate for Right of Use Assets
•	Fair Value of Convertible Notes
•	Fair Value of Warrants to Purchase Common Stock

While our estimates and assumptions are based on our knowledge of current events and on actions we may undertake in the future, actual results may ultimately differ from these estimates and assumptions. For a discussion of the Company’s significant accounting policies, refer to Note 2 of Notes to Consolidated Financial Statements.

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Incremental borrowing rate for Right of Use Assets

As the Company’s operating leases typically do not provide an implicit rate, the Company estimates its incremental borrowing rate. The assessment of the Company’s incremental borrowing rate involves judgment regarding the cost of borrowing funds on a collateralized basis over a similar term and in a similar economic environment.

Fair Value of Convertible Notes

The Company determined that the conversion feature, embedded in the convertible notes, met the definition of a liability in accordance with ASC Topic No. 815-40, Derivatives and Hedging - Contracts in Entity's Own Stock and therefore bifurcated the embedded conversion option once the note become convertible and accounted for it as a derivative liability. The fair value of the conversion feature was recorded as a debt discount and “day 1” derivative loss for the excess amount of debt discount and amortized to interest expense over the term of the note.

For the conversion feature classified as a liability, the Company uses a Binomial Lattice valuation model to value the derivative instrument at inception and on subsequent valuation dates. The use of this valuation model requires the input of highly subjective assumptions. Any change to these inputs could produce significantly higher or lower fair value measurements.

The underlying assumptions of the Binomial Lattice model are as follows:

1.	The short-term interest rates, including risk-free rate, are known and remain constant over time.
2.	The absence of any arbitrage opportunities is assumed.
3.	The stock price follows a continuous-time random walk, with the rate of variance proportional to the square of the stock price.
4.	The distribution of possible stock prices at the end of any given finite interval is assumed to be lognormal.
5.	The variance of the rate of return on the stock is constant.
6.	No commissions or transaction costs are incurred when buying or selling the stock or option.
7.	The option's early exercise value is evaluated at each node of the lattice.
8.	If applicable, the tax rate remains consistent for all transactions and market participants.

For the automatic conversion feature the average timing and average price at automatic conversion were calculated utilizing an independent Monte Carlo Simulation. The Monte Carlo Simulation utilized the same inputs as the Binomial Lattice Model. Once determined, the average automatic conversion price and timing were incorporated into the Bionomical Lattice Model.

The use of Monte Carlo and Binomial Lattice valuation models require key inputs, some of which are based on estimates and judgements by management. Any change to these key inputs could produce significantly higher or lower fair value measurements.

Fair Value of Warrants to Purchase Common Stock

The Company has issued warrants to investors in our debt offerings.

We evaluate all warrants issued to determine the appropriate classification under ASC 480 and ASC 815. In addition to determining classification, we evaluate these instruments to determine if such instruments meet the definition of a derivative.

For warrants that are determined to be equity-classified, we estimate the fair value at issuance and record the amounts to additional paid in capital (potentially on a relative fair value basis if issued in a basket transaction with other financial instruments). Warrants that are equity-classified are not subsequently remeasured unless modified or required to be reclassified as liabilities. The classification of all outstanding warrants, including whether such instruments should be recorded as equity, is evaluated at the end of each reporting period.

The warrants are valued using a Black Scholes valuation model. The use of this valuation model requires the input of highly subjective assumptions. Any change to these inputs could produce significantly higher or lower fair value measurements.

Off-balance sheet arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

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BUSINESS

Our Business

General Enterprise Ventures, Inc., (“GEVI,” “we,” “us,” or the “Company”) was originally incorporated in Nevada on March 14, 1990. Our offices are located at 1740H Del Range Blvd, Suite 166, Cheyenne, Wyoming 82009. Our telephone number is (800) 401-4535, and our email address is welcome@generalenterpriseventures.com. Our websites are www.generalenterpriseventures.com and www.mightyfirebreaker.com. We do not incorporate the information on or accessible through our website into this Registration Statement, and you should not consider any information on, or that can be accessed through, our website a part of this Registration Statement.

We are an environmentally sustainable flame retardant and flame suppression company for the residential home industry throughout the United States and Canada markets. Since MFB Ohio acquired the MFB portfolio of intellectual property on April 13, 2022.  Steve Conboy, who founded MFB, has been in the lumber business for over 30 years. Approximately 10 years ago, he realized that residential and commercial fires, as well as wildfires, would not cease for the foreseeable future. Mr. Conboy understood that, even if lumber was treated, it was toxic by nature and this toxicity Is harmful to humans and the environment. He realized that there was a market, and most importantly a need, for a product that was capable of fire suppression and being a fire retardant while also being the safest for the environment and for human beings.

Mr. Conboy set out to develop a formula for a product that would meet these requirements. During the course of research and development, Mr. Conboy formed MFB and contributed numerous patents toward development of the green product line that was envisioned many years ago. That product is CitroTech. Since MFB Ohio acquired the MFB portfolio of intellectual property, Company management has continued to develop many formulations to achieve the vision. In addition, the Company has been recognized and certified for their achievement. These recognitions and achievements include twice receiving the EPA Safer Choice award and being the first and only EPA recognized fire retardant (safe for the environment), being awarded UL GreenGuard Gold status (demonstrates minimal impact on the indoor environment in the long period), other accreditations, and adoption by fire departments throughout the State of California.

After the Company’s acquisition of the technology, the patent portfolio and technology will be expanded into areas that benefit from an environmentally safe product disrupting a market previously thought of as toxic and carcinogenic. MFB has developed and is in the initial phases of marketing wood coatings using its safe, environmentally friendly technology. MFB is also currently deploying Proactive Wildfire Defense Systems on residential and commercial properties. MFB installs self-contained sprinkler systems utilizing its patented CitroTech product that are proactively deployed in advance of wildfires thereby reducing the risk to the structures protected by the systems. Wildfire insurance is a significant problem in eleven western states. MFB is working with insurance companies to reduce the risk and allow properties to be insured in the Wilderness Urban Interface, a zone of transition between wilderness and developed land where built environment meets natural environment at greater risk of catastrophic wildfire. There is a wildfire base insurance shortage in 11 western states. In those states, policies are not being written on new construction or renewal of existing policies (resulting in cancelation of current polices).  MFB is working with a large insurance broker to offer insurance to our customers when installing an MFB proactive wildfire defense system. The insurance policies are being underwritten by large name insurance companies. MFB is now in the proof of concept phase and developing revenues in the various markets.

Our management is comprised of four individuals: Theodore  Ralston, who is our President, Chief Executive officer and Chairman of the Board of Directors; Nanuk Warman, who is our Secretary and Chief Financial Officer; Stephen Conboy, who is our Chief Technology Officer; and Anthony Newton, who is our General Counsel. Mr. Ralston has approximately 85% of the voting power through his ownership of Series A Preferred Stock with super voting rights to control the vote on substantially all corporate matters.

Financial Performance to Date

During the three months ended March 31, 2025 and the year ended December 31, 2024, we had revenue of $969,382 and $808,372, respectively. We anticipate being cash-flow positive by the end of calendar year 2025. We believe we will become cash-flow positive by the end of calendar year 2025, because (i) we anticipate that our monthly sales, general and administrative expense will be less than $150,000 per month during calendar year 2025, and (ii) during the first quarter of 2025, our product orders increased to, on average, more than $100,000 per week. Based on the assumption that product orders will continue at that rate through at least May 2025, we believe that we will be cash-flow positive for the entire calendar year 2025. We believe, however, that due to the effect of the wildfires in Los Angeles during January 2025, and the more common wildfire season during the summer months that our product orders will continue at the current rate throughout the calendar year 2025. We do not anticipate a material increase to our sales, general and administrative expense during 2025. We believe that the proceeds from this offering will also enable us to expand sales and business development efforts to further increase product orders subsequent to calendar year 2025. Therefore, the Company does not anticipate being dependent upon additional capital in the form of either debt or equity to continue our operations and expand our product to new markets.

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Business Model

Principal product, services and markets

We hold various intellectual property in the form of patents and trademarks related to fire suppression, mapping and tracking of fire retardant dispersion and fire inhibition chemistry and technology. We have obtained multiple certifications and accreditations in this industry for our CitroTech product. We have received the EPA Safer Choice award twice and have been awarded the UL GreenGuard Gold status (demonstrates minimal impact on the indoor environment in the long period). We have also received recognition from the Laboratory for Environmental Narrative Strategies.

Future Markets Insights, a market researcher in Pimpri-Chinchwad, India, projects that the fire-retardant market is forecast to be $13.6 billion dollars globally by 2034. MFB Ohio markets its product primarily to home, industrial and commercial users, as well as fire departments.

Distribution methods

CitroTech is blended in Rohnert Park, California according to the formulas developed by Mr. Conboy, under his supervision, whereafter the product is either shipped directly to customers or delivered to 12 regional retailers for direct sales to smaller consumers.

Competitive business conditions and the Company’s competitive position in the industry

The fire retardant market has been status quo for many years without significant innovation. A study at the University of Southern California published in Environmental Science and Technology explained that the fire retardant industry is known for having products containing toxic metals that are not environmentally safe, and are considered not friendly toward humans, wildlife, fish, water, and plants. Our CitroTech is an all-green fire retardant. We believe that our product will be sold at amounts that can be competitive in many markets, including Western States where wildfires occur, and areas of the United States where there is new home construction relating to population growth, such as Florida and Texas. Our industry is evolving rapidly and is becoming increasingly competitive. Competitors, such as Perimeter Solutions, SA, have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. Competitors, such as Perimeter Solutions, SA, have adopted, and may continue to adopt, aggressive pricing policies and devote substantially more resources to marketing, website and systems development than we do.

Patents, trademarks and licenses and their duration

We currently hold 33 granted patents, including the main chemistry and applications, and 55 pending patent applications. We also hold 21 trademarks and various copyrights.

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Below is a schedule of our intellectual property portfolio:

TRADEMARKS
Attorney Docket No.	Country	Application Status	Application No.	Filing Date	Application Title	Trademark No.	Expiration Date	GRANTED - CHEMICAL COMPOSITION	GRANTED - DELIVERY METHOD	GRANTED - FIRE-PROTECTED PRODUCT	PENDING-CHEMICAL COMPOSITION	PENDING- DELIVERY METHOD	PENDING - FIRE-PROTECTED PRODUCT
200-003USAM00	US	Registered	87981474	31-Oct-2017	MIGHTY FIRE BREAKER - CLASSES 1 and 40	5858452
200-003USAMA0	US	Registered	87666138	31-Oct-2017	MIGHTY FIRE BREAKER - CLASS 009	6639432
200-003WPM00	WPM	Registered	1 734 393	4-Apr-2023	MIGHTY FIRE BREAKER - CLASSES 1, 9 and 40 - Madrid International Trademark Application Designating the following Member States: Australia, European Union,	1 734 393
200-003AUST000	AU	Registered	1 734 393	4-Apr-2023	MIGHTY FIRE BREAKER - CLASSES 1, 9 and 40 - Madrid International Trademark Application Designating European Union	1 734 393
200-003EU000	EU	Registered	1 734 393	4-Apr-2023	MIGHTY FIRE BREAKER - CLASSES 1, 9 and 40 - Madrid International Trademark Application Designating European Union	1 734 393
200-005USAM00	US	Registered	87666509	31-Oct-2017	MFRT - Classes 19 and 40	5822463
200-007USAM00	US	Registered	87666786	31-Oct-2017	WE TAME THE FLAMES	5829516
200-057USAM00	US	Pending	90605808	26-Mar-2021	CITROTECH (Block Letters) - CLASSES 1 and 019	Allowed; Proof of Use Required Before Registration	2 AUG 2025 DEADLINE
200-057USAMA0	US	Registered	90978810	26-Mar-2021	CITROTECH (Block Letters) - CLASS 1	6965623

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225-057WPM00	WPM	Registered	1726185001	16-Jun-2023	CITROTECH - CLASSES 1 and 19 - Madrid International Trademark Application Designating the following Member States: Australia, European Union, United Kingdom, India,	1 741 423
225-057AUST000	AU	Registered	1 741 423	16-Jun-2023	CITROTECH (Block Letters) - CLASS 1 and 019 - Designagions: Austraila	Aust. TM No. 2373363
225-057EU000	EU	Registered	1 741 423	16-Jun-2023	CITROTECH (Block Letters) - CLASS 1 and 019 - Designagions: European Union	Allowed; Proof of Use Required Before Registration
225-057GB000	GB	Registered	1 741 423	16-Jun-2023	CITROTECH (Block Letters) - CLASS 1 and 019 - Designagion: United Kingdom (GB)	Allowed; Proof of Use Required Before Registration
225-057INDIA000	IN	Registered	1 741 423	16-Jun-2023	CITROTECH (Block Letters) - CLASS 1 and 019 - Designagion:India	Allowed; Proof of Use Required Before Registration
200-063USAM00	US	Pending	97153769	2-Dec-2021	LOCKED-N-LOADED (Block Letters)	Allowed; Proof of Use Required Before Registration
200-069USAM00	US	Pending	97153798	2-Dec-2021	GET PROACTIVE (Block Letters)	Allowed; Proof of Use Required Before Registration
200-071USAM00	US	Pending	97279362	22-Feb-2022	WILDFIRE DEPOT (Block Letters)	Allowed; Proof of Use Required Before Registration
200-074USAM00	US	Pending	97309817	13-Mar-2022	PRO-ENVIRONMENT (Block Letters)	Allowed; Proof of Use Required Before Registration
225-001USAM00	US	Pending	97408501	12-May-2022	BIGWOOD AND LITTLEWOOD (Block Letters)	Under Examination in USPTO
225-093USAM00	US	Pending	98408448	16-Feb-2024	FALLS LIKE RAIN (Block Letters)	Allowed; Proof of Use Required Before Registration
225-087USAM00	US	Registered	97872310	4-Apr-2023	MFB-31 (Block Letters)	7365852	23-Apr-2024
225-097USAM00	US	Pending	98647758	14-Jul-2024	CITROSAFE (Class 040)	Allowed; Proof of Use Required Before Registration
225-098USAM00	US	Pending	98658564	20-Jul-2024	CITROSAFE (Classes 001, 009, 040)	Allowed; Proof of Use Required Before Registration

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225-112USAM00	US	Pending	99223061	7-Jun-2025	MFB (Block Letters) (Classes 001 and 040)	Pending
225-013USAM00	US	Pending	99223122	7-Jun-2025	MFB-34 (Block Letters) (Classes 001 and 040)	Pending
225-114USAM00	Us	Pending	99223137	7-Jun-2025	MFB-35-FM (Block Letters) (Classes 001 and 040)	Pending

PATENTS
Attorney Docket No.	Country	Application Status	Application No.	Filing Date	Application Title	Patent No.
200-001USANC0	US	Granted	15/829943	3-Dec-2017	CLASS-A FIRE-PROTECTED WOOD PRODUCTS INHIBITING IGNITION AND SPREAD OF FIRE ALONG CLASS-A FIRE-PROTECTED WOOD SURFACES AND DEVELOPMENT OF SMOKE FROM SUCH FIRE	10899038	02-Dec-2037		X
200-001USAND0	US	Granted	15/829944	3-Dec-2017	CLASS-A FIRE-PROTECTED ORIENTED STRAND BOARD (OSB) SHEATHING, AND METHOD OF AND AUTOMATED FACTORY FOR PRODUCING THE SAME	10919178	02-Dec-2037		X
200-009USA000	US	Granted	15/866451	9-Jan-2018	METHODS OF SUPPRESSING WILD FIRES RAGING ACROSS REGIONS OF LAND IN THE DIRECTION OF PREVAILING WINDS BY FORMING ANTI-FIRE (AF) CHEMICAL FIRE-BREAKING SYSTEMS USING ENVIRONMENTALLY-CLEAN ANTI-FIRE (AF) LIQUID SPRAY APPLIED USING GPS-TRACKING TECHNIQUES	10653904	02-Dec-2037	X
200-009USANA0	US	Granted	16/805811	1-Mar-2020	METHOD OF PROTECTING LIFE, PROPERTY, HOMES AND BUSINESSES FROM WILD FIRE BY PROACTIVELY APPLYING ENVIRONMENTALLY-CLEAN ANTI-FIRE (AF) CHEMICAL LIQUID SPRAY IN ADVANCE OF WILD FIRE ARRIVAL AND MANAGED USING A WIRELESS NETWORK WITH GPS-TRACKING	11400324	02-Dec-2037	X
200-009USANP0	US	Granted	17/497,941	10-Oct-2021	WIRELESS WILDFIRE DEFENSE SYSTEM NETWORK FOR PROACTIVELY DEFENDING HOMES AND NEIGHBORHOODS AGAINST WILD FIRES BY SPRAYING ENVIRONMENTALLY-CLEAN ANTI-FIRE CHEMICAL LIQUID ON PROPERTY AND BUILDINGS AND FORMING GPS-TRACKED AND MAPPED CHEMICAL FIRE BREAKS ABO	11642555	02-Dec-2037	X

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200-009USANQ0	US	Granted	17/497,942	10-Oct-2021	WIRELESS NEIGHBORHOOD WILDFIRE DEFENSE SYSTEM NETWORK SUPPORTING PROACTIVE PROTECTION OF LIFE AND PROPERTY IN A NEIGHBORHOOD THROUGH GPS-TRACKING AND MAPPING OF ENVIRONMENTALLY-CLEAN ANTI-FIRE (AF) CHEMICAL LIQUID SPRAY APPLIED TO THE PROPERTY BEFORE WILD	11633636	02-Dec-2037	X
200-009USANR0	US	Granted	17/497,943	10-Oct-2021	METHOD OF PROACTIVELY PROTECTING PROPERTY FROM WILD FIRE BY SPRAYING ENVIRONMENTALLY-CLEAN ANTI-FIRE CHEMICAL LIQUID ON PROPERTY SURFACES PRIOR TO WILD FIRE ARRIVAL USING REMOTE SENSING AND GPS-TRACKING AND MAPPING ENABLED SPRAYING	11638844	02-Dec-2037	X
200-009USANS0	US	Granted	17/497,945	10-Oct-2021	WIRELESS COMMUNICATION NETWORK, GPS-TRACKED GROUND-BASED SPRAYING TANKER VEHICLES AND COMMAND CENTER CONFIGURED FOR PROACTIVELY SPRAYING ENVIRONMENTALLY-SAFE ANTI-FIRE CHEMICAL LIQUID ON PROPERTY SURFACES TO INHIBIT FIRE IGNITION AND FLAME SPREAD IN THE P	11654313	02-Dec-2037	X
200-009USANT0	US	Granted	17/497,946	10-Oct-2021	WIRELESS COMMUNICATION NETWORK, GPS-TRACKED MOBILE SPRAYING SYSTEMS, AND A COMMAND SYSTEM CONFIGURED FOR PROACTIVELY SPRAYING ENVIRONMENTALLY-SAFE ANTI-FIRE CHEMICAL LIQUID ON COMBUSTIBLE PROPERTY SURFACES TO PROTECT PROPERTY AGAINST FIRE IGNITION AND FLAME SPREAD	11697039	02-Dec-2037	X
200-009USANU0	US	Granted	17/497,962	10-Oct-2021	WIRELESS COMMUNICATION NETWORK, GPS-TRACKED DRONE SPRAYING SYSTEMS, AND A COMMAND SYSTEM CONFIGURED FOR PROACTIVELY SPRAYING ENVIRONMENTALLY-SAFE ANTI-FIRE CHEMICAL LIQUID ON COMBUSTIBLE BUILDINGS, SURROUNDING PROPERTY AND GROUND SURFACES TO PROTECT SUCH	11707639	02-Dec-2037	X
200-009USANV0	US	Granted	17/497,948	10-Oct-2021	WIRELESS COMMUNICATION NETWORK, GPS-TRACKED BACK-PACK SPRAYING SYSTEMS AND COMMAND CENTER CONFIGURED FOR PROACTIVELY SPRAYING ENVIRONMENTALLY-SAFE ANTI-FIRE CHEMICAL LIQUID ON PROPERTY SURFACES TO INHIBIT FIRE IGNITION AND FLAME SPREAD IN THE PRESENCE OF	11730987	02-Dec-2037	X

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200-009USANW0	US	Granted	17/497,949	10-Oct-2021	WILD FIRE DEFENSE SYSTEM NETWORK USING A COMMAND CENTER, SPRAYING SYSTEMS AND MOBILE COMPUTING SYSTEMS CONFIGURED TO PROACTIVELY DEFEND HOMES AND NEIGHBORHOODS AGAINST THREAT OF WILD FIRE BY SPRAYING ENVIRONMENTALLY-SAFE ANTI-FIRE CHEMICAL LIQUID O	11697040	02-Dec-2037	X
200-009USANX0	US	Granted	17/497,952	10-Oct-2021	METHOD OF MANAGING THE PROACTIVE SPRAYING OF ENVIRONMENTALLY-CLEAN ANTI-FIRE CHEMICAL LIQUID ON GPS-SPECIFIED PROPERTY SURFACES SO AS TO INHIBIT FIRE IGNITION AND FLAME SPREAD IN THE PRESENCE OF WILD FIRE	11654314	02-Dec-2037	X
200-009USANY0	US	Granted	17/497,953	10-Oct-2021	METHOD OF PROACTIVELY DEFENDING COMBUSTIBLE PROPERTY AGAINST FIRE IGNITION AND FLAME SPREAD IN THE PRESENCE OF WILD FIRE	11697041	02-Dec-2037	X
200-009USANZ0	US	Granted	17/497,955	10-Oct-2021	METHOD OF PROACTIVELY FORMING AND MAINTAINING GPS-TRACKED AND MAPPED ENVIRONMENTALLY-CLEAN CHEMICAL FIREBREAKS AND FIRE PROTECTION ZONES THAT INHIBIT FIRE IGNITION AND FLAME SPREAD IN THE PRESENCE OF WILD FIRE	11794044	02-Dec-2037	X
200-009USAN10	US	Pending	18/482,901	8-Oct-2023

SYSTEM FOR PROACTIVELY FORMING AND MAINTAINING GPS-TRACKED AND MAPPED ENVIRONMENTALLY-CLEAN CHEMICAL FIRE PROTECTION ZONES OVER THE PROPERTY SURFACES OF A NEIGHBORHOOD OF HOMES SO AS TO INHIBIT FIRE IGNITION AND FLAME SPREAD IN THE PRESENCE OF WILD FIRE

									X
200-009USAN20	US	Pending	18/492642	23-Oct-2023	SYSTEM FOR PROACTIVELY FORMING AND MAINTAINING ENVIRONMENTALLY-CLEANCHEMICAL FIRE PROTECTION ZONES OVER THE PROPERTY SURFACES OF A NEIGHBORHOOD OF HOMES				X
200-009USAN30	US	Pending	18/492649	23-Oct-2023

NEIGHBORHOOD OF HOMES PROVIDED WITH A SYSTEM INSTALLED FOR PROACTIVELY FORMING AND MAINTAINING ENVIRONMENTALLY-CLEAN CHEMICAL FIRE PROTECTION ZONES OVER THE PROPERTY AND GROUND SURFACES OF THE NEIGHBORHOOD

										X

45

200-010USA000	US	Granted	15/866454	9-Jan-2018	JUST-IN-TIME FACTORY METHODS, SYSTEM AND NETWORK FOR PREFABRICATING CLASS-A FIRE-PROTECTED WOOD-FRAMED BUILDINGS AND COMPONENTS USED TO CONSTRUCT THE SAME	10332222	02-Dec-2037		X
200-012USA000	US	Granted	15/874874	18-Jan-2018	MASS TIMBER BUILDING FACTORY SYSTEM FOR PRODUCING PREFABRICATED CLASS-A FIRE-PROTECTED MASS TIMBER BUILDING COMPONENTS FOR USE IN CONSTRUCTING PREFABRICATED CLASS-A FIRE-PROTECTED MASS TIMBER BUILDINGS (As Amended)	10430757	02-Dec-2037		X
200-013USA000	US	Granted	15/921617	14-Mar-2018	SUPPLY CHAIN MANAGEMENT SYSTEM FOR SUPPLYING CLEAN FIRE INHIBITING CHEMICAL (CFIC) TOTES TO A NETWORK OF WOOD-TREATING LUMBER AND PREFABRICATION PANEL FACTORIES AND WOOD-FRAMED BUILDING CONSTRUCTION JOB SITES	10290004	02-Dec-2037	X
200-017USA000	US	Granted	15/911172	5-Mar-2018	METHOD OF AND APPARATUS FOR APPLYING FIRE AND SMOKE INHIBITING COMPOSITIONS ON GROUND SURFACES BEFORE THE INCIDENCE OF WILD-FIRES, AND ALSO THEREAFTER, UPON SMOLDERING AMBERS AND ASHES TO REDUCE SMOKE AND SUPPRESS FIRE RE-IGNITION	10695597	02-Dec-2037	X
200-017USANA0	US	Granted	16/914067	26-Jun-2020	METHOD OF AND SYSTEM NETWORK FOR MANAGING THE APPLICATION OF FIRE AND SMOKE INHIBITING COMPOSITIONS ON GROUND SURFACES BEFORE THE INCIDENCE OF WILD-FIRES, AND ALSO THEREAFTER, UPON SMOLDERING AMBERS AND ASHES TO REDUCE SMOKE AND SUPPRESS FIRE RE-IGNITION	11395931	02-Dec-2037	X
200-017USANB0	US	Granted	17/869777	20-Jul-2022	PROCESS OF FORMING STRATEGIC CHEMICAL-TYPE WILDFIRE BREAKS ON GROUND SURFACES TO PROACTIVELY PREVENT FIRE IGNITION AND FLAME SPREAD, AND REDUCE THE PRODUCTION OF SMOKE IN THE PRESENCE OF A WILD FIRE	11826592	09-Jan-2038	X
20-017USANC0	US	Pending	18/487,044	14-Oct-2023	GROUND-BASED VEHICLE FOR MAKING AND APPLYING A FIRE AND SMOKE INHIBITING SLURRY COMPOSITION ON GROUND SURFACES BEFORE THE ARRIVAL OF WILDFIRE			X

46

200-025USA000	US	Granted	16/029861	9-Jul-2018	SYSTEM, NETWORK AND METHODS FOR ESTIMATING AND RECORDING QUANTITIES OF CARBON SECURELY STORED IN CLASS-A FIRE-PROTECTED WOOD-FRAMED AND MASS-TIMBER BUILDINGS ON CONSTRUCTION JOB-SITES, AND CLASS-A FIRE-PROTECTED WOOD-FRAMED AND MASS TIMBER COMPONENTS ...	11836807	01-Aug-2040	X
200-025USANA0	US	Pending	18/496878	29-Oct-2023

METHOD OF AND APPARATUS FOR PROTECTING AND TRACKING CARBON MASS STORED IN WOOD MATERIALS CONTAINED IN PREFABRICATED WOOD-BUILDING ASSEMBLIES, FROM THE DESTRUCTIVE ENERGY OF FIRE AND RELEASING BACK INTO THE ATMOSPHERE IN THE FORM OF CARBON DIOXIDE AND/OR O

								X
200-030USA000	US	Granted	16/104130	16-Aug-2018	METHODS OF AND SYSTEM NETWORKS FOR WIRELESS MANAGEMENT OF GPS-TRACKED SPRAYING SYSTEMS DEPLOYED TO SPRAY PROPERTY AND GROUND SURFACES WITH ENVIRONMENTALLY-CLEAN WILDFIRE INHIBITOR TO PROTECT AND DEFEND AGAINST WILDFIRES	10814150	02-Dec-2037	X
200-053PCT000	WO	Published/Expired	PCT/US22/15004	2-Feb-2022	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS, AND METHODS OF AND APPARATUS FOR APPLYING THE SAME
200-053AUSTRL000	AU	Pending	2022216259	2-Feb-2022	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS, AND METHODS OF AND APPARATUS FOR APPLYING THE SAME				X

47

200-053CAN000	CA	Pending	3,206,581	2-Feb-2022	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS, AND METHODS OF AND APPARATUS FOR APPLYING THE SAME	X
200-053COLMBIA000	COL	Pending	NC2023/0011581	2-Feb-2022	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS, AND METHODS OF AND APPARATUS FOR APPLYING THE SAME	X
200-053COSTA000	CR	Pending	2023-000428	2-Feb-2022	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS, AND METHODS OF AND APPARATUS FOR APPLYING THE SAME	X
200-053EPC000	EPC	Pending	22750358.8	2-Feb-2022	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS, AND METHODS OF AND APPARATUS FOR APPLYING THE SAME	X
200-053INDIA000	IN	Pending	20232705890	2-Feb-2022	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS, AND METHODS OF AND APPARATUS FOR APPLYING THE SAME	X

48

200-053HONKON000	HK	Pending	62024090949	2-Feb-2022	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS, AND METHODS OF AND APPARATUS FOR APPLYING THE SAME	Extension of EPC Application			X
200-053MEX000	MX	Pending	MX/a/2023//009071	2-Feb-2022	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS, AND METHODS OF AND APPARATUS FOR APPLYING THE SAME				X
200-053USA000	US	Granted	17167084	4-Feb-2021	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS, AND METHODS OF AND APPARATUS FOR APPLYING THE SAME TO PROTECT PROPERTY AGAINST WILDFIRE	11865390	29-Jan-2038	X
200-053USANA0	US	Pending	18/496862	28-Oct-2023	ENVIRONMENTALLY-CLEAN FIRE INHIBITING BIOCHEMICAL LIQUID COMPOSITIONS FOR FORMING THIN ALKALI METAL SALT CRYSTALLINE COATINGS ON COMBUSTIBLE SURFACES TO BE PROTECTED AGAINST FIRE				X
200-053USANB0	US	Pending	18/496864	28-Oct-2023	ENVIRONMENTALLY-CLEAN FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FOR FORMING THIN POTASSIUM SALT CRYSTALLINE COATINGS ON COMBUSTIBLE SURFACES TO BE PROTECTED AGAINST FIRE				X
200-053USANC0	US	Pending	18/492865	28-Oct-2023	CLASS-A FIRE-PROTECTED WOOD BUILDING PRODUCTS PROVIDED WITH CLASS-A FIRE PROTECTION, AND SURFACE TREATMENT PROCESS FOR PRODUCING THE SAME				X
200-053USAND0	US	Pending	18/492866	28-Oct-2023

SYSTEM FOR PROACTIVELY PROTECTING COMBUSTIBLE PROPERTY SURFACES AGAINST FIRE IGNITION AND FLAME SPREAD BY FORMING ENVIRONMENTALLY-CLEAN THIN POTASSIUM SALT CRYSTALLINE COATINGS ON THE COMBUSTIBLE PROPERTY SURFACES

X

49

200-054PCT000	WO	Pending	PCT/US22/15005	2-Feb-2022	ENVIRONMENTALLY-CLEAN FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS AND PRODUCTS FOR SORBING FLAMMABLE LIQUIDS WHILE INHIBITING IGNITION AND EXTINGUISHING FIRE	Completed
200-054AUSTR000	AU	Pending	2022218154	2-Feb-2022	ENVIRONMENTALLY-CLEAN FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS AND PRODUCTS FOR SORBING FLAMMABLE LIQUIDS WHILE INHIBITING IGNITION AND EXTINGUISHING FIRE				X
200-054CAN000	CA	Pending	3,206,932	2-Feb-2022	ENVIRONMENTALLY-CLEAN FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS AND PRODUCTS FOR SORBING FLAMMABLE LIQUIDS WHILE INHIBITING IGNITION AND EXTINGUISHING FIRE				X
200-054EPC000	EPC	Pending	22750359.6	2-Feb-2022	ENVIRONMENTALLY-CLEAN FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS AND PRODUCTS FOR SORBING FLAMMABLE LIQUIDS WHILE INHIBITING IGNITION AND EXTINGUISHING FIRE				X
200-054INDIA000	INDIA	Pending	2.02327E+11	2-Feb-2022	ENVIRONMENTALLY-CLEAN FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS AND PRODUCTS FOR SORBING FLAMMABLE LIQUIDS WHILE INHIBITING IGNITION AND EXTINGUISHING FIRE				X
200-054USAC00	US	Granted	17/591592	2-Feb-2022	ENVIRONMENTALLY-CLEAN FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS AND PRODUCTS FOR SORBING FLAMMABLE LIQUIDS WHILE INHIBITING IGNITION AND EXTINGUISHING FIRE	11911643	04-Feb-2041	x	X
200-054USACA0	US	Pending	18/423,274	25-Jan-2024	ENVIRONMENTALLY-CLEAN FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS AND PRODUCTS FOR SORBING FLAMMABLE LIQUIDS WHILE INHIBITING IGNITION AND EXTINGUISHING FIRE				X
200-054USACB0	US	Pending	18/423,279	25-Jan-2024

LIQUID HYDROCARBON SORBING ARTICLE OF MANUFACTURE

FOR INHIBITING FIRE IGNITION INVOLVING FLAMMABLE LIQUID HYDROCARBONS, WHILE ABSORBING THE FLAMMABLE LIQUID HYDROCARBONS WHEN SPILLED ON A BODY OF WATER AND/OR LAND

										Y
200-055USA000	US	Granted	17/233461	17-Apr-2021	ENVIRONMENTALLY-CLEAN BIODEGRADABLE WATER-BASED CONCENTRATES FOR PRODUCING FIRE INHIBITING AND FIRE EXTINGUISHING LIQUIDS AND FOAMS FOR FIGHTING CLASS A AND CLASS B FIRES	11865394	02-Jan-2038	X

50

200-055USANA0	US	Pending	18/496896	29-Oct-2023	ENVIRONMENTALLY-CLEAN AQUEOUS-BASED FIRE EXTINGUISHING BIOCHEMICAL LIQUID CONCENTRATES FOR MIXING WITH PROPORTIONED QUANTITIES OF WATER TO PRODUCE FIRE EXTINGUISHING WATER STREAMS	X
225-083USA000	US	Pending	18/669,077	20-May-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS AND METHODS OF AND APPARATUS FOR APPLYING THE SAME TO PROTECT PROPERTY AGAINST WILDFIRE	X
225-083USANA0	US	Pending	18/751,284	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF FORMIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE	X
225-083USANB0	US	Pending	18/751,287	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF CARBONIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE	X
225-083USANC0	US	Pending	18/751,289	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF ACETIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE	X
225-083USAND0	US	Pending	18/751,291	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF GLYCOLIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE	X
225-083USANE0	US	Pending	18/751,293	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF GLYOXYLIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE	X
225-083USANF0	US	Pending	18/751,294	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF OXALIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE	X

51

225-083USANG0	US	Pending	18/751,295	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF PROPIONIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE	X
225-083USANH0	US	Pending	18/751,296	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF LACTIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE	X
225-083USANI0	US	Pending	18/751,297	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF GLYCERIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE	X
225-083USANJ0	US	Pending	18/751,298	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF PYRUVIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE	X
225-083USANK0	US	Pending	18/751,300	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF TARTARIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE	X
225-083USANL0	US	Pending	18/751,301	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF BUTYRIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE	X
225-083USANM0	US	Pending	18/751,302	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF MALIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE	X
225-083USANN0	US	Pending	18/751,303	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF MALONIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE	X

52

225-083USANO0	US	Pending	18/751,305	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF PIVALIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE	Y
225-083USANP0	US	Pending	18/751,306	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF CAPROIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE	X
225-083USANQ0	US	Pending	18/751,308	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF ADIPIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE	X
225-083USANR0	US	Pending	18/751,310	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF CITRIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE	X
225-083USANS0	US	Pending	18/751,213	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF GLUCONIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE	X
225-083USANT0	US	Pending	18/751,314	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF BENZOIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE	X
225-083PCT000	WO	Pending	PCT/US25/30054	19-May-2025	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL SOLUTIONS ANDMETHODS OF AND APPARATUS FOR APPLYING THE SAME TO PROTECT PROPERTYAGAINST WILDFIRE	X
225-083USAC00	US	Pending	19/212,477	19-May-25	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL SOLUTIONS ANDMETHODS OF AND APPARATUS FOR APPLYING THE SAME TO PROTECT PROPERTYAGAINST WILDFIRE	X
225-090USA000	US	Pending	18/329,979	6-Jun-2023

METHOD OF AND KIT FOR INSTALLING AND OPERATING A WILDFIRE DEFENSE SPRAYING SYSTEM ON A PROPERTY PARCEL FOR PROACTIVELY SPRAYING ENVIRONMENTALLY-CLEAN LIQUID FIRE INHIBITOR THEREOVER TO INHIBIT FIRE IGNITION AND FLAME SPREAD CAUSED BY WIND-DRIVEN WILDFIRE EMBERS

X

53

225-090USANA0	US	Pending	18/432,014	4-Feb-2024	WILDFIRE DEFENSE SPRAYING SYSTEM FOR SPRAYING ENVIRONMENTALLY-CLEAN WATER-BASED LIQUID FIRE INHIBITOR TO PROACTIVELY FORM THIN FIRE-INHIBITING ALKALI METAL SALT CRYSTALLINE COATINGS ON SPRAYED PROPERTY SURFACES PRIOR TO THE PRESENCE OF WILDFIRE	12,226,661	18-Feb-25	X
225-090USANB0	US	Granted	18/432,017	4-Feb-2024	WILDFIRE DEFENSE SPRAYING SYSTEM FOR SPRAYING ENVIRONMENTALLY-CLEAN WATER-BASED LIQUID FIRE INHIBITOR TO PROACTIVELY FORM THIN FIRE-INHIBITING POTASSIUM SALT CRYSTALLINE COATINGS ON SPRAYED PROPERTY SURFACES PRIOR TO THE PRESENCE OF WILDFIRE	12,214,233	4-Feb-25	X
225-090USANC0	US	Granted	18/432,018	4-Feb-2024	REMOTELY-TRIGGERED WILDFIRE DEFENSE SYSTEM FOR AUTOMATICALLY SPRAYING ENVIRONMENTALY-CLEAN WATER-BASED LIQUID FIRE INHIBITOR TO PROACTIVELY FORM THIN FIRE-INHIBITING ALKALI METAL SALT CRYSTALLINE COATINGS ON SPRAYED COMBUSTIBLE SURFACES PRIOR TO WILDFIRE	12,168,152	17-Dec-24	X
225-090USAND0	US	Granted	18/432,020	4-Feb-2024	WILDFIRE DEFENSE SPRAYING PROCESS FOR AUTOMATICALLY SPRAYING ENVIRONMENTALLY-CLEAN WATER-BASED LIQUID FIRE INHIBITOR OVER COMBUSTIBLE PROPERTY SURFACES TO FORM THIN FIRE-INHIBITING POTASSIUM SALT CRYSTALLINE COATINGS THEREON BEFORE PRESENCE OF WILDFIRE	12,208,296	28-Jan-25	X
225-092USA000	US	Pending	18/420,717	1-Jan-2024	METHOD OF AND SYSTEM FOR DEFENDING HOME BUILDING PROJECTS FROM WILDFIRE DURING AND AFTER CONSTRUCTION ON PROPERTY LOCATED WITHIN A WILDFIRE URBAN INTERFACE (WUI) REGION				X
225-092USANA0	US	Pending	18/788,241	30-Jul-2024

WILDFIRE DEFENSE SYSTEM TRAILER FOR PROTECTING A WOOD-BUILDING JOB-SITE FROM WILDFIRE DURING THE CONSTRUCTION PHASE OF A WOOD-BUILDING CONSTRUCTION PROJECT LOCATED WITHIN A WILDFIRE URBAN INTERFACE (WUI) REGION

									X

54

225-092USANB0	US	Pending	18/788,249	30-Jul-2024

MOBILE WILDFIRE DEFENSE SYSTEM TRAILER FOR DEPLOYMENT AND USE ON A WOOD-BUILDING JOB-SITE FROM WILDFIRE DURING THE CONSTRUCTION PHASE OF A WOOD-BUILDING CONSTRUCTION PROJECT LOCATED WITHIN A WILDFIRE URBAN INTERFACE (WUI)REGION

X
225-092USANC0	US	Pending	18/788,268	30-Jul-2024

TRAILER-BASED WILDFIRE DEFENSE SPRAYING SYSTEM FOR AUTOMATICALLY SPRAYING A WOOD-BUILDING CONSTRUCTION JOB-SITE WITH ENVIRONMENTALLY-CLEAN LIQUID FIRE INHIBITOR BEFORE ARRIVAL OF WILDFIRE REMOTELY-DETECTED IN A WILDFIRE URBAN INTERFACE (WUI) REGION

X
225-092USAND0	US	Pending	18/788,278	30-Jul-2024

WIRELESS SYSTEM NETWORK FOR MANAGING A FLEET OF WILDFIRE DEFENSE SYSTEMTRAILERS DEPLOYED ON A WOOD-BUILDING CONSTRUCTION JOB-SITES LOCATED IN A WILDFIRE URBAN INTERFACE (WUI) REGION TO REDUCE THE RISK OF CONSTRUCTION PROJECT DAMAGE, DESTRUCTION AND LOSS DUE TO WILDFIRE

X
225-092USANE0	US	Pending	18/788,292	30-Jul-2024	METHOD OF INSTALLING AND COMMISSIONING THE OPERATION OF AN AUTOMATED HOMESPRINKLER-BASED WILDFIRE DEFENSE SYSTEM DURING THE POST-CONSTRUCTION PHASE OF A COMPLETED HOME BUILDING PROJECT		X
225-092PCT000	WO	Pending	PCT/US25/12489	22-Jan-2025	METHOD OF AND SYSTEM FOR DEFENDING BUILDING PROJECTS FROM WILDFIRE DURING AND AFTER CONSTRUCTION
225-100USA000	US	Pending	18/814,508	24-Aug-2024	20 MAY 2025 FILING DEADLINE	X
225-101USA000	US	Pending	18/964,428	30-Nov-2024

ENVIRONMENTALLY-SAFE COMPLETELY-BIODEGRADABLE WATER-BASED FIRE RETARDANT BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS, FREE FROM PHOSPHATES, NITRATES, AND AMMONIUM-SALTS, FOR NON-CORROSIVE AERIAL AND GROUND DELIVERY ONTO PROPERTY

X

55

225-101PCT000	WO	Pending	PCT/US25/30268	20-May-2025

ENVIRONMENTALLY-SAFE WATER-BASED FIRE RETARDANT BIOCHEMICAL COMPOSITIONSFORMULATED USING ALKALI METAL SALTS, FREE FROM PHOSPHATES, NITRATES, AND AMMONIUM-SALTS, FOR NON-CORROSIVE AERIAL AND GROUND DELIVERY ONTO PROPERTY REQUIRING LONG-TERM PROTECTION

X
225-101USAC00	US	Pending	19/213,947	20-May-2025

ENVIRONMENTALLY-SAFE WATER-BASED FIRE RETARDANT BIOCHEMICAL COMPOSITIONSFORMULATED USING ALKALI METAL SALTS, FREE FROM PHOSPHATES, NITRATES, AND AMMONIUM-SALTS, FOR NON-CORROSIVE AERIAL AND GROUND DELIVERY ONTO PROPERTY REQUIRING LONG-TERM PROTECTION AGAINST WILDFIRE

X
225-105USA000	US	Pending	19/082,106	17-Mar-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS, SOLUTIONS, POWDERS AND METHODS OF AND APPARATUS FOR PRODUCING FIRE PROTECTED WOOD AND ENGINEERED WOOD PRODUCTS		X
225-105PCT000	WO	Pending	PCT/US25/30057	19-May-2025	ENVIRONMENTALLY-CLEAN FIRE INHIBITING BIOCHEMICAL COMPOSITIONS, SOLUTIONSAND POWDERS, AND METHODS OF AND APPARATUS FOR PRODUCING FIRE PROTECTED WOOD PRODUCTS	X
225-105PCT000	US	Pending	19/212,495	19-May-2025	ENVIRONMENTALLY-CLEAN FIRE INHIBITING BIOCHEMICAL COMPOSITIONS, SOLUTIONSAND POWDERS, AND METHODS OF AND APPARATUS FOR PRODUCING FIRE PROTECTED WOOD PRODUCTS	X

IP METRICS AS OF 07 JUNE 2025

TOTAL ISSUED US PATENTS GRANTED: 33
TOTAL GRANTED US PATENTS (CHEMICAL): 3
TOTAL GRANTED US PATENTS (DELIVERY): 26
TOTAL GRANTED US PATENTS ({PRODUCTS): 4

TOTAL PENDING US PATENT APPLICATIONS: 55
TOTAL PENDING PATENT APPLICATIONS (CHEMICAL): 47
TOTAL PENDING PATENT APPLICATIONS (DELIVERY): 7
TOTAL PENDING PATENT APPLICATIONS (PRODUCTS): 1

TOTAL US AND INTERNATIONAL TRADEMARK REGISTRATIONS:14
TOTAL PENDING US AND FOREIGN TRADEMARK APPLICATIONS: 12

LEGEND OF TERMS USED IN PATENT LAW AROUND THE WORLD: (i) World Intellectual Property Office (WIPO) and WO for shorthand https://www.wipo.int/portal/en/index.html ; (ii) Patent Cooperation Treaty (PCT) administered by WIPO; and (iii) European Patent Convention (EPC) administered by the European Patent Office (EPO) https://www.epo.org/en/legal/epc ;

56

Need for government approval of principal product or services

Use of our product on government land may require governmental permits and certifications from the EPA. We are in the process of determining the scope of any permit and certification requirements. Once completed, we will obtain the required permits and certificates.

Effect of existing or probable government regulations on the business

We track all proposed regulatory changes and make commercially reasonable efforts to comply in advance. We maintain an advisory board of retired high level fire officials that monitor such changes for the Company. We also retain legal counsel that is experienced in this regard.

Cost and effects of compliance with environmental laws

Expenses for initial permit and certification applications with the EPA have been paid. We expect the annual costs for EPA certifications to be not more than $10,000.

Product Installation

Residential product installation includes installing wildfire resistant vents, closing the underpinning of wooden decks (to help prevent dry vegetation from getting trapped underneath), and installing rooftop sprinkler systems. In the event of a fire, the system is activated, saturating the residence with CitroTech, which should then prevent combustion.

Competition

We do not believe that there is a primary wholesale or retail competitor for environmentally sustainable flame retardant and flame suppression products in the commercial and residential construction industry, or for sale to fire departments, because we believe that all other producers use toxic chemicals in their flame retardant and flame suppression products. Our closest market competitor, Perimeter Solutions, SA, engages in the fire safety and specialty product industries, which may have some market overlap with the Company; however, we believe this overlap in the flame retardant and flame suppression space is with toxic chemicals, whereas our product is environmentally sustainable and non-toxic. Furthermore, the Company does not believe there are competitors that provide environmentally sustainable flame retardant and flame suppression products for sale to fire departments.

The flame retardant and flame suppression markets in North America are rapidly expanding. Growing population density and the need for fire protection materials in structures and products fuels the market’s growth, specifically in the U.S. and Canada. The U.S. flame retardant and flame suppression market is in gradual expansion due to increasing compliance standards. Changes in demographics, especially the urbanization process and infrastructural improvements, have made flame retardants and flame suppression more crucial in buildings. Therefore, we believe that the flame retardant and flame suppression markets in the United States and Canada are open to new non-toxic products and participants, and thus those markets are positive for entry by us.

Governmental Regulation

Our business is subject to regulations by the EPA, including standards for product descriptions, efficacy claims and label format.

Our product contain materials from multiple suppliers. Some of these entities must comply with federal and local environmental laws and regulations. The EPA regulates finished products by requiring disclosure of components and hazardous materials. The EPA can inspect our product and our producer’s facility to determine the accuracy of the disclosures. State laws may also impose additional regulations on the use, preparation and storage of our products. We believe that our component providers are in compliance in all material respects with governmental regulations regarding our current product and have obtained governmental permits, licenses, qualifications and approvals required for our operations. Our supplier’s compliance with federal, state and local environmental laws has not materially affected us either economically or in the manner in which we conduct our business.

However, there can be no assurance that our current or any future supplier will be able to comply with such laws and regulations in the future or that new governmental laws and regulations will not be introduced that could prevent or temporarily inhibit the development, distribution and sale of our product to end users.

New government laws and regulations may be introduced in the future that could result in additional compliance costs, seizures, confiscations, recalls or monetary fines, any of which could prevent or inhibit the development, distribution and sale of our product. If our supplier fails to comply with applicable laws and regulations, we may be subject to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could have a material adverse effect on our business, results of operations and financial condition.

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Europe and Other Countries

If we market our product in any countries other than the United States, we would be subject to the laws of those countries. To market our product in other countries we must comply with numerous and varying regulatory requirements of such countries regarding safety and efficacy and governing, among other things, and commercial sales, pricing and distribution of our product.

The European regulatory system is based on a network of about 50 regulatory authorities from the 31 countries in the European Economic Area and the European Commission. All products must be authorized before they can be placed on the market in the European Union. The European system offers different routes for authorization. A centralized procedure allows the marketing of a product on the basis of a single European Union assessment and marketing authorization which is valid throughout the European Union. However, a majority of products authorized in the European Union do not fall within the scope of the centralized procedure, and we do not know whether our product will fall within the centralized authorization. We also do not know how the withdrawal of Great Britain from the European Union will affect the procedure for approval of medicines in the United Kingdom. If we are not able to use the centralized procedure, we would need to use one of two procedures. One method is the decentralized procedure where we would apply for the simultaneous authorization in more than one European Union member. The second method is the mutual-recognition procedure where we would have a product authorized in one European Union country and then apply for authorization to be recognized in other European Union countries. In either case, we would be required to demonstrate and show and that the product is manufactured in accordance with good manufacturing practices based upon European Union standards.

In countries other than the United States, Canada and the European Union, we would be required to comply with the applicable laws of those countries.

Failure to obtain regulatory approval in any country would prevent our product candidates from being marketed in those countries. In order to market and sell our product in jurisdictions other than the United States and the European Union, we must obtain separate marketing approvals and comply with numerous and varying regulatory requirements.

If we are unable to obtain approval of our product candidates by regulatory authorities in other foreign jurisdictions, the commercial prospects of those product candidates may be significantly diminished and our business prospects could decline.

Facilities

Our Company owns no real property. Our principal office is located at 2170 Allentown Rd, Lima, OH 45808 which is commercial space under a one year lease agreement at $500 per month. The Company leases commercial space for retail and warehousing at 5050 Commerce Blvd., Rohnert Park, CA 90928 (6,000 square feet for research and development and warehousing), which is under a two year lease agreement at $5,200 per month and expires on July 31, 2025. The Company leased commercial space for office, retail and warehousing at 3230 Production Avenue, Suite B, Oceanside, CA 92058, which was under a one year lease agreement at $6,225 per month and expired on March 31, 2025. Commencing April 1, 2025, the Company leases commercial space for office, retail and warehousing at 3230 Production Avenue, Suite C & D, Oceanside, CA 92058 (10,000 square feet of warehouse and office space and 17,000 square feet of yard space), which is under a five year lease at $15,810 per month.

The Lima property is managed by Mr. Ralston and warehousing is supported by contractors without a written agreement. The Rohnert Park and Oceanside properties are managed by Mr. Conboy and warehousing is supported by contractors without a written agreement. Our principal executive office is 1740H Del Range Blvd, Suite 166, Cheyenne, Wyoming 82009. Our primary phone number is (800) 401-4535.

Employees

Currently, none of our executive officers are full-time employees.

Legal Proceedings

From time to time, we may be involved in legal proceedings arising in the ordinary course of our business. We are not presently a party to any legal proceedings that, in the opinion of management, would have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us due to defense and settlement costs, diversion of management resources, negative publicity and reputation harm, and other factors.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages, and positions of the Company’s executive officers and directors. Executive officers are elected annually by the Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board of Directors, or his successor is elected and qualified. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Title
Theodore Ralston	61	Chairman of the Board, President, Chief Executive Officer
Nanuk Warman	52	Secretary and Chief Financial Officer
Stephen Conboy	70	Chief Technology Officer
Anthony Newton	56	General Counsel
John Costa	55	Director
Jeffery Pomerantz	79	Director

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Professional Experience

Theodore Ralston – Chairman of the Board, President, Secretary, Chief Executive Officer, and Chief Financial Officer

On March 31, 2025, a majority of voting stockholder appointed Theodore Ralston as a member of the Board of Directors and as Chief Executive Officer. Mr. Ralston obtained an Electronics degree from IT&T in 1984. He has 34 years of independent business, sales and investment experience. For the past five years, Mr. Ralston has managed investments through his investment vehicle, TC Special Investments, LLC. In addition, Mr. Ralston has acted as a consultant, and is currently an executive officer and director to the Company. Mr. Ralston does not have any experience in the fire retardant or fire suppression industry.

We believe that Mr. Ralston is qualified to serve as a member of our Board of Directors due to the leadership and management expertise.

Nanuk Warman – Secretary and Chief Financial Officer

Nanuk Warman, CPA, CMA, CFA, was appointed Chief Financial Officer and Secretary of our Company effective on April 1, 2025. Prior to his appointment Mr. Waman spent four years working with the Company as an independent consultant and has in-depth knowledge of the Company’s business and financial history.  Mr. Warman has spent the last 20 years working in public company finance, advising clients on financial reporting, SOX compliance, and SEC filing requirements. For the past 10 years, Mr. Warman has served as Managing Partner of PubCo Reporting Solutions, Inc., a boutique accounting and reporting firm primarily focused on helping emerging companies on accounting and compliance matters. Mr. Warman has extensive experience with securities offerings, mergers and acquisitions, securities exchange listing compliance. He is well-versed in GAAP, with particular expertise in complex equity structures, debt financing, reverse acquisitions, and transactional accounting. Mr. Warman is a CFA® Charterholder and a member of the Chartered Professional Accountants of British Columbia.

Stephen Conboy – Chief Technology Officer

Stephen Conboy was appointed at Chief Technology Officer effective March 1, 2025. Mr. Conboy is the founder of MFB CA. Previously from the building and lumber industries, he has pursued fire science for the last 16 years to invent CitroTech. Mr. Conboy has worked in the lumber and building industry for more than 45 years, starting as a union carpenter in New York. He was nominated and assigned to the District Export Council Division of the U.S. Department of Trade and Commerce and the International Trade Association. As a respected authority for carbon sequestration, he has spoken at the United Nations and World Trade Conference. Mr. Conboy helped draft a Carbon Tax Credit Bill for fire treated lumber and portions of the Wildfire Defense Act to reward property owners who implement proactive wildfire defense programs.

Anthony Newton – General Counsel

Anthony Newton was appointed as general counsel to the Company effective April 1, 2025. Mr. Newton has practiced law for 25 years and is a member of the State Bar of Texas. He has a BBA from Texas A&M University, a J.D. from the University of Houston, and an LLM in Taxation from Georgetown University Law Center. Mr. Newton has focused his practice on transactions and infrastructure projects, primarily general corporate, mergers and acquisitions, commercial agreements, finance and capital markets, primarily for middle-market energy and oil and gas companies. Mr. Newton has 16 years of big-firm experience, including as equity partner with multi-national law firms such as DLA Piper. In addition, Mr. Newton has two years of experience as General Counsel with West Edge Energy LLC, a private-equity backed, mid-stream oil and gas company, during which time he was the only in-house attorney and responsible for establishing and managing the legal department of the company. Mr. Newton does not have any experience in the fire retardant or fire suppression industry.

John Costa - Director

On April 25, 2022, the Board of Directors appointed John Costa as a member of the Board of Directors.

Mr. Costa has over 30 years of experience in the IT industry; which includes an employment history with several Fortune 100 and 500 companies. Mr. Costa’s areas of IT practice were diversified in Technological Development, Product Design, Modalities and Applications, Artificial Intelligence, Augmented Reality, Virtual and Practical Design, and Website Design. Mr. Costa has a deep understanding of what is capable and possible from a technical and usability standpoint. From 2017 to 2019, Mr. Costa worked with Verizon Digital Services to Architect and Design a greenfield developed overview of worldwide data connectivity and equipment allocations and configurations. From 2019 to 2021, Mr. Costa worked with Pricewaterhouse Coopers to aid the in the revamp of procurement, purchase and accounts payable services on an extensive 18 month project. From 2021 to 2023, Mr. Costa worked with Northrup Grumman helping to define User Experience Strategies and team directives with a partial focus on Extended Realities focused on development and fabrication directives of NGC product development and Virtualization of Data. From 2023 to the present, Mr. Costa has been with the U.S. Department of State to recreate government directives in the productivity of immigration, identification and overseas Consular activities. Mr. Costa received a degree in communications in 1989 from St. Petersburg College. Mr. Costa does not have any experience in the fire retardant or fire suppression industry.

We believe that Mr. Costa is qualified to serve as a member of our Board of Directors, because of his practical experience in a broad range of competencies including his public company experience.

Jeffery Pomerantz - Director

On April 25, 2022, the Board of Directors appointed Jeffery Pomerantz as a member of the Board of Directors. Mr. Pomerantz has over 50 years of experience in Consulting, Promotional Marketing, Manufacturing, Sales, and Distribution. Mr. Pomerantz has provided invaluable assistance with many IPO's and Corporate Up-Listings; additionally, he has a variety of international connections to resources and networks that create product distribution channels throughout the world. From 2019 to the present, Mr. Pomerantz has been in the Promotional Products Industry, in which he has owned and operated a business supervising manufacturing (including China), sales and distribution of hundreds of products. Mr. Pomerantz received a degree in accounting in 1967 from Temple University. Mr. Pomerantz does not have any experience in the fire retardant or fire suppression industry.

We believe that Mr. Pomerantz is qualified to serve as a member of our Board of Directors due to his ability to strengthen and improve operations of the companies of which he has been a part, and his experience in domestic and international manufacturing, sales and distribution.

Family Relationships

There are no familial relationships among any of our directors or officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our executive officers or directors were involved in any legal proceedings described in Item 401(f) of Regulation S-K in the past ten years.

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Board Composition and Director Independence

Our business and affairs are managed under the direction of our Board. In connection with this offering, we will amend and restate our Articles of Incorporation and Bylaws, and following completion of this offering, our Board will be composed of three directors. Our Articles of Incorporation will provide that our Board of Directors will be divided into three classes of directors, with the classes as nearly equal in number as possible. Each class will serve for three-year periods with staggered elections. Class I will next be elected by written consent in 2025, Class II at our first annual meeting in 2026, and Class III at our annual meeting in 2027. Subject to any earlier resignation or removal in accordance with the terms of our articles of incorporation and bylaws:

•	our Class I director will be Jeffrey Pomerantz, who will serve until the first annual meeting of stockholders following the completion of this offering;

•	our Class II director will be John Costa, who will serve until the second annual meeting of stockholders following the completion of this offering; and

•	our Class III director will be Theodore Ralston, who will serve until the third annual meeting of stockholders following the completion of this offering.

Upon completion of this offering, we expect that each of our directors will serve in the classes as indicated above.

We anticipate that, prior to our completion of this offering, the Board will determine that all of our directors, with the exception of Theodore Ralston, meet NYSE American’s requirements to be independent directors. In making this determination, our Board considered the relationships that each such non-employee director has with the Company and all other facts and circumstances that our Board deemed relevant in determining their independence.

Controlled Company Status

After completion of this offering, Theodore Ralston will continue to control a majority of our outstanding common stock. As a result, we will be a “controlled company.” Under NYSE American rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group, or another company, is a “controlled company” and may elect not to comply with certain NYSE American corporate governance requirements, including the requirements that, within one year of the date of the listing of our common stock:

•	we have a board that is composed of a majority of “independent directors,” as defined under the rules of such exchange;

•	we have a compensation committee that is composed entirely of independent directors;

•	we have a nominating and corporate governance committee that is composed entirely of independent directors; and

•	we have an annual performance evaluation of the nominating and corporate governance and compensation committees.

Following this offering, we intend to rely on these exemptions. As a result, we may not have a majority of independent directors on our Board. In addition, our Compensation and Nominating & Governance Committees may not consist entirely of independent directors and/or may not be subject to annual performance evaluations. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the NYSE American corporate governance requirements.

Board Committees

Upon completion of this offering, our Board will have an Audit Committee, a Compensation Committee and a Nominating & Governance Committee. The composition, duties and responsibilities of these committees will be as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

Board Member	Audit Committee	Compensation Committee	Nominating & Governance Committee
John Costa	x	x	x
Jeffrey Pomerantz	x	x	x

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Audit Committee

Following this offering, our Audit Committee will be composed of John Costa and Jeffrey Pomerantz, with John Costa serving as chair of the committee. We intend to comply with the audit committee requirements of the SEC and NYSE American, which require that the Audit Committee be composed of at least one independent director at the closing of this offering, a majority of independent directors within 90 days following this offering and all independent directors within one year following this offering. We anticipate that, prior to the completion of this offering, our Board will determine that John Costa and Jeffrey Pomerantz meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of NYSE American. We anticipate that, prior to our completion of this offering, our Board will determine that [•] is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of NYSE American. The Audit Committee’s responsibilities upon completion of this offering will include:

•	appointing, approving the compensation of, and assessing the qualifications, performance, and independence of our independent registered public accounting firm;

•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing our policies on risk assessment and risk management;

•

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;

•	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing and discussing with management and our independent registered public accounting firm our earnings releases and guidance.

Compensation Committee

Following this offering, our Compensation Committee will be composed of John Costa and Jeffrey Pomerantz, with John Costa serving as chair of the committee. The Compensation Committee’s responsibilities upon completion of this offering will include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;

•	reviewing and approving the compensation of our other executive officers;

•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel, or other advisor retained by the Compensation Committee;

•	conducting the independence assessment outlined in rules with respect to any compensation consultant, legal counsel, or other advisor retained by the Compensation Committee;

•	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of NYSE American;

•	reviewing and establishing our leadership compensation, philosophy and guidelines;

•	overseeing and administering our equity compensation plans;

•	overseeing our diversity and inclusion programs and planning for human capital management;

•	overseeing management succession planning;

•	reviewing and making recommendations to our Board with respect to director compensation; and

•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K.

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Nominating & Governance Committee

Following this offering, our Nominating and Governance Committee will be composed of John Costa and Jeffrey Pomerantz, with John Costa serving as chair of the committee. The Nominating and Governance Committee’s responsibilities upon completion of this offering will include:

•	developing and recommending to our Board criteria for board and committee membership;

•	developing and recommending to our Board best practices and corporate governance principles;

•	identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

•	developing and recommending to our Board a set of corporate governance guidelines; and

•	reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Risk Oversight

Our Board will oversee the risk management activities designed and implemented by our management. Our Board will execute its oversight responsibility for risk management both directly and through its committees. The full Board will also consider specific risk topics, including risks associated with our strategic plan, business operations and capital structure. In addition, our Board will receive detailed regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Our Board will delegate to the Audit Committee oversight of our risk management process. Our other committees of our Board will also consider and address risk as they perform their respective committee responsibilities. All committees will report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Code of Business Conduct and Ethics

Prior to completion of this offering, we intend to adopt a code of conduct that applies to all of our employees, officers, and directors, including those officers responsible for financial reporting. Upon the closing of this offering, our code of conduct will be available on our website. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website.

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EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation earned by or paid to the named executive officers paid by the Company during the fiscal years ended December 31, 2024 and 2023, in all capacities for the accounts of our executive officers, including the Chief Executive Officer.

Name and Principal Position	Year Ended December 31,	Salary ($)	Stock Awards ($)(1)	All Other Compensation for ($)	Total ($)
Joshua Ralston, President, Chief Executive Officer, Chief Financial officer, Secretary and Chairman of the Board of Directors (1)	2024	75,000	-	-	75,000
	2023	-	-	-	-

(1) On March 31, 2025, effective April 1, 2025, Joshua Ralston resigned as President, Chief Executive Officer, Chief Financial officer, Secretary and Chairman of the Board of Directors of the Company. On March 31, 2025, effective as of April 1, 2025, a majority of voting stockholders of the Company appointed the following individuals to their respective positions: (i) Theodore Ralston as a member of the Board of Directors, and as President and Chief Executive Officer; (ii) Nanuk Warman as Secretary and Chief Financial Officer; and (iii) Anthony Newton as General Counsel.

Director Compensation

The following table shows the compensation earned by persons who served on our Board during the years ended December 31, 2024, and 2023 who are not one of our Named Executive Officers.

Name and Principal Position	Year Ended December 31,	Salary ($)	Stock Awards ($)(1)	All Other Compensation	Total ($)

John Costa	2024	-	-	-	-
	2023	-	90,000	-	90,000

Jeffery Pomerantz	2024	-	-	-	-
	2023	-	90,000	-	90,000

(1)

250,000 shares of Common Stock were issued to each of John Costa and Jeffrey Pomerantz, which vested on grant. In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of stock awards granted to Non-Employee Directors during 2023, computed in accordance with FASB ASC 718. The grant date fair value for the Common Stock granted is measured based on the closing price of our Common Stock on the date of grant.

Employment Agreements

The Company currently had no employment agreements as of December 31, 2024. Since December 31, 2024, the Company has entered into the following agreements with its officers:

Officer	Agreement	Material Terms

Stephen Conboy – Chief Technology Officer	Consulting Agreement dated January 26, 2025, effective March 1, 2025.	Term of 24 months with 6 month renewals thereafter. Monthly compensation of $20,000. Royalty buyout of $7,500,000.
Joshua Ralston – Vice President Operations	Employment Agreement dated March 1, 2025.	Term of three years with one year renewals. Monthly compensation of $16,500.
Thedore Ralston – President and Chief Executive Officer	Consulting Agreement dated April 1, 2025.	Term of 12 months with 6 month renewals. Compensation of Series C Convertible Preferred Stock issuance based upon achieving market capitalization milestones.
Nanuk Warman – Secretary and Chief Financial Officer	Consulting Agreement dated April 1, 2025.	Term of 12 months with 6 month renewals. Monthly compensation of $20,000.
Anthony Newton - General Counsel	Consulting Agreement dated April 1, 2025.	Term of 12 months with 6 month renewals. Monthly compensation of $27,500.

Outstanding Equity Awards

There were no outstanding equity awards awarded to our named executive officer as of December 31, 2024.

Director Compensation

At this time, our Board of Directors do not receive cash compensation for serving as members of our Board of Directors. During the fiscal year ended December 31, 2024, our directors, Mr. Ralston, Mr. Costa, and Mr. Pomerantz, received no compensation for director services.

Limitation on liability of officers and directors

Wyoming law provides that subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Wyoming Business Corporations Act Section 17-16-831 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the corporation’s articles of incorporation provides for greater individual liability.

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Indemnification

Wyoming law permits broad provisions for indemnification of officers and directors.

Our bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether formal or informal, civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director of or who is or was serving at our request as a director, officer, employee or agent of this or another corporation or of a partnership, joint venture, trust, other enterprise, or employee benefit plan (a “covered person”), whether the basis of such proceeding is alleged action in an official capacity as a covered person, shall be indemnified and held harmless by us to the fullest extent permitted by applicable law, as then in effect, against all expense, liability and loss (including attorneys’ fees, costs, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who ceased to be a covered person and shall inure to the benefit of his or her heirs, executors and administrators.

However, no indemnification shall be provided hereunder to any covered person to the extent that such indemnification would be prohibited by Wyoming state law or other applicable law as then in effect, nor, with respect to proceedings seeking to enforce rights to indemnification, shall we indemnify any covered person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person except where such proceeding (or part thereof) was authorized by our board of directors, nor shall we indemnify any covered person who shall be adjudged in any action, suit or proceeding for which indemnification is sought, to be liable for any negligence or intentional misconduct in the performance of a duty.

SEC Policy on Indemnification for Securities Act liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and footnotes to it sets forth information regarding the number of shares of Common Stock beneficially owned by (i) each director and named executive officer of our Company, (ii) named executive officers, executive officers, and directors of the Company as a group, and (iii) each person known by us to be the beneficial owner of 5% or more of our issued and outstanding shares of Common Stock. The percentages reflect beneficial ownership immediately prior to, and immediately after, the completion of this offering. In calculating any percentage in the following table prior to offering of Common Stock beneficially owned by one or more persons named therein, the following table is based on 10,505,161 shares of Common Stock, 1,666,667 shares of Series A Preferred Stock and 1,967,500 shares of Series C Convertible Preferred Stock outstanding as of June 5, 2025,  and any shares of Common Stock, Series A Preferred Stock, and Series C Convertible Preferred Stock the person has the right to acquire within 60 days of June 5, 2025, after giving effect to the Reverse Stock Split. Unless otherwise further indicated in the following table, the footnotes to it or elsewhere in this prospectus, the persons and entities named in the following table have sole voting and sole investment power concerning the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless as otherwise indicated in the following table and the footnotes, our named executive officers and directors’ address in the following table is c/o General Enterprise Ventures Inc., 1740H Del Range Blvd, Suite 166, Cheyenne, Wyoming 82009.

	Shares Beneficially Owned Before Offering(1)							Shares Beneficially Owned After Offering(1)
	Series A Preferred		Series C Preferred		Common Stock		% of Total Voting	Series A Preferred		Series C Preferred		Common Stock		% of Total Voting
Name of Beneficial Owner	Shares	%(2)	Shares	%(2)	Shares	%(2)	Power (3)	Shares	%(2)	Shares	%(2)	Shares	%(2)	Power(3)
Named Executive Officers and Directors
Joshua Ralston	-	-	-	-	583,334	5.6%	*	-	-	-	-	583,334	4.2%	*
John Costa	-	-	-	-	41,667	*	*	-	-	-	-	41,667	*	*
Jeffery Pomerantz	-	-	-	-	41,667	*	*	-	-	-	-	41,667	*	*

All Executive Officers and Directors as a group (6 persons)(4)	1,364,141	81.8%	1,300,000	66.1%	4,528,999	37.2%	81.4%	1,364,141	81.8%	1,300,000	66.1%	4,528,999	28.9%	81.2%

5% or More Stockholders
Theodore Ralston (5)	1,364,141	81.8%	650,000	33.0%	3,061,831	23.7%	81.4%	1,364,141	81.8%	650,000	33.0%	3,061,831	18.6%	81.2%
Stephen Conboy(6)	-	-	550,000	28.0%	1,050,500	9.6%	*	-	-	550,000	28.0%	1,050,500	7.3%	*
BoltRock Holdings LLC (7)	302,526	18.2%	650,000	33.0%	3,666,667	26.3%	18.2%	302,526	18.2%	650,000	33.0%	3,666,667	21.0%	18.2%
Equus Total Return, Inc.(8)	-	-	-	-	937,500	8.2%	*	-	-	-	-	937,500	6.3%	*
CVC California LLC(9)	-	-	-	-	725,000	6.9%	*	-	-	-	-	725,000	5.2%	*

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*	Less than 1%

(1)

Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) because of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person’s actual ownership or voting power concerning the number of shares of Common Stock outstanding on the date of this filing.

(2)

In calculating any percentage in this table of Common Stock beneficially owned by one or more persons named therein, the table prior to this offering is based on 10,505,161 shares of Common Stock as of the filing date of this registration statement and any shares of Common Stock the person has the right to acquire within the 60 days following the date of this filing. Shares immediately following the completion of this offering are based on the shares immediately prior to the completion of this offering and an offering of [•] common shares, assuming no exercise by the underwriters of their option to purchase additional common shares from us in this offering.

(3)

Percentage of total voting power with respect to all shares of our Series A Preferred Stock and Common Stock, voting together as a single class, prior to the completion of this offering and an offering of [•] common shares. The holders of our Series A Preferred Stock are entitled to one thousand (1,000) votes per share and holders of our Common Stock are entitled to one (1) vote per share.

(4)	Consists of 1,361,510 shares of Common Stock, 2,900,501 common shares issuable upon conversion of Series C Convertible Preferred Stock, and 266,988 common shares issuable upon conversion of debt.

(5)

Total beneficial common share ownership consists of 159,653 common shares held directly by Theodore Ralston, 393,522 common shares held by Janis Ralston, and 75,000 common shares held by TC Special Investments LLC, (ii) 1,364,141 shares of Series A Preferred Stock held by TC Special Investments, LLC, (iii) 2,166,667 shares of Common Stock issuable upon conversion of 650,000 shares of Series C Convertible Preferred Stock and 266,988 common shares from conversion of debt. Janis Ralston is the wife of Theodore Ralston. Theodore Ralston has sole dispositive and voting power with respect to all shares held by TC Special Investments, LLC. The address of Theodore Ralston, Janis Ralston, and TC Special Investments, LLC is c/o General Enterprise Ventures, Inc., 1740H Del Range Blvd, Suite 166, Cheyenne, Wyoming 82009.

(6)

Stephen Conboy has sole dispositive and voting power with respect to all shares. Total beneficial common share ownership consists of 650,000 common shares and 400,500 shares of Common Stock issuable upon conversion of 120,150 shares of Series C Convertible Preferred Stock.

(7)

Based on information reported on our transfer agent report for shareholder information, BoltRock Holdings LLC stated address is 712 5th Ave 22nd FL New York, NY 10019. Craig A. Huff has a controlling interest in BoltRock Holdings LLC and has dispositive and voting power with respect to the interests. Total beneficial common share ownership consists of 250,000 common shares and 2,166,667 shares of Common Stock issuable upon conversion of 650,000 shares of Series C Convertible Preferred Stock, 833,333 common shares from conversion of debt and 416,667 common shares from warrants.

(8)

Based on information reported on our transfer agent report for shareholder information, Equus Total Return, Inc stated address is 700 Louisiana Street, 43rd Floor, Houston, TX 77002. [  ] John A. Hardy has a controlling interest in Equus Total Return, Inc and has dispositive and voting power with respect to the interests. Total beneficial common share ownership consists of 625,000 common shares from conversion of debt and 312,500 shares from warrants.

(9)

Based on information reported on our transfer agent report for shareholder information, CVC California LLC stated address is 525 Okeechobee Blvd, Ste 1050, West Palm Beach, FL 33401. The Company does not know who has dispositive and voting power with respect to shares owned by CVC California LLC.

Changes in Control

There are no arrangements known to us the operation of which may at a subsequent date result in a Change in Control of the Company.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE

Unless described below, during the last two fiscal years, there were no transactions or series of similar transactions to which we were a party or will be a party, in which:

•	the amounts involved exceed or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing had, or will have, a direct or indirect material interest.

During the three months ended March 31, 2025 and the fiscal years ended December 31, 2024 and 2023, the following related parties, had transactions with the Company, after giving effect to the Reverse Stock Split:

Related Party	Nature of Relationship to the Company
TC Special Investments, LLC	An Ohio Limited Liability Company – more than ten percent shareholder
Theodore Ralston	Director, President, Chief Executive Officer from April 1, 2025 and Owner of TC Special Investments, LLC
Joshua Ralston	President, Chief Executive Officer, Chief Financial officer, Secretary and Chairman of the Board of Directors
MFB Enterprises LLC	A California limited liability company owned by Stephen Conboy
Stephen Conboy	Chief Technology Officer from April 1, 2025
Nanuk Warman	Chief Financial Officer and Secretary from April 1, 2025
Anthony Newton	General Counsel from April 1, 2025
BoltRock Holding LLC	A Delaware limited liability company – Beneficial Shareholder

For the year ended December 31, 2023:

In September 2023, the Company issued 1,200,000 shares of Series C Convertible Preferred Stock as consulting services to TC Special Investments, LLC, valued at $8,640,000.

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During the year ended December 31, 2023, TC Special Investments, LLC, advanced to the Company an amount of $307,500 for working capital purpose, and paid operating expenses of $246,425 on behalf of the Company.

During the year ended December 31, 2023, the Company repaid $125,000 owing to the loan payable to TC Special Investments, LLC.

During the year ended December 31, 2023, the Company paid commission fees of $186,500 to Stephen Conboy.

During the year ended December 31, 2023, the Company paid consulting and royalty fees of $150,500 to MFB Enterprises LLC.

During the year ended December 31, 2023, companies controlled by Nanuk Warman were paid accounting and consulting fees of $37,260.

During the year ended December 31, 2023, a company controlled by Anthony Newton was paid legal and consulting fees of $73,269.

For the year ended December 31, 2024:

In March 2024, Ralston cancelled 10,833,334 of the 11,666,667 restricted stock awards issued in June 2022.

During the year ended December 31, 2024, the Company repaid $330,000 owing to the loan payable to TC Special Investments, LLC.

During the year ended December 31, 2024, TC Special Investments, LLC, paid operating expenses of $6,495 on behalf of the Company.

In November 2024, the Company repaid $410,880 owing to the loan payable to Theodore Ralston.

On December 31, 2024, the Company issued a convertible note of $576,693, to TC Special Investments, LLC, in exchange for the amount due to related party. The convertible note has a term of twelve (12) months, at an interest rate of 10% per annum. The outstanding principal amount of convertible notes and unpaid interest is convertible at a fixed conversion price of $2.16.

For the year ended December 31, 2024, the Company paid commission fees of $245,571 to Stephen Conboy.

For the year ended December 31, 2024, the Company paid consulting and royalty fees of $97,000 to MFB Enterprises LLC.

During the year ended December 31, 2024, companies controlled by Nanuk Warman were paid accounting and consulting fees of $106,116.

During the year ended December 31, 2024, a company controlled by Anthony Newton was paid legal and consulting fees of $102,755.

For the three months ended March 31, 2025:

In February 2025, the Company issued 150,000 shares of Series C Convertible Preferred Stock as consulting services to TC Special Investments, LLC, valued at $2,103,600.

In February 2025, the Company entered into one (1) subscription agreement for convertible notes ($2,000,000) and warrants (416,667 shares of common stock) with BoltRock Holding LLC. The convertible notes have a term of twelve (12) months, at an interest rate of 10% per annum and warrants are with a term of five (5) years, at exercise price of $3.00 per share. The outstanding principal amount of convertible notes and unpaid interest is convertible at a fixed conversion price of $2.40. The obligations of the Company under the convertible note are secured by a pledge of the Company’s membership interests in MFB Ohio. In the event of a default, BoltRock Holding LLC could proceed against the equity of MFB Ohio pledged to collateralize the convertible note. MFB Ohio owns the Company’s intellectual property portfolio.

For the three months ended March 31, 2025, the Company paid commission fees of $91,290 to Stephen Conboy.

For the three months ended March 31, 2025, the Company paid consulting and royalty fees of $20,000 to MFB Enterprises LLC.

During the three months ended March 31, 2025, companies controlled by Nanuk Warman were paid accounting and consulting fees of $103,821.

During the three months ended March 31, 2025, a company controlled by Anthony Newton was paid legal and consulting fees of $75,970.

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DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 1,000,000,000 shares of Common Stock, par value $0.0001 per share. The holders of shares of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution, or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock.

No holder of shares of Common Stock of the Company shall be entitled as of right to purchase or subscribe for any part of any unissued stock of the Company or of any new or additional authorized stock of the Company of any class whatsoever, or any issue of securities of the Company convertible into stock, whether such stock or securities be issued for money or consideration other than money or by way of dividend, but any such unissued stock or such new or additional authorized stock or such securities convertible into stock may be issued and disposed of to such persons, firms, corporations and associations, and upon such terms as may be deemed advisable by the Board of Directors without offering to stockholders then of record or any class of stockholders any thereof upon the same terms or upon any terms.

We have never paid any dividends to stockholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the Common Stock until all preferred stock dividends are paid in full.

Preferred Stock

We are authorized to issue 30,000,000 shares of preferred stock, par value $0.0001 per share.

The powers, preferences, rights, qualifications, limitations, and restrictions pertaining to the preferred stock, or any series thereof, shall be such as may be fixed, from time to time, by the Stockholders and the Board of Directors.

Series A Preferred Stock

We have designated 10,000,000 shares of preferred stock as the Series A Preferred Stock. Currently, Theodore Ralston, our President, Chief Executive officer and Chairman of the Board of Directors, holds 1,364,141 shares of Series A Preferred Stock.

The holders of the Series A Preferred Stock are not entitled to receive any dividends. The holders of the Series A Preferred Stock are not entitled to a liquidation preference. The shares of the Series A Preferred Stock may not be redeemed without the consent of the holders of the Series A Preferred Stock. The holders of the Series A Preferred Stock are not entitled to preemptive rights or subscription rights.

At any annual or special meetings of stockholders of the Company or action by written consent of stockholders, each share of Series A Preferred Stock outstanding shall be entitled to 1,000 votes on all matters submitted to the stockholders of Common Stock, voting together as a single class. Holders of shares of Series A Preferred Stock do not have cumulative voting rights. This aspect means that a holder of a single share of Series A Preferred Stock cannot cast more than one vote for each position to be filled on the Board of Directors.

The Company will not, by amendment of the Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of the Articles of Incorporation and in the taking of all such action as may be necessary or appropriate to protect the rights of the holders of the Series A Preferred Stock against impairment.

So long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent as provided by the Wyoming Business Corporations Act) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock: (a) alter or change the rights, preferences or privileges of the Series A Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Company so as to adversely affect the Series A Preferred Stock; (c) increase the authorized number of shares of Series A Preferred Stock; or (d) authorize or issue any shares of senior securities.

Series C Convertible Preferred Stock

We have designated 10,000,000 shares of preferred stock as the Series C Convertible Preferred Stock.

The holders of the Series C Convertible Preferred Stock are not entitled to receive any dividends. The holders of the Series C Convertible Preferred Stock are not entitled to a liquidation preference. The shares of the Series C Convertible Preferred Stock may not be redeemed without the consent of the holders of the Series C Convertible Preferred Stock. The holders of the Series C Convertible Preferred Stock are not entitled to vote. The holders of the Series C Convertible Preferred Stock are not entitled to preemptive rights or subscription rights.

69

The Company will not, by amendment of the Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of the Articles of Incorporation and in the taking of all such action as may be necessary or appropriate to protect the rights of the holders of the Series C Convertible Preferred Stock against impairment.

So long as any shares of Series C Convertible Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent as provided by the Wyoming Business Corporations Act) of the holders of at least a majority of the then outstanding shares of Series C Convertible Preferred Stock: (a) alter or change the rights, preferences or privileges of the Series C Convertible Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Company so as to adversely affect the Series C Convertible Preferred Stock; (c) increase the authorized number of shares of Series C Convertible Preferred Stock; or (d) authorize or issue any shares of senior securities.

Each share of Series C Convertible Preferred Stock outstanding shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into 20 shares of the Common Stock of the Company (the “Conversion Ratio”). Such Conversion Ratio, and the rate at which shares of Series C Convertible Preferred Stock may be converted into shares of Common Stock, shall be subject to certain adjustments as provided in the certificate of designation and preferences of the Series C Convertible Preferred Stock.

Certain Provisions of Wyoming Law and of our Articles of Incorporation and Bylaws

The following summary of certain provisions of the Wyoming Business Corporations Act (referred to as the WBCA) and of our Articles of Incorporation and Bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the WBCA and our Articles of Incorporation and Bylaws.

Our Board of Directors

Our Bylaws provide that the number of our directors will be fixed from time to time by the vote of the majority of directors then in office, or by the vote of holders of shares representing a majority of the voting power at any annual meeting, or any special meeting called for such purpose. Our Articles of Incorporation and Bylaws provide that, subject to applicable law, the rights, if any, of holders of any series of preferred stock and the rights of stockholders to fill any vacancy, except for a vacancy created by the removal of a director, the vacancies that results from newly created directorships resulting from any increase in the authorized number of directors, and any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filed by a majority of the remaining directors, or, if the number of directors then in office is less than a quorum, by (1) the unanimous written consent of the directors then in office; (2) the affirmative vote of a majority of the directors then in office at a meeting held; or (3) a sole remaining director. A vacancy in the Board of Directors created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present or by the unanimous written consent of all shares entitled to vote.

Pursuant to our Bylaws, each member of our board of directors who is elected at our annual meeting of our stockholders, and each director who is elected in the interim to fill vacancies and newly created directorships, will hold office until the next annual meeting of our stockholders and until his or her successor is elected and qualified. Pursuant to our Bylaws, directors will be elected by a majority of votes cast by the shares present in person or by proxy at a meeting of stockholders and entitled to vote thereon, a quorum being present at such meeting.

Removal of Directors

Our Bylaws provide that, the entire Board of Directors, or an individual director, may be removed from office and the remaining members of the Board of directors may elect a successor director to fill such vacancy for the remaining unexpired term of the director so removed. However, no director may be removed when the votes cast against removal would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote, were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected; and when by the provisions of the Articles of Incorporation the holders of the shares of any class or series voting as a class or series are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

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Meetings of Stockholders

Pursuant to our Bylaws, an annual meeting of our stockholders for the purpose of the election of directors and the transaction of any other business will be held on a date and at the time and place, if any, determined by our board of directors. Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualified. In addition, our board of directors, the chairman of our board of directors, the President, or by one or more Stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at any such meeting, may call a special meeting of our stockholders for any purpose, but business transacted at any special meeting of our stockholders shall be limited to the purposes stated in the notice of such meeting. In addition, we will be required to hold a special election meeting under the circumstances described above under “Removal of Directors.”

Articles of Incorporation Amendments

Unless a higher vote is required by its governing documents, the affirmative vote of a majority of the outstanding stock entitled to vote is required to amend a Wyoming corporation’s Articles of Incorporation. However, amendments which make changes relating to the capital stock by increasing or decreasing the par value or the aggregate number of authorized shares of a class, or by altering or changing the powers, preferences or special rights of a class so as to affect them adversely, also require the affirmative vote of a majority of the outstanding shares of such class, even though such class would not otherwise have voting rights.

Bylaw Amendments

Our board of directors has the power to amend, modify or repeal our Bylaws or adopt any new provision authorized by the laws of the State of Wyoming in force at such time, provided, however, that the Stockholders entitled to vote with respect thereto may alter, amend or repeal Bylaws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of Stockholders or of the Board of Directors or to change any provisions of the Bylaws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the Stockholders.

Amendment by Stockholders

All Bylaws of the Company shall be subject to alteration or repeal, and new Bylaws may be made by the affirmative vote of Stockholders of record holding in the aggregate at least a majority of the outstanding shares of stock entitled to vote in the election of directors at any annual or special meeting of Stockholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein, the proposed amendment.

Advance Notice of Director Nominations and New Business

Our Bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by our stockholders at an annual meeting of stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time such stockholder gives us the requisite notice of such nomination or business and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in our Bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee or business proposal, as applicable.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of persons for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected only (1) by or at the direction of our board of directors or (2) provided that our board of directors has determined that a purpose of the special meeting is to elect directors, by a stockholder who was a stockholder of record both at the time such stockholder gives us the requisite notice of such nomination or business and at the time of the special meeting, who is entitled to vote at the meeting and upon such election and who has complied with the notice procedures set forth in our Bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee.

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Anti-Takeover Provisions

The Wyoming Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Wyoming corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Wyoming corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Wyoming; and (2) does business in Wyoming directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record who are also residents of Wyoming. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

Our Articles of Incorporation, Bylaws and Wyoming law contain provisions that may delay or prevent a transaction or a change in control of us that might involve a premium paid for shares of our Common Stock or otherwise be in the best interests of our stockholders, which could adversely affect the market price of our Common Stock. Certain of these provisions are described below.

Selected anti-takeover provisions of our Articles of Incorporation and Bylaws. Our Articles of Incorporation and/or Bylaws contain anti-takeover provisions that:

•

authorize our Board of Directors, without further action by the stockholders, to issue up to 30,000,0000 shares of preferred stock in one or more series, and with respect to each series, to fix the number of shares constituting that series, the powers, rights, and preferences of the shares of that series, and the qualifications, limitations and restrictions of that series;

•

specify that special meetings of our stockholders can be called only by our board of directors, the chairman of our board of directors, our president, or holders of a majority of the total voting power of all outstanding shares of our capital stock;

•	provide that our Bylaws may be amended by our board of directors without stockholder approval;
•

provide that no director may be removed when the votes cast against removal would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast;

•

provide that the board of directors is divided into three classes. The members of each class are elected for a term of three years and only one class of directors is elected annually. Thus, it would generally take at least two annual elections to replace a majority of the board of directors;

•

provide that vacancies on our board of directors or newly created directorships resulting from an increase in the number of our directors may be filled only by a vote of a majority of directors then in office, or, if the number of directors then in office is less than a quorum, by (1) the unanimous written consent of the directors then in office, (2) the affirmative vote of a majority of the directors then in office, or (3) a sole remaining director;

•

provide that, subject to the express rights, if any, of the holders of any series of preferred stock, any amendment, modification, or repeal of, or the adoption of any new or additional provision, inconsistent with our Articles of Incorporation provisions relating to the removal of directors and the vote of our stockholders required to amend our Bylaws, requires the affirmative vote of the holders of majority of the voting power of our capital stock entitled to vote generally in the election of directors;

•

provide that the stockholders may amend, modify, or repeal our Bylaws, or adopt new or additional provisions of our Bylaws, only with the affirmative vote of majority of the voting power of our capital stock entitled to vote generally; and

•	establish advance notice procedures for stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a stockholders meeting.

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Business Combinations under Wyoming Law. The Wyoming “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Wyoming corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Wyoming’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our board of directors.

Limitation on Liability and Indemnification of Directors and Officers

Our Bylaws eliminate the personal liability of our directors for damages arising from a breach of their fiduciary duty as directors or officers involving any act or omission of any such directors or officers, provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law. Any repeal or modification of this Article by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of officer of the Company for acts or omissions prior to such repeal or modification. Our Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Wyoming law, including in circumstances in which indemnification is otherwise discretionary under Wyoming law.

Under Wyoming law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made, a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

•	conducted himself or herself in good faith;

•

reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

•	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorney fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the Company, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without your approval. We may use additional shares for a variety of purposes, including future offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent

The transfer agent is Colonial Stock Transfer Company, Inc., 7840 S. 700 E, Sandy, UT 84070; telephone number is (801) 355-5740, and its website is www.colonialstock.com.

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DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

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SHARES ELIGIBLE FOR FUTURE SALE

Sale of Restricted Securities

Upon consummation of this offering, we will have [•] shares of Common Stock outstanding. Of these shares, all shares sold in this offering will be freely tradable without further restriction or registration under the Securities Act, except that any shares purchased by our affiliates may generally only be sold in compliance with Rule 144, which is described below.

Rule 144

The shares of our Common Stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act. Any shares of our Common Stock held by an “affiliate” of ours may not be resold publicly except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise. Rule 144 permits our Common Stock that has been acquired by a person who is an affiliate of ours, or has been an affiliate of ours within the three months of the date of sale, to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

•	1% of the total number of shares of our Common Stock outstanding; or

•	the average weekly reported trading volume of our Common Stock for the four calendar weeks prior to the sale.

Such sales are also subject to specific manner of sale provisions, a six-month holding period requirement, notice requirements and the availability of current public information about us.

Rule 144 also provides that a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned shares of our Common Stock that are restricted securities, will be entitled to freely sell such shares of our Common Stock subject only to the availability of current public information regarding us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned for at least one year shares of our Common Stock that are restricted securities, will be entitled to freely sell such shares of our Common Stock under Rule 144 without regard to the current public information requirements of Rule 144.

Lock-Up Agreements

All of our directors, executive officers and holders of 5% or more of shares of Common Stock (or securities convertible or exercisable for Common Stock) prior to this offering, are subject to lock-up agreements that, subject to certain exceptions, prohibit them from directly or indirectly offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to purchase, granting any option, right or warrant to purchase or otherwise transferring or disposing of any shares of Common Stock, options to acquire shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired, or entering into any swap or any other agreement or any transaction that transfer, in whole or in part, directly or indirectly, the economic consequence of ownership, for a period of 180 days following the effective date of the registration statement of which this prospectus forms a part, without the prior written consent of the Representative.

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UNDERWRITING

Univest Securities, LLC is acting as representative of the underwriters. Subject to the terms and conditions of an underwriting agreement between us and the Representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of Common Stock listed next to its name in the following table:

Underwriter	Number of Shares of Common Stock
Univest Securities, LLC	[•]
Total	[•]

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the securities offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The securities are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the shares of Common Stock offered by this prospectus if any such shares are taken, other than those shares of Common Stock covered by the over-allotment option described below.

Over-Allotment Option

We have granted a 45-day option to the Representative, exercisable one or more times in whole or in part, to purchase up to [•] additional shares from us. If the Representative exercises all or part of this option, it will purchase shares of Common Stock covered by the option at the public offering price per share of Common Stock that appears on the cover page of this prospectus, less the underwriting discount. We will be obligated, pursuant to the option, to sell these additional shares of Common Stock to the underwriters to the extent the option is exercised.

Discounts and Commissions

The underwriters propose initially to offer the shares of Common Stock at the public offering price set forth on the cover page of this prospectus and to dealers at those prices less a concession not in excess of $      per share of Common Stock.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise of the over-allotment option we granted to the representative of the underwriters.

	Per Share of Common Stock	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$	$	$
Underwriting discount (7.5%)	$	$	$
Proceeds, before expenses, to us	$	$	$

We have agreed to reimburse the representative up to a maximum of $350,000 for out-of-pocket accountable expenses, including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, accountable roadshow expenses, and background checks on our principal stockholders, directors and officers.

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, are approximately $[•].

Representative’s Warrants

Upon completion of this offering, we have agreed to issue to the representative as compensation, warrants to purchase up to 5.0% of the aggregate number of shares of Common Stock sold in this offering (the “Representative’s Warrants”). The Representative’s Warrants will be exercisable at a per share exercise price equal to 125% of the public offering price per share of Common Stock in this offering. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, immediately upon issuance and will expire five years following the commencement of sales in this offering.

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The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of Common Stock at a price below the warrant exercise price.

Lock-Up Agreements

We, our executive officers and directors, and holders of 5% or more of shares of Common Stock (or securities convertible or exercisable for Common Stock) prior to this offering, have agreed, not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our Common Stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our Common Stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of ours or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 180 days following of the effectiveness of the registration statement of which this prospectus forms a part, without the prior written consent of the Representative.

Tail Financing

We have agreed that the Representative shall be entitled to compensation commensurate with that to be received in this offering from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by the Representative to us during the period between the date of that certain engagement agreement by and between the Company and the Representative, dated December 15, 2024 (the “Engagement Agreement”), and the closing of the offering, in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated any time within the 18-month period following the closing date of this offering

Discretionary Accounts

The underwriters do not intend to confirm sales of the shares of Common Stock offered hereby to any accounts over which they have discretionary authority.

NYSE American Listing

We intend to apply to have our Common Stock listed on NYSE American under the symbol “GEVI”. No assurance can be given that our application will be approved by NYSE American, and if not, we will not consummate this offering.

Determination of Offering Price

The public offering price of the shares of Common Stock was negotiated between us and the underwriters. Factors considered in determining the public offering price of the shares and warrants include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

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Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares of Common Stock than are set forth on the cover page of this prospectus. This creates a short position in our Common Stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of Common Stock over-allotted by the underwriters is not greater than the number of shares of Common Stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of Common Stock involved is greater than the number of securities in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our Common Stock or reduce any short position by bidding for, and purchasing, Common Stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing securities in this offering because the underwriter repurchases the securities in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, securities in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Common Stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our shares of Common Stock are traded, in the over-the-counter market, or otherwise.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Conflicts of Interest

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

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Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our securities, or the possession, circulation or distribution of this prospectus or any other material relating to us or our securities in any jurisdiction where action for that purpose is required. Accordingly, our securities may not be offered or sold, directly or indirectly, and this prospectus or any other offering material or advertisements in connection with our securities may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area and United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which have been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

●	to legal entities which are qualified investors as defined under the Prospectus Regulation;
●

by the underwriters to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for our securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our securities in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our securities in, from or otherwise involving the United Kingdom.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

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Hong Kong

The securities may not be offered or sold by means of this document or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

People’s Republic of China

This prospectus has not been and will not be circulated or distributed in the PRC, and the securities may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

South Korea

The securities may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The securities have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the securities may not be re-sold to South Korean residents unless the purchaser of the securities complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

Taiwan

The securities have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the securities in Taiwan.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our shares of Common Stock, but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our securities.

This summary does not address any alternative minimum tax considerations, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	tax-exempt organizations or governmental organizations;

●	regulated investment companies and real estate investment trusts;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	tax-qualified retirement plans;

●	certain former citizens or long-term residents of the United States;

●	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors therein);

●	persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who do not hold our securities as a capital asset within the meaning of Section 1221 of the Code; or

●	persons deemed to sell our securities under the constructive sale provisions of the Code.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our securities, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our securities arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

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Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our securities. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our securities, other than a partnership, that is:

●	an individual citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●

a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our Common Stock and do not anticipate paying any dividends on our Common Stock in the foreseeable future. However, if we do make distributions on our Common Stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our Common Stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied. Any dividends that we pay to a U.S. holder that is a corporation may qualify for a deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of our Common Stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s tax basis in such Common Stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such Common Stock. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the Common Stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Consequences to Non-U.S. Holders

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our Common Stock unless:

●

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

●

the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

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●

shares of our Common Stock constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non- U.S. holder’s holding period for, our Common Stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our Common Stock is regularly traded on an established securities market, such Common Stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively holds more than five percent of such regularly traded Common Stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our Common Stock.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Common Stock beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our securities made to you may be subject to information reporting and backup withholding at a current rate of 28% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends paid by us, and under current transitional rules are expected to apply with respect to the gross proceeds from a sale or other disposition of our securities on or after January 1, 2020. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our securities, including the consequences of any proposed changes in applicable laws.

83

LEGAL MATTERS

The validity of the issuance of the Common Stock offered by us in this offering will be passed upon for us by the Law Office of Anthony F. Newton of Sugar Land, Texas. Certain legal matters related to the offering will be passed upon for the Representative by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The financial statements of General Enterprise Ventures, Inc. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, appearing in this prospectus have been audited by WWC, P.C., independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of General Enterprise Ventures, Inc. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and these securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

84

  General Enterprise Ventures, Inc.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:

The Board of Directors and Stockholders of

General Enterprises Ventures, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of General Enterprises Ventures, Inc. (the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal controls over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-2

Valuation of Intangible Assets

Description of the Matter

As described in Notes 2 and 6 to the consolidated financial statements, the Company reviews intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company’s intangible assets comprised of patents and totaled $3.7 million as of December 31, 2024. We identified the auditing of the valuation of intangible assets as a critical audit matter because it represents a significant portion of the Company’s total assets, and it requires a significant amount of judgment to evaluate the recoverability of the carrying amount of the intangible assets. The primary procedures we performed to address this critical audit matter included the following, among others:

•	We obtained an understanding of the process utilized by the Company’s management to evaluate the recoverability of the carrying amount of the intangible assets.

•	We tested the Company’s process and evaluated the reasonableness of the inputs that management used in its analysis, including the comparison of revenue projections with actual results.

Valuation of Derivative Liability

Description of the Matter

As described in Notes 2, 8 and 9 to the consolidated financial statements, the Company recorded convertible notes that included a conversion feature that was required to be accounted for separately as a derivative liability under ASC 815, Derivatives and Hedging. We identified the auditing of the valuation of derivative liability as a critical audit matter due to the significant judgment and complex estimation required in determining its fair value. The fair value of this derivative liability is estimated using a binomial lattice model, which incorporates assumptions about the Company’s conversion price, volatility, dividend yield, risk-free interest rate, credit risk, and potential early conversion behavior. The primary procedures we performed to address this critical audit matter included the following, among others:

•	We obtained the Company’s valuation model and obtained an understanding of the process utilized by the Company to determine the fair value of the derivative liability.

•	We tested the Company’s process and evaluated the reasonableness of the inputs and assumptions used in the Company’s fair value calculation.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID: 1171

We have served as the Company’s auditor since 2024.

San Mateo, California

March 31, 2025

F-3

General Enterprise Ventures, Inc.

Consolidated Balance Sheets

	December 31,	December 31,
	2024	2023
Assets
Current Assets
Cash	$775,133	$549,755
Accounts receivable	317,455	427,433
Inventory	324,657	230,197
Prepaid expenses	74,129	10,671
Deferred offering costs	126,104	-
Total Current Assets	1,617,478	1,218,056

Non-Current Assets
Intangible assets, net	3,699,491	3,948,106
Operating lease right-of-use asset	49,347	129,683
Equipment, net	111,374	7,299
Total Assets	$5,477,690	$5,303,144

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$186,984	$54,572
Promissory note	-	120,000
Convertibles notes, net of discount	196,077	54,000
Convertibles note - related party	576,693	-
Financing loan	96,849	-
Due to related parties	-	1,309,077
Derivative liability	1,055,233	-
Operating lease liability - current portion	50,047	80,136
Total Current Liabilities	2,161,883	1,617,785

Non-current Liability
Operating lease liability	-	50,047
Total Liabilities	2,161,883	1,667,832

Stockholders' Equity
Preferred Stock, par value $0.0001, authorized 30,000,000 shares:
Series A Preferred Stock, par value $0.0001, designated 10,000,000 shares,
10,000,000 shares issued and outstanding	1,000	1,000
Series C Convertible Preferred Stock, par value $0.0001, designated 10,000,000 shares,
3,001,969 and 2,273,499 issued and outstanding, respectively	300	227
Common Stock par value $0.0001, authorized 1,000,000,000 shares,
36,841,581 and 97,545,388 shares issued and outstanding, respectively	3,684	9,755
Additional paid-in capital	79,676,211	72,427,996
Common Stock to be issued - 0 and 500,000 shares, respectively	-	180,000
Subscription received - 0 and 183,333 shares of Series C Convertible Preferred stock to be issued, respectively	-	500,000
Accumulated deficit	(76,365,388)	(69,483,666)
Total Stockholders' Equity	3,315,807	3,635,312
Total Liabilities and Stockholders' Equity	$5,477,690	$5,303,144

See the accompanying Notes, which are an integral part of these consolidated financial statements.

F-4

General Enterprise Ventures, Inc.

Consolidated Statements of Operations and Comprehensive Loss

	Years Ended
	December 31,
	2024	2023

Revenue	$808,372	$520,645

Operating expenses
Cost of revenue, exclusive of amortization and depreciation shown separately below	554,182	182,730
Cost of revenue - related parties	101,317	77,404
Amortization and depreciation	264,696	248,510
General and administration	498,445	256,602
Advertising and marketing	1,005,504	148,289
Management compensation	75,000	180,000
Professional fees	1,935,900	625,452
Professional fees - related parties	1,664,004	8,899,596
Research and development expense	14,002	-
Total operating expenses	6,113,050	10,618,583

Loss from operations	(5,304,678)	(10,097,938)

Other expense
Interest expense	(257,782)	(4,328)
Change in fair value of derivative liability	(409,776)	-
Loss on settlement of debt	(909,486)	-
Total other expense	(1,577,044)	(4,328)

Loss from operations before taxes	(6,881,722)	(10,102,266)

Provision for income taxes	-	-
Net loss	$(6,881,722)	$(10,102,266)

Comprehensive loss	$(6,881,722)	$(10,102,266)

Net loss per common share - basic and diluted	$(0.14)	$(0.10)
Basic and diluted weighted average number of common shares outstanding	50,296,518	96,663,470

See the accompanying Notes, which are an integral part of these consolidated financial statements.

F-5

General Enterprise Ventures, Inc.

Consolidated Statements of Change in Stockholders’ Equity

	Convertible Series A		Convertible Series C				Additional	Preferred Stock	Common Stock		Total
	Preferred stock		Preferred stock		Common Stock		Paid-In	to be	to be	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	issued	issued	Deficit	Equity

Balance - December 31, 2022	10,000,000	$1,000	950,000	$95	93,945,388	$9,395	$62,719,578	$-	$-	$(59,381,400)	$3,348,668.0

Subscription received - Series C Convertible Preferred shares to be issued	-	-	-	-	-	-	-	500,000	-	-	500,000
Common stock to be issued - management	-	-	-	-	-	-	-	-	180,000	-	180,000
Issuance Series C Convertible Preferred Stock in cash	-	-	273,499	27	-	-	907,573	-	-	-	907,600
Common stock issued for services	-	-	-	-	600,000	60	146,790	-	-	-	146,850
Conversion of Series C Convertible Preferred Stock in Common stock	-	-	(150,000)	(15)	3,000,000	300	(285)	-	-	-	-
Issuance Series C Convertible Preferred Stock for services -related party	-	-	1,200,000	120	-	-	8,639,880	-	-	-	8,640,000
Contribution inventory - related party	-	-	-	-	-	-	14,460	-	-	-	14,460
Net loss	-	-	-	-	-	-	-	-	-	(10,102,266)	(10,102,266)
Balance - December 31, 2023	10,000,000	$1,000	2,273,499	$227	97,545,388	$9,755	$72,427,996	$500,000	$180,000	$(69,483,666)	$3,635,312

Series C Convertible Preferred Stock issued for preferred stock to be issued	-	-	183,332	18	-	-	499,982	(500,000)	-	-	-
Series C Convertible Preferred Stock issued in cash	-	-	421,805	43	-	-	1,844,957	-	-	-	1,845,000
Series C Convertible Preferred Stock issued for services	-	-	123,333	12	-	-	1,195,988	-	-	-	1,196,000
Common stock issued for stock to be issued - management	-	-	-	-	500,000	50	179,950	-	(180,000)	-	-
Common stock issued for conversion and settlement of debt	-	-	-	-	1,546,193	154	1,112,201	-	-	-	1,112,355
Cancellation of comment stock -related party	-	-	-	-	(65,000,000)	(6,500)	6,500	-	-	-	-
Common stock issued for compensation	-	-	-	-	1,250,000	125	1,074,625	-	-	-	1,074,750
Common stock issued for services	-	-	-	-	1,000,000	100	787,149	-	-	-	787,249
Common stock warrants issued	-	-	-	-	-	-	546,863	-	-	-	546,863
Net loss	-	-	-	-	-	-	-	-	-	(6,881,722)	(6,881,722)
Balance - December 31, 2024	10,000,000	$1,000	3,001,969	$300	36,841,581	$3,684	$79,676,211	$-	$-	$(76,365,388)	$3,315,807

See the accompanying Notes, which are an integral part of these consolidated financial statements.

F-6

General Enterprise Ventures, Inc.

Consolidated Statement of Cash Flows

	Years Ended
	December 31,
	2024	2023

Cash Flows from Operating Activities:
Net loss	$(6,881,722)	$(10,102,266)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,861,999	8,966,850
Series C Convertible Preferred stock-based compensation	1,196,000	-
Bad debt expense	22,774	-
Non-cash lease expenses	80,336	71,349
Depreciation and amortization	264,696	248,510
Amortization debt discount	196,077	-
Loss on settlement of debt	909,486	-
Change in fair value of derivative	409,776	-
Changes in operating assets and liabilities:
Accounts receivable	87,204	(427,433)
Inventory	(94,460)	(101,092)
Prepaid expense	(63,458)	(10,431)
Related party advances funding operating expense	6,496	246,425
Accounts payable and accrued liabilities	147,281	(32,827)
Operating lease liabilities	(80,136)	(70,849)
Net Cash used in Operating Activities	(1,937,651)	(1,211,764)

Cash Flows from Investing Activities:
Purchase of equipment	-	(4,015)
Net Cash used in Investing Activities	-	(4,015)

Cash Flows from Financing Activities:
Proceeds from convertible notes	1,206,320	-
Deferred offering cost	(126,104)	-
Proceeds from loan - related party	2,000	307,500
Repayments of loan- related party	(740,880)	(125,000)
Proceeds from issuance Series C Convertible Preferred Stock	1,845,000	907,600
Proceeds from stock subscription	-	500,000
Proceeds from promissory note	-	120,000
Repayments of financing loan	(23,307)	-
Net Cash provided by Financing Activities	2,163,029	1,710,100

Change in cash	225,378	494,321
Cash, beginning of period	549,755	55,434
Cash, end of period	$775,133	$549,755

Supplemental Disclosure Information:
Cash paid for interest	$9,157	$-

Non-Cash Financing Disclosure:
Common stock issued for services	$1,861,999	$146,850
Common stock to be issued for management	$-	$180,000
Series C Convertible Preferred stock issued for services	$1,196,000	$-
Common stock issued upon conversion of Series C Convertible Preferred stock	$-	$300
Common stock issued for conversion and settlement of debt	$1,112,355	$-
Common stock issued for stock to be issued - management	$180,000	$-
Series C Convertible Preferred stock issued for subscription received	$500,000	$-
Cancellation comment stock - related party	$6,500	$-
Warrants issued in conjunction with convertible debts	$546,863	$-
Reclassification of due to related party to convertible note	$-	$19,000
Contribution inventory - related party	$-	$14,460
Issuance Series C Convertible Preferred stock for services -related party	$-	$8,640,000
Right -of-use assets obtained in exchange for new operating lease liabilities	$-	$161,665
Recognition of derivative liability as debt discount	$645,457	$-
Acquisition of property and equipment as financing loan	$120,155	$-

See the accompanying Notes, which are an integral part of these consolidated financial statements.

F-7

General Enterprise Ventures, Inc.

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

Note 1 – Organization, Business and Going Concern

General Enterprise Ventures, Inc., was originally incorporated under the laws of the State of Nevada on March 14, 1990 and on June 3, 2021 was redomiciled to the State of Wyoming. When used in these notes, the terms “GEVI,” “Company,” “we,” “us” and “our” mean General Enterprise Ventures, Inc. and all entities included in our consolidated financial statements.

Business

We are an environmentally sustainable flame retardant and flame suppression company for the residential home industry throughout the United States and Canada markets. Management is experienced at business integration and branding potential. The Company is bringing to the marketplace unique, disruptive product with significant environmental impact potential.

The Company holds various intellectual property in the form of patents and trademarks in the fields of fire suppression, mapping and tracking of fire retardant dispersion and fire inhibition chemistry and technology. The Company has obtained multiple certification and accreditations in this industry, such as being the only EPA Safer Choice approved, long-term fire retardant, awarded UL GreenGuard Gold status, California Bioassay water approval, and the Laboratory for Environmental Narrative Strategies.

Going Concern

Our consolidated financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred losses since inception and has a net loss of approximately $6.9 million and revenue of $0.8 million for the year ended December 31, 2024. The Company also has a working capital deficiency of approximately $0.5 million as of December 31, 2024. In addition, the Company has been dependent on related parties to fund operations and has an amount owing to related parties of $0.6 million outstanding at December 31, 2024. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

Management recognizes that the Company must obtain additional resources to successfully implement its business plans. During the year ended December 31, 2024, the Company completed financings from the issuance of Series C preferred stock, common stock, promissory notes and related party loans, generating net proceeds of approximately $3.1 million. However, the Company’s existing cash resources and income from operations, are not expected to provide sufficient funds to carry out the Company’s operations and business development through the next twelve (12) months.

Management plans to continue to raise funds and complete an Initial Public Offering (IPO) to support our operations in 2025. However, no assurances can be given that we will be successful. If management is not able to timely and successfully raise additional capital and/or complete an IPO, the implementation of the Company’s business plan, financial condition and results of operations will be materially affected. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-8

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

The Company’s fiscal year is December 31.

Principles of Consolidation

The consolidated financial statements include the accounts of General Enterprise Ventures, Inc., and its wholly owned subsidiary. Intercompany transactions and balances have been eliminated.

Reclassification

Certain amounts have been reclassified to improve the clarity and comparability of the financial statements. These reclassifications had no impact on previously reported total assets, liabilities, equity, net income (loss), or cash flows for any periods presented.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Segment Information

Our Chief Executive Officer (“CEO”) is the chief operating decision maker who reviews financial information on a consolidated basis for purposes of allocating resources and evaluating financial performance. Accordingly, we determined we operate in a single reporting segment - environmentally sustainable flame retardant and flame suppression company for the residential home industry.

Our CEO assesses performance and decides how to allocate resources primarily based on consolidated net income, which is reported on our Consolidated Statements of Operations. Total assets on the Consolidated Balance Sheets represent our segment assets.

F-9

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. The Company did not have any cash equivalents at December 31, 2024 and 2023. The Company had cash of $775,133 and $549,755 at December 31, 2024 and 2023, respectively.

Periodically, the Company may carry cash balances at financial institutions more than the federally insured limit of $250,000 per institution. The amount in excess of the FDIC insurance as of December 31, 2024, was approximately $387,000. The Company has not experienced losses on account balances and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant.

Inventory

Inventories consist of finished goods and raw materials which are stated at lower cost or net realizable value, with cost being determined on the weighted average method.

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. This value includes an appropriate allowance for estimated uncollectible accounts to reflect any expected loss on the trade accounts receivable balances and charged to the provision for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make the required payments for services. Accounts with known financial issues are first reviewed and specific estimates are recorded. The remaining accounts receivable balances are then grouped in categories by the number of days the balance is past due, and the estimated loss is calculated as a percentage of the total category based upon past history. Account balances are charged against the allowance when it is probable that the receivable will not be recovered.

During the years ended December 31, 2024 and 2023, the Company recorded bad debt expense of $22,774 and $0, respectively, and no allowance for credit losses as of December 31, 2024 and 2023.

Intangible Assets

Intangible assets with finite lives are initially recorded at cost and amortized on a straight-line basis over the estimated economic useful lives of the respective assets. Acquired intangible assets from business combinations and asset acquisitions are recognized and measured at fair value at the time of acquisition. These assets are patents and represent assets with finite lives and are further amortized on a straight-line basis over the estimated economic useful lives of 20 years for these acquired patents.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed on the straight-line method. Currently our assets consist of furniture and equipment and vehicle which we amortize over a useful life of 5 and 7 years.

F-10

Maintenance and repairs are charged to expense as incurred. Improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any gains or losses are reflected in the income.

Impairment of Long-lived Assets Other Than Goodwill

Long-lived assets with finite lives, primarily property and equipment, intangible assets, and operating lease right-of-use assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value.

Leases

ASC 842 supersedes the lease requirements in ASC 840 “Leases”, and generally requires lessees to recognize operating and finance lease liabilities and corresponding right-of-use (“ROU”) assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU assets and lease liabilities on the consolidated balance sheets. Consistent with all other operating leases, short-term lease expense is recorded on a straight-line basis over the lease term.

The Company determines the present value of minimum future lease payments for operating leases by estimating a rate of interest that it would have to pay to borrow on a collateralized basis over a similar term, an amount equal to the lease payments and a similar economic environment (the “incremental borrowing rate” or “IBR”).The Company determines the appropriate IBR by identifying a reference rate and making adjustments that take into consideration financing options and certain lease-specific circumstances.

As of December 31, 2024 and 2023, the Company’s lease agreement is accounted for as operating leases.

Fair Value of Financial Instruments

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

●	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

●	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

●	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

F-11

The Company’s financial instruments, including cash, accounts receivable, prepaid expenses, accounts payable and accrued liabilities, and loans payable, are carried at historical cost. At December 31, 2024 and 2023, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

Convertible Notes

The Company bifurcates conversion options from their host instruments and accounts for them as free-standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. We evaluate all of our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For our derivative financial instruments, the Company used a Binomial Lattice model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within twelve (12) months of the balance sheet date.

Warrant

For warrants that are determined to be equity-classified, we estimate the fair value at issuance and record the amounts to additional paid in capital (potentially on a relative fair value basis if issued in a basket transaction with other financial instruments). Warrants that are equity-classified are not subsequently remeasured unless modified or required to be reclassified as liabilities.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Revenue

The Company recognizes revenue from its contracts with customers in accordance with ASC 606 – Revenue from Contracts with Customers. The Company recognizes revenues when satisfying the performance obligation of the associated contract that reflects the consideration expected to be received based on the terms of the contract.

Revenue related to contracts with customers is evaluated utilizing the following steps:

i. Identify the contract, or contracts, with a customer;

ii. Identify the performance obligations in the contract;

F-12

iii. Determine the transaction price;

iv. Allocate the transaction price to the performance obligations in the contract;

v. Recognize revenue when the Company satisfies a performance obligation.

For the year ended December 31, 2024, our revenues currently consist of a sale of product used for lumber products for fire prevention and an installation of self-contained sprinkler systems. Revenue is recognized at a point in time, that is which the risks and rewards of ownership of the product transfer from the Company to the customer.

Cost of Revenue

For the years ended December 31, 2024 and 2023, cost of revenue consisted of:

	Years Ended
	December 31,
	2024	2023
Cost of inventory	$407,334	$101,978
Freight and shipping	9,321	14,494
Consulting and advisory-related party	19,400	30,100
Royalty and sales commission-related party	81,917	47,304
Rent expense	137,527	66,258
Total cost of revenue	$655,499	$260,134

Basic and Diluted Net Loss Per Common Share

Basic earnings (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed by dividing income available to common stockholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if potentially dilutive securities had been issued.

For the years ended December 31, 2024 and 2023, the following common stock equivalents were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive.

	December 31,	December 31,
	2024	2023
	Shares	Shares
Convertible notes	3,240,000	300,000
Common stock warrants	1,620,000	-
Series C Convertible Preferred Stock	51,923,443	19,347,886
Convertible Series A Preferred Stock(1)	-	10,000,000,000
	56,783,443	10,019,647,886

(1) Series A Preferred Stock was amended in March 2024 to remove the conversion feature (Note 12).

F-13

For the years ended December 31, 2024 and 2023 the reconciliation to net loss per common share basic and the anti-dilutive impact on net loss per share, are as follows:

	Years Ended
	December 31,
	2024	2023
Numerator:
Net loss	$(6,881,722)	$(10,102,266)
Change in fair value of derivatives	409,776	-
Interest on convertible debts	50,723	1,311
Net loss - diluted	$(6,421,223)	$(10,100,955)

Denominator:
Weighted average common shares outstanding	50,296,518	96,663,470
Effect of dilutive shares
Convertible notes	1,273,490	300,000
Preferred stock	51,923,443	10,019,347,886
Common stock warrants	195,286	-
Diluted	103,688,737	10,116,311,356

Net income per common share:
Basic	$(0.14)	$(0.10)
Diluted	$(0.06)	$(0.00)

Deferred Offering Costs

Pursuant to ASC 340-10-S99-1, costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. Deferred offering costs consist of underwriting, legal, accounting, and other expenses incurred through the balance sheet date that are directly related to the proposed public offering. Should the proposed public offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be expensed.

As of December 31, 2024 and 2023, deferred offering costs consisted of the following:

	December 31,	December 31
	2024	2023
Legal fees	$52,131	$-
General and administrative expenses	73,973	-
Total	$126,104	$-

Share-Based Compensation

The Company accounts for employee and non-employee stock awards under ASC 718, Compensation – Stock Compensation, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to nonemployees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable. Equity grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation cost is reversed in the period related to the termination of service.

During the years ended December 31, 2024 and 2023, stock-based compensation was recognized as follows:

	Years Ended
	December 31,
	2024	2023
Management compensation	$-	$180,000
Professional fees	975,249	146,850
Professional fees - related party	1,422,750	8,640,000
Advertising and marketing	660,000	-
	$3,057,999	$8,966,850

The Company valued common stock based on the quoted stock price on a date of issuance and Series C Convertible Preferred stock as if converted to common stock, using the quoted stock price of the Company’s common stock on a date of issuance.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded to reduce the Company’s deferred tax assets to an amount that is more likely than not to be realized.

F-14

Recently Issued Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, requiring public entities to disclose additional information about specific expense categories in the notes to the financial statements on an interim and annual basis. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of adopting ASU 2024-03.

In March 2024, the FASB issued ASU 2024-02 "Codification Improvements – Amendments to Remove References to the Concepts Statements" ("ASU 2024-02"), which contains amendments to the Codification to remove references to various FASB Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. Generally, ASU 2024-02 is not intended to result in significant accounting changes for most entities. ASU 2024-02 is effective for the Company for fiscal years beginning after December 15, 2024. The Company does not expect this update to have a material impact on its financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires, among other things, additional disclosures primarily related to the income tax rate reconciliation and income taxes paid. The expanded annual disclosures are effective for our year ending December 31, 2025. The Company is currently evaluating the impact that ASU 2023-09 will have on our consolidated financial statements and whether we will apply the standard prospectively or retrospectively.

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its financial statements.

Recently Adopted Accounting Pronouncement

In November 2023, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2023-07, Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which requires additional disclosures around significant segment expenses and disclosures to identify the title and position of the chief operating decision maker (“CODM”). ASU 2023-07 was effective for the year ended December 31, 2024 and interim periods thereafter.

Note 3 – Inventory

At December 31, 2024 and 2023, inventory consisted of the following:

	December 31,	December 31,
	2024	2023
Finished goods	$50,469	$14,950
Raw materials	274,188	215,247
	$324,657	$230,197

The Company did not write-off any inventories as unsalable for the years ended December 31, 2024 and 2023.

Note 4 – Prepaid expenses

At December 31, 2024 and 2023, equipment consisted of the following:

	December 31,	December 31,
	2024	2023
Insurance	$19,807	$10,431
Legal retainer	30,000	-
Security deposit	7,819	-
Other prepaid operating expenses	16,503	240
	$74,129	$10,671

F-15

Note 5 – Equipment, net

At December 31, 2024 and 2023, equipment consisted of the following:

	December 31,	December 31,
	2024	2023
Cost:
Equipment	$9,366	$9,365
Vehicle	120,155	-
	129,521	9,365
Less: accumulated depreciation	(18,147)	(2,066)
Equipment, net	$111,374	$7,299

During the years ended December 31, 2024 and 2023, the Company recorded depreciation of $16,081 and $1,263, respectively.

During the year ended December 31, 2024, the Company purchased a vehicle for $120,155, with a financing loan.

Financing loan

The Company had financing loan for a purchase of vehicle for the year ended December 31, 2024. A repayment of loan schedule is $1,898 per month for the first 36 months and then $2,590 per months for 30 months with an interest rate of $11.54%. For the year ended December 31, 2024, the Company repaid $32,462, of which $9,157 is for interest. As of December 31, 2024, the Company had a financing loan of $96,849 and disclosed it as current liability as the Company fully paid off this financing loan in March 2025.

Note 6 – Intangible Assets, net

In 2022, the Company acquired the intellectual property of MFB California, 19 patents centered around its MFB Technology for the prevention and spread of wildfires.

As of December 31, 2024 and 2023, finite lived intangible assets consisted of the following:

	December 31,	December 31
	2024	2023
Patents	$4,195,353	$4,195,353
Accumulated amortization	(495,862)	(247,247)
Intangible assets, net	$3,699,491	$3,948,106

F-16

Estimated future amortization expense for finite lived intangibles are as follows:

December 31,
2025	$247,931
2026	247,931
2027	247,931
2028	247,931
2029	247,931
Thereafter	2,459,836
$3,699,491

As of December 31, 2024, the weighted-average useful life is 15.12 years.

During the year ended December 31, 2024 and 2023, the amortization expense was $248,615 and $247,247, respectively. The Company commenced with amortization during 2023, when we started operations using the acquired assets.

Note 7 – Lease

In March 2022, the Company has entered into an operating lease for the office, with the term of 18 months. In July 2023, the Company amended the contract and extended the lease term to July 2025.

For the years ended December 31, 2024 and 2023, right-of-use asset and lease information about the Company’s operating lease consist of:

	Year Ended
	December 31,
	2024	2023
The components of lease expense were as follows:
Operating lease cost	$85,992	$70,830
Short-term lease cost	75,252	8,816
Variable lease cost	22,125	8,698
Total lease cost	$183,369	$88,344

Supplemental cash flow information related to leases was as follows:

	Year Ended
	December 31,
	2024	2023
Cash paid for operating cash flows from operating leases	$98,917	$79,528
Right-of-use asset obtained in exchange for new operating lease liabilities	$-	$161,665

Weighted-average remaining lease term - operating leases (year)	0.58	1.58
Weighted-average discount rate — operating leases	6.50%	6.50%

Supplemental balance sheet information related to leases was as follows:

	December 31,	December 31,
	2024	2023
Operating lease right-of-use asset	$49,347	$129,683

Operating lease liabilities:
Current portion	$50,047	$80,136
Non-current portion	-	50,047
	$50,047	$130,183

F-17

The following table outlines maturities of our lease liabilities as of December 31, 2024:

Year ended December 31,

2025	$50,862
Thereafter	-
50,862
Less: Imputed interest	(815)
Operating lease liabilities	$50,047

Note 8 – Convertible Notes

The components of convertible notes as of December 31, 2024 and 2023, were as follows:

	Principal		Interest	December 31,	December 31,
Payment date	Amount	Maturity date	Rate	2024	2023
August 11, 2022	$18,000	February 11, 2023	2%	$-	$18,000
September 2, 2022	$17,000	March 2, 2023	2%	-	17,000
April 1, 2023	$19,000	Due on demand	2%	-	19,000
July 15, 2024	$795,000	July 15, 2025	10%	795,000	-
August 15, 2024	$326,000	August 15, 2025	10%	326,000	-
November 15, 2024	$100,000	November 15, 2025	10%	100,000	-
December 15, 2024	$75,000	December 15, 2025	10%	75,000	-
Total Convertible notes				$1,296,000	$54,000
Less: Unamortized debt discount				(1,099,923)	-
				196,077	54,000
Less: Current portion				(196,077)	(54,000)
Long -term portion				$-	$-

On September 30, 2022, the Company entered into a convertible note agreement for the amount of $54,000, with term of six (6) months from the date of receipt of the funds, at interest rate of 2% per annum. At the sole option of the Lender, all or part of unpaid principal then outstanding may be converted into shares of common stock at any time starting 24 hours after payment at a fixed conversion price of $0.18 per share. During the year ended December 31, 2024, the Company settled liabilities of $23,400 and converted notes with principal amounts of $54,000 and accrued interest of $1,702 into 496,193 shares of common stock. The fair market value of the common shares converted was $126,655 at the issuance date, as a result, the Company recognized a loss on debt settled by common stock of $130,462.

On July 15, 2024 and August 15, 2024, the Company entered into seventeen (17) subscription agreements for convertible notes ($1,121,000) and warrants (1,401,250 shares of common stock). The convertible notes have a term of twelve (12) months, at an interest rate of 10% per annum and warrants are with a term of five (5) years, at exercise price of $0.50 per share. The outstanding principal amount of convertible notes and unpaid interest is convertible at conversion price of the lesser of (i) $0.40 or (ii) a 30% discount to the price of shares issued in connection with a qualified financing. In November and December, additionally, the Company entered into three (3) subscription agreements for convertible notes ($175,000) and warrants (218,750 shares of common stock). The Company paid 8% financing fee of $89,680, accrued fee of $14,000 and recorded financing fee as debt discount.

F-18

During the year ended December 31, 2024, the Company recognized the debt discount of $1,296,000 (Original Issued Discounts of $103,680, warrants discount of $546,863 and derivative liability of $645,457) and amortized debt discount of $196,077.

During the year ended December 31, 2024 and 2023, the Company recognized interest expenses of $50,723 and $1,311 and amortization of debt discount of $196,077 and $0, respectively. As of December 31, 2024 and 2023, the Company recorded accrued interest of $50,723 and $1,567, respectively.

The Company determined that the conversion feature met the definition of a liability in accordance with ASC Topic No. 815-40, Derivatives and Hedging - Contracts in Entity's Own Stock and therefore bifurcated the embedded conversion option once the note becomes convertible and accounted for it as a derivative liability. The fair value of the conversion feature was recorded as a debt discount and “day 1” derivative loss for the excess amount of debt discount and amortized to interest expense over the term of the note.

Note 9 – Derivative Liability

Fair Value Assumptions Used in Accounting for Derivative Liabilities

ASC 815 requires us to assess the fair market value of derivative liabilities at the end of each reporting period and recognize any change in the fair market value as other income or expense. The Company determined our derivative liabilities to be a Level 3 fair value measurement and used the Binomial Lattice model to calculate the fair value as of issuance and December 31, 2024.

The underlying assumptions of Binomial Lattice model are as follows:

1.	The short-term interest rates, including risk-free rate, are known and remain constant over time.
2.	The absence of any arbitrage opportunities is assumed.
3.	The stock price follows a continuous-time random walk, with the rate of variance proportional to the square of the stock price.
4.	The distribution of possible stock prices at the end of any given finite interval is assumed to be lognormal.
5.	The variance of the rate of return on the stock is constant.
6.	No commissions or transaction costs are incurred when buying or selling the stock or option.
7.	The option's early exercise value is evaluated at each node of the lattice.
8.	If applicable, the tax rate remains consistent for all transactions and market participants.

For the year ended December 31, 2024, the estimated fair values of the liabilities measured on a recurring basis are as follows:

December 31
2024
Expected term	0.29 years
Total Nodes	72
Risk-free interest rate	4.15%
Stock price at valuation date	$0.73
Adjusted stock price at valuation date	$7.30
Expected average volatility	95.41%

F-19

The following table summarizes the changes in the derivative liabilities during the year ended December 31, 2024:

Fair Value Measurements Using Significant Observable Inputs (Level 3)

Balance - December 31, 2023	$-

Addition of new derivatives recognized as debt discounts	645,457
Addition of new derivatives recognized as loss on derivatives	409,776
Balance - December 31, 2024	$1,055,233

Note 10 – Promissory Note

On June 7, 2023, the Company entered into a promissory note agreement for the amount of $120,000, in terms of twelve (12) months and interest rate of 5% per annum. During the years ended December 31, 2024 and 2023, the Company recognized $750 and $3,017 interest, respectively. As of December 31, 2023, the Company owed principal of $120,000 and accrued interest of $3,017.

During the year ended December 31, 2024, the Company settled the promissory note with principal amount of $120,000 and accrued interest of $3,767 into 1,050,000 shares of common stock. The fair market value of the common shares converted was $902,790 at the issuance date, as a result, the Company recognized a loss on debt settled by common stock of $779,024.

Note 11 – Related Party Transactions

The related parties that had material transactions for the years ended December 31, 2024 and 2023, consist of the following:

Related Party	Nature of Relationship to the Company
A	An Ohio Corporation – a significant shareholder
B	Owner of related party A
C	Chief Executive Officer (CEO) of the Company
D	A California Corporation owned by related party E
E	Significant shareholder
F	Former MFB Ohio board advisor, resigned during 2024
G	MFB Ohio board advisor
H	MFB Ohio board advisor
I	MFB Ohio board advisor
J	Director and Chief Executive Officer of GEVI Insurance Holdings Inc.
K	Former MFB Ohio board advisor, resigned during 2024

F-20

As of December 31, 2024 and 2023, amounts owing to related parties consists as follows:

	December 31,	December 31,
Related Party	2024	2023
A	$-	$897,197
B	-	411,880
	$-	$1,309,077

During the years ended December 31, 2024 and 2023, related party A advanced to the Company an amount of $2,000 and $307,500 for working capital proposes and $6,495 and $246,425 for operating expenses paid directly to vendors, on behalf of the Company, respectively. During the years ended December 31, 2024 and 2023, the Company repaid $330,000 and $125,000 owing to the related party A and $410,880 and $0 owing to the related party B, respectively. On December 31, 2024, the Company issued a $576,693 convertible note to related party A in exchange for the amount due to related party A and B of $576,693.

For the years ended December 31, 2024 and 2023, expenses to related parties and their nature consists of:

	Year Ended
	December 31
Related Party	2024	2023	Nature of transaction	Financial Statement Line Item
D	$77,600	$120,400	Cash paid for consulting fees	Professional fees - related party
D	$19,400	$30,100	Cash paid for consulting and advisory fees	Cost of revenue – related party
E	$163,654	$139,196	Cash paid for management fee	Professional fees - related party
E	$81,917	$47,304	Cash paid for royalty and sales commissions (See Note14)	Cost of revenue – related party
F	$214,950	$-	250,000 shares of common stock issued for advisory fee	Professional fees - related party
G	$429,900	$-	500,000 shares of common stock issued for advisory fee	Professional fees - related party
H	$128,970	$-	150,000 shares of common stock issued for advisory fee	Professional fees - related party
I	$214,950	$-	250,000 shares of common stock issued for advisory fee	Professional fees - related party
J	$348,000	$-	20,000 shares of Series C preferred stock for advisory fee	Professional fees - related party
K	$85,980	$-	100,000 shares of common stock issued for advisory fee	Professional fees - related party

Convertible note – related party

On December 31, 2024, the Company issued convertible note of $576,693, to related party A, in exchange for the amount due to related party. The convertible note has a term of twelve (12) months, at an interest rate of 10% per annum. The outstanding principal amount of convertible note and unpaid interest is convertible at a fixed conversion price of $0.36. The conversion price is a fixed price and the Company determined that conversion feature did not need to be bifurcated. The Company has accounting for the convertible debt at amortized cost under ASC 470-20.

As of December 31, 2024, the Company recorded convertible note – related party of $576,693.

Note 12 – Stockholders’ Equity

Amended Articles of Incorporation

Effective on March 17, 2025, the Company amended its Articles of Incorporation to increase the authorized shares to 1,030,000,000 shares, of which 1,000,000,000 shares are common stock and 30,000,0000 shares are preferred stock.

F-21

Preferred Shares

Shares Outstanding

The Company is authorized to issue up to 30,000,000 shares of Preferred Stock, par value $0.0001 per share.

Series A Preferred Stock

The Company originally designated 10,000,000 shares of its Preferred Stock as Series A Convertible Preferred Stock. On March 29, 2024, the Company amended and restated its Series A Convertible Preferred Stock to designate 10,000,000 shares of its Preferred Stock as Series A Preferred Stock, par value $0.0001, with the following rights and privileges.

Dividends. Holders of shares of Series A Preferred Stock are not entitled to receive dividends.

Voting Rights. Each share of Series A Preferred Stock is entitled to 1,000 votes on all matters submitted to a vote of stockholders. Holders of shares of Series A Preferred Stock do not have cumulative voting rights. This means a holder of a single share of Series A Preferred Stock cannot cast more than one vote for each position to be filled on the Board.

Other Rights. Shares of Series A Preferred Stock are not entitled to a liquidation preference. The holders of the Series A Preferred Stock may not be redeemed without the consent of the holders of the Series A Preferred Stock. The holder of the Series A Preferred Stock are not entitled to pre-emptive rights or subscription rights.

The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of its Charter and in the taking of all such action as may be necessary or appropriate to protect the rights of the holders of the Series A Preferred Stock against impairment.

So long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent as provided by the Wyoming Business Corporations Act) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock: (a) alter or change the rights, preferences or privileges of the Series A Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series A Preferred Stock; (c) increase the authorized number of shares of Series A Preferred Stock; or (d) authorize or issue any shares of senior securities.

Fully Paid. The issued and outstanding shares of Series A Preferred Stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of Series A Preferred Stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares.

As of December 31, 2024 and 2023, there were 10,000,000 shares of Series A Preferred stock issued and outstanding.

F-22

Series C Convertible Preferred Stock

The Company originally designated 5,000,000 shares of its Preferred Stock as Series C Convertible Preferred Stock. On March 17, 2025, the Company amended and restated its Series C Convertible Preferred Stock to designate 10,000,000 shares of its Preferred Stock as Series C Convertible Preferred Stock, par value $0.0001, with the following rights and privileges.

Dividends. Holders of shares of Series C Convertible Preferred Stock are not entitled to receive dividends.

Voting Rights. The holders of the Series C Convertible Preferred Stock are not entitled to vote.

Conversion Rights. Each share of Series C Convertible Preferred Stock outstanding as such time shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into 20 shares of the Common Stock of the Company (the “Conversion Ratio”). Such Conversion Ratio, and the rate at which shares of Series C Convertible Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment.

If at any time or from time to time there shall be (i) a merger or consolidation of the Company with or into another corporation, (ii) the sale of all or substantially all of the Company’s capital stock or assets to any other person, (iii) any other form of business combination or reorganization in which the Company shall not be the continuing or surviving entity of such business combination or reorganization, or (iv) any transaction or series of transactions by the Company in which more than 50 percent (50%) of the Company’s voting power is transferred (each a “Reorganization”) then as a part of such Reorganization, the provision shall be made so that the holders of the Series C Convertible Preferred Stock shall thereafter be entitled to receive the same kind and amount of stock or other securities or property (including cash) of the Company, or the successor corporation resulting from such Reorganization.

Other Rights. The holders of the Series C Convertible Preferred Stock are not entitled to a liquidation preference. The holders of the Series C Convertible Preferred Stock may not be redeemed without the consent of the holders of the Series C Convertible Preferred Stock. The holder of the Series C Convertible Preferred Stock is not entitled to pre-emptive rights or subscription rights.

The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of its Charter and in the taking of all such action as may be necessary or appropriate to protect the rights of the holders of the Series C Convertible Preferred Stock against impairment.

So long as any shares of Series C Convertible Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent as provided by the Wyoming Business Corporations Act) of the holders of at least a majority of the then outstanding shares of Series C Convertible Preferred Stock: (a) alter or change the rights, preferences or privileges of the Series C Convertible Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series C Convertible Preferred Stock; (c) increase the authorized number of shares of Series C Convertible Preferred Stock; or (d) authorize or issue any shares of senior securities.

Fully Paid. The issued and outstanding shares of Series C Convertible Preferred Stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of Series C Convertible Preferred Stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares.

F-23

During the year ended December 31, 2024, the Company issued 728,470 shares of Series C Convertible Preferred Stock as follow;

•	183,332 shares issued for stock payable of $500,000.
•	421,805 shares for purchase subscriptions of $1,845,000, at prices of $4.00 to $6.00 per share.
•	123,333 issued for services, valued at $1,196,000 at market price on issuance dates.

During the year ended December 31, 2023, the Company issued 1,473,499 shares of Series C Convertible Preferred Stock as follows:

•

During the year ended December 31, 2023, the Company issued 273,499 shares of Series C Convertible Preferred Stock in connection with subscription agreements signed with investors at prices of $2.40 and $4.00 per share for total amount of $907,600.

•

During the year ended December 31, 2023, the Company issued 1,200,000 shares of Series C Convertible Preferred Stock to a related party for consulting services rendered to the Company from October 2021 through July 2023. The Company valued the 1,200,000 shares of Convertible Preferred Stock, as if converted to 24,000,000 shares of common stock, using the quoted stock price of the Company’s common stock at approval date (November 1, 2022), resulting in a value of $8,640,000.

On April 5, 2023, the holder of the Series C Convertible Preferred Stock converted 150,000 shares of the Company’s Series C Convertible Preferred Stock into 3,000,000 shares of the Company’s common shares.

As of December 31, 2024 and 2023, there were 3,001,969 and 2,273,499 shares of the Company’s Series C Convertible Preferred Stock issued and outstanding, respectively.

Subscription Received

During the year ended December 31, 2023, the Company received $500,000 for subscriptions of 183,332 shares of Series C Convertible Preferred Stock. As of December 31, 2023, 183,332 shares were not issued and are recorded as preferred stock to be issued with value of $500,000 in equity. During the year ended December 31, 2024, the Company issued the 183,332 shares of Series C Convertible Preferred Stock.

Common Stock

The Company has authorized 1,000,000,000 shares of common stock with a par value of $0.0001. Each share of common stock entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

During the year ended December 31, 2024, the Company issued 4,296,193 shares of Common Stock and cancelled 65,000,000 shares as follow:

•	1,250,000 shares issued for compensation, valued at $1,074,750 at market price on issuance date.
•	1,000,000 shares issued for services, valued at $787,249 at market price on issuance date.
•	1,546,193 shares for conversion and settlement of debt of $1,112,355 at market price on issuance date.
•	500,000 shares issued for common stock to be issued from fiscal year ended 2023 – to two directors of the Company.
•	65,000,000 shares were cancelled by the Company's President, valued $6,500 at par value.

F-24

During the year ended December 31, 2023, the Company issued 3,600,000 shares of common stock as follows:

•	600,000 shares issued for services valued at $146,850.
•	3,000,000 shares issued for conversion of 150,000 shares of Series C Convertible Preferred Stock

As of December 31, 2024 and 2023, there were 36,841,581 and 97,545,388 shares of the Company’s common stock issued and outstanding, respectively.

Restricted Stock Awards

On June 13, 2022, the Company issued 70,000,000 Restricted Stock Awards (“RSAs”) to a member of the board of directors and President of the Company. Set out below is a summary of the changes in the Restricted Shares during the year ended December 31, 2024 and 2023:

	Restricted Stock Award	Weighted -Average Grant Price
Balance, December 31, 2022	70,000,000	$0.03
Granted	-	-
Vested	-	-
Forfeited	-	-
Balance, December 31, 2023	70,000,000	$0.03
Granted	-	-
Vested	-	-
Cancelled	(65,000,000)	0.03
Balance, December 31, 2024	5,000,000	$0.03

As of December 31, 2023, 70,000,000 shares issued to a member of the board of directors and President of the Company are restricted (the “Restricted Stock Award”) and shall be released only upon the Company achieving gross revenue in each of the calendar years ended December 31, 2023, 2024, 2025 and 2026, of not less than $100,000,000. The holder of the Restricted stock shall be entitled to vote but is not entitled to dividends or disposal. During the year ended December 31, 2024, 65,000,000 shares were cancelled.

Common Stock to be Issued

On November 1, 2022, the Company’s Board of Directors approved the issuance of 250,000 shares of common stock to each of the two independent directors for their board services in support of the Company. The Company valued the 500,000 shares of common stock at the market value of the Company’s common stock at approval date for the amount of $180,000. During the year ended December 31, 2024, the Company issued 500,000 shares of common stock and settled common stock to be issued of $180,000.

On April 22, 2024, the Company entered into an advisory and consulting agreement for a period of twelve (12) months with share compensation of 250,000 shares of common stock upon signing the agreement. The Company valued the 250,000 shares based on market value at signing of the agreement, in the amount of $200,000 and recorded as common stock to be issued as a component of stockholders’ equity. On July 1, 2024, the Company terminated the agreement due to a lack of service performance by a contractor and 250,000 shares to be issued were cancelled.

As of December 31, 2024 and 2023, 0 and 500,000 shares were not yet issued and are recorded as common stock to be issued of $0 and $180,000 in equity, respectively.

Warrants

The Company issued a total of 1,620,000 warrants for a period of five years at an exercise price per share of $0.50 in connection with convertible notes for the year ended December 31, 2024. The Company recorded the warrants of $546,863 to additional paid in capital.

We evaluate all warrants issued to determine the appropriate classification under ASC 480 and ASC 815. In addition to determining classification, we evaluate these instruments to determine if such instruments meet the definition of a derivative. The classification of all outstanding warrants, including whether such instruments should be recorded as equity, is evaluated at the end of each reporting period.

The warrants are valued using a Black Scholes valuation model. The use of this valuation model requires the input of highly subjective assumptions. Any change to these inputs could produce significantly higher or lower fair value measurements.

The Company utilized the following assumptions:

2024
Expected term	5.00 years
Expected average volatility	239-251%
Expected dividend yield	-
Risk-free interest rate	3.79–4.30%

A summary of activity of the warrants during the year ended December 31, 2024 as follows:

Warrants Outstanding
		Weighted Average	Weighted Average Remaining
	Shares	Exercise Price	Contractual life (in years)

Outstanding, December 31, 2023	-	$-	-
Granted	1,620,000	0.50	5.00
Exercised	-	-	-
Forfeited/canceled	-	-	-
Outstanding, December 31, 2024	1,620,000	$0.50	4.61

The intrinsic value of the warrants as of December 31, 2024 is $372,276.

F-25

Note 13 - Income Taxes

Components of income tax expense (benefit) are as follows for the years ended December 31, 2024 and 2023:

	2024	2023
Current	$-	$-
Deferred	-	-
Income tax benefit	$-	$-

The tax effects of temporary differences which give rise to the significant portions of deferred tax assets or liabilities are as follows at December 31, 2024 and 2023:

	2024	2023
Deferred tax assets and liabilities
Net operating losses carried forward	$7,148,000	$5,780,000
Intangibles	(57,000)	(103,000)
Total deferred tax asset	7,091,000	5,677,000
Less: valuation allowance	(7,091,000)	(5,677,000)
Net deferred tax asset	$-	$-

The Company will have approximately $34.4 million and $27.5 million of gross net operating loss carry-forwards at December 31, 2024 and 2023, respectively. Federal NOLs do not expire, but are subject to 80% income limitation on use; state and local laws may vary by jurisdiction. Net deferred tax assets are mainly comprised of temporary differences between financial statement carrying amount and tax basis of assets and liabilities.

ASC 740 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At December 31, 2024 and 2023, respectively, a full valuation allowance was recognized.

In addition, the Company performed a comprehensive review of its uncertain tax positions and determined that no adjustments were necessary relating to unrecognized tax benefits at December 31, 2024 and 2023. The Company’s federal and state income tax returns are subject to examination by taxing authorities for three years after the returns are filed, and as such the Company’s federal and state income tax returns remain open to examination.

The reconciliation of the income tax benefit is computed at the U.S. federal statutory rate as follows:

	2024	2023
Statutory tax rate	21.0%	21.0%
State tax rate	8.8%	8.8%
Effect of change in income tax rate for deferred tax assets
Effect of expenses not deductible for tax purpose	(1.8)%	0.0%
Amortization	0.5%	0.5%
Change in valuation allowance	(28.5)%	(30.3)%
Effective income tax rate	0.0%	0.0%

F-26

Note 14 – Commitments and Contingencies

As part of the intellectual asset purchase agreement with MFB California, the Company is subject to royalties of 10% derived from gross invoiced sales of the MFB product excluding funds received for sales and use tax (Note 11).

Note 15 – Disaggregated revenue and Concentration

During years ended December 31, 2024 and 2023, disaggregated revenue was as follows:

	Years Ended
	December 31,
	2024	2023
Product sales	$626,389	$452,285
Product installation service	181,983	68,360
	$808,372	$520,645

During years ended December 31, 2024 and 2023, customer and supplier concentrations (more than 10%) were as follows:

Revenue and accounts receivable

	Percentage of Revenue		Percentage of
	For Year Ended		Accounts Receivable
	December 31		December 31	December 31
	2024	2023	2024	2023
Customer A	30.20%	-	-	-
Customer B	13.68%	-	21.08%	-
Customer C	10.30%	-	-	-
Customer D	19.55%	32.65%	49.77%	39.77%
Customer E	-	44.19%	-	53.82%
Customer F	5.79%	-	15.44%	-
Total (as a group)	79.52%	76.84%	86.29%	93.59%

Purchase and accounts payable

	Percentage of Purchase		Percentage of
	For Year Ended		Accounts payable for purchase
	December 31		December 31	December 31
	2024	2023	2024	2023
Supplier A	33.09%	77.01%	-	-
Supplier B	12.25%	-	74.46%	-
Supplier C	23.80%	-	-	-
Supplier D	8.25%	4.41%	25.54%	-
Total (as a group)	77.39%	81.42%	100.00%	-

To reduce risk, the Company closely monitors the amounts due from its customers and assesses the financial strength of its customers through a variety of methods that include, but are not limited to, engaging directly with customer operations and leadership personnel, visiting customer locations to observe operating activities, and assessing customer longevity and reputation in the marketplace. As a result, the Company believes that its accounts receivable credit risk exposure is limited.

F-27

Note 16 – Subsequent Events

Management has evaluated subsequent events through March 31, 2025, which is the date these financial statements were available to be issued. Based on our evaluation no material events have occurred that require disclosure, except as follows:

•	15,536,620 shares of common stock issued for conversion of 776,831 shares of Series C Convertible Preferred Stock
•	225,000 shares of Series C Convertible Preferred stock were issued as follows;
o 197,500 shares for services, valued at $2,769,740
o 27,500 shares for cash of $160,000 at prices of $4.00 and $6.00 per share
•	In February 2025, the Company entered into twelve (12) subscription agreements for convertible notes ($4,075,000) and warrants (5,093,750 shares of common stock). The convertible notes have a term of twelve (12) months, at an interest rate of 10% per annum and warrants are with a term of five (5) years, at an exercise price of $0.50 per share.

F-28

General Enterprise Ventures, Inc.

Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2025	2024
	(Unaudited)
Assets
Current Assets
Cash	$3,740,336	$775,133
Accounts receivable, net	745,769	317,455
Inventory	312,484	324,657
Prepaid expenses and other current assets	60,902	74,129
Deferred offering costs	149,452	126,104
Total Current Assets	5,008,943	1,617,478

Non-Current Assets
Intangible assets, net	3,637,508	3,699,491
Operating lease right-of-use asset	28,430	49,347
Equipment, net	339,879	111,374
Security deposit	36,991	-
Total Assets	$9,051,751	$5,477,690

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$530,472	$186,984
Deferred revenue	157,236	-
Convertibles notes, net of discount	541,905	196,077
Convertibles notes - related parties	783,456	576,693
Accrued interest - related parties	31,206	-
Financing loan	-	96,849
Derivative liability	2,887,000	1,055,233
Operating lease liability	28,830	50,047
Total Current Liabilities	4,960,105	2,161,883

Total Liabilities	4,960,105	2,161,883

Stockholders' Equity
Preferred Stock, par value $0.0001, authorized 30,000,000 shares:
Series A Preferred Stock, par value $0.0001, designated 10,000,000 shares,
10,000,000 shares issued and outstanding	1,000	1,000
Series C Convertible Preferred Stock, par value $0.0001, designated 10,000,000 shares,
2,450,138 and 3,001,969 issued and outstanding, respectively	245	300
Common Stock, par value $0.0001, authorized 1,000,000,000 shares,
52,378,201 and 36,841,581 shares issued and outstanding, respectively	5,238	3,684
Additional paid-in capital	91,353,955	79,676,211
Accumulated deficit	(87,268,792)	(76,365,388)
Total Stockholders' Equity	4,091,646	3,315,807
Total Liabilities and Stockholders' Equity	$9,051,751	$5,477,690

See the accompanying Notes, which are an integral part of these unaudited consolidated financial statements.

F-29

General Enterprise Ventures, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three months ended
	March 31,
	2025	2024

Revenue	$969,382	$433,018

Operating expenses
Cost of revenue, exclusive of amortization and depreciation shown separately below	556,970	96,869
Cost of revenue - related parties	95,290	47,346
Amortization and depreciation	74,539	63,835
General and administration	211,202	97,325
Advertising and marketing	104,496	90,406
Salary and management compensation	638,423	25,000
Professional fees	627,318	1,180,379
Professional fees - related parties	2,119,600	1,468,404
Total operating expenses	4,427,838	3,069,564

Loss from operations	(3,458,456)	(2,636,546)

Other income (expense)
Interest expense	(410,791)	(885)
Interest expense - related party	(62,056)	-
Financing expense	(6,167,334)	-
Change in fair value of derivative liability	(804,767)	-
Loss on settlement of debt	-	(882,279)
Total other expense	(7,444,948)	(883,164)

Loss from operations before taxes	(10,903,404)	(3,519,710)

Provision for income taxes	-	-
Net loss	$(10,903,404)	$(3,519,710)

Comprehensive loss	$(10,903,404)	$(3,519,710)

Net loss per common share - basic and diluted	$(0.23)	$(0.04)
Basic and diluted weighted average number of common shares outstanding	47,889,844	92,232,946

See the accompanying Notes, which are an integral part of these unaudited consolidated financial statements.

F-30

General Enterprise Ventures, Inc.

Consolidated Statements of Change in Stockholders’ Equity

(Unaudited)

For the three months ended March 31, 2025

	Series A		Convertible Series C				Additional		Total
	Preferred stock		Preferred stock		Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance - December 31, 2024	10,000,000	$1,000	3,001,969	$300	36,841,581	$3,684	$79,676,211	$(76,365,388)	$3,315,807

Series C Preferred Stock issued for cash	-	-	27,500	3	-	-	259,997	-	260,000
Series C Preferred Stock issued for services	-	-	167,500	17	-	-	2,349,003	-	2,349,020
Series C Preferred Stock issued for compensation	-	-	30,000	3	-	-	420,717	-	420,720
Common stock issued for conversion of Series C Preferred Stock	-	-	(776,831)	(78)	15,536,620	1,554	(1,476)	-	-
Common stock warrants issued	-	-	-	-	-	-	8,649,503	-	8,649,503
Net loss	-	-	-	-	-	-	-	(10,903,404)	(10,903,404)
Balance - March 31, 2025	10,000,000	$1,000	2,450,138	$245	52,378,201	$5,238	$91,353,955	$(87,268,792)	$4,091,646

For the three months ended March 31, 2024

	Series A Preferred stock		Convertible Series C Preferred stock		Common Stock		Preferred Stock to be	Common Stock to be	Additional Paid-In	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	issued	issued	Capital	Deficit	Equity

Balance - December 31, 2023	10,000,000	$1,000	2,273,499	$227	97,545,388	$9,755	$500,000	$180,000	$72,427,996	$(69,483,666)	$3,635,312

Series C Preferred Stock issued for cash	-	-	158,333	16	-	-	(320,000)	-	484,984	-	165,000
Series C Preferred Stock issued for services	-	-	40,000	4	-	-	-	-	695,996	-	696,000
Common stock issued for stock to be issued - management	-	-	-	-	250,000	25	-	(90,000)	89,975	-	-
Common stock issued for conversion and settlement of debt	-	-	-	-	1,506,762	150	-	-	1,084,998	-	1,085,148
Cancellation of comment stock -related party	-	-	-	-	(65,000,000)	(6,500)	-	-	6,500	-	-
Common stock issued for services	-	-	-	-	2,000,000	200	-	-	1,701,800	-	1,702,000
Net loss	-	-	-	-	-	-	-	-	-	(3,519,710)	(3,519,710)
Balance - March 31, 2024	10,000,000	$1,000	2,471,832	$247	36,302,150	$3,630	$180,000	$90,000	$76,492,249	$(73,003,376)	$3,763,750

See the accompanying Notes, which are an integral part of these unaudited consolidated financial statements.

F-31

General Enterprise Ventures, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended
	March 31,
	2025	2024

Cash Flows from Operating Activities:
Net loss	$(10,903,404)	$(3,519,710)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	2,769,740	2,398,000
Financing expense	6,167,334	-
Non-cash lease expenses	20,917	19,602
Depreciation and amortization	74,539	63,835
Amortization debt discount	376,678	-
Loss on settlement of debt	-	882,279
Change in fair value of derivative	804,767	-
Changes in operating assets and liabilities:
Accounts receivable	(428,314)	(253,532)
Inventory	(83,124)	41,406
Prepaid expense and other current assets	21,933	(792)
Security deposit	(36,991)	-
Accounts payable and accrued liabilities	334,782	44,554
Accrued interest - related parties	31,206	-
Deferred revenue	157,236	-
Operating lease liabilities	(21,217)	(19,302)
Net Cash used in Operating Activities	(713,918)	(343,660)

Cash Flows from Investing Activities:
Purchase of equipment	(26,988)	-
Net Cash used in Investing Activities	(26,988)	-

Cash Flows from Financing Activities:
Proceeds from convertible notes	1,909,000	-
Proceeds from convertible note - related party	1,776,082	-
Deferred offering cost	(23,348)	-
Proceeds from issuance Series C Preferred Stock	260,000	165,000
Repayment of financing loan	(215,625)	-
Net Cash provided by Financing Activities	3,706,109	165,000

Change in cash	2,965,203	(178,660)
Cash, beginning of period	775,133	549,755
Cash, end of period	$3,740,336	$371,095

Supplemental Disclosure Information:
Cash paid for interest	$5,584	$-
Cash paid for taxes	$-	$-

Non-Cash Financing Disclosure:
Common stock issued upon conversion of Series C Preferred stock	$1,553	$-
Common stock issued for conversion and settlement of debt	$-	$1,085,148
Common stock issued for stock to be issued - management	$-	$90,000
Series C Preferred stock issued for subscription received	$-	$320,000
Cancellation comment stock - related party	$-	$6,500
Warrants issued in conjunction with convertible debt	$2,482,169	$-
Recognition of derivative liability as debt discount	$1,027,000	$-
Transfer from inventory to property and equipment	$95,297	$-
Acquisition of property and equipment as financing loan	$118,776	$-

See the accompanying Notes, which are an integral part of these unaudited consolidated financial statements.

F-32

General Enterprise Ventures, Inc.

Notes to Unaudited Consolidated Financial Statements

March 31, 2025

Note 1 – Organization, Business and Going Concern

General Enterprise Ventures, Inc., was originally incorporated under the laws of the State of Nevada on March 14, 1990. On June 3, 2021, after approval by the board of directors and shareholders of the Company, the Company was redomiciled to the State of Wyoming. On October 11, 2021, after approval by the board of directors and shareholders of the Company, the Company was renamed General Enterprise Ventures, Inc., in the State of Wyoming. When used in these notes, the terms “GEVI,” “Company,” “we,” “us” and “our” mean General Enterprise Ventures, Inc. and all entities included in our unaudited consolidated financial statements.

Corporate Changes

Effective June 25, 2024, the Company formed and organized a wholly owned subsidiary, GEVI Insurance Holdings Inc., an Ohio corporation (“GEVI Insurance”), to enter the wildfire insurance markets utilizing the Company’s flame retardant and flame suppression product. Effective February 21, 2025, the Company formed MFB Insurance Company, Inc., a Hawaii corporation (“MFBI”)  and organized it as a wholly owned subsidiary of GEVI Insurance to act as a captive insurance company to enter the wildfire insurance market. MFBI was formed to act as a captive insurance company to reinsure real property protected with the Company’s CitroTech product. MFBI is not currently able to reinsure real property.

Business

Our product is CitroTech™, which is utilized in wildfire defense and to treat lumber to inhibit fire. In addition, we are developing a coating to treat lumber during manufacture prior to distribution. Our product is sustainable, because it is made of food-grade ingredients derived from corn, fruits and other renewable sources. Our current customer base is mainly comprised of homeowners, developers and fire departments. Homeowners and developers use our product to proactively spray wood framing during construction to treat the property prior to the occurrence of fires. We install systems to deploy our product remotely to provide a buffer zone around properties to prevent combustion. Fire Departments use our product to proactively spray around controlled burns and areas that traditionally have active wildfire risk to prevent expansion of the burn area.

Going Concern

Our unaudited consolidated financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred losses since inception and has a net loss of approximately $10.9 million and revenue of $1.0 million for the three months ended March 31, 2025. The Company also has working capital of approximately $49,000 as of March 31, 2025. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the unaudited consolidated financial statements are issued.

Management recognizes that the Company must obtain additional resources to successfully implement its business plans. During the three months ended March 31, 2025, the Company completed financings from the issuance of Series C preferred stock, and convertible notes, generating net proceeds of approximately $3.9 million. However, the Company’s existing cash resources and income from operations, are not expected to provide sufficient funds to carry out the Company’s operations and business development through the next twelve (12) months.

Management plans to continue to raise funds and complete a public offering to support our operations in 2025. However, no assurances can be given that we will be successful. If management is not able to timely and successfully raise additional capital and/or complete a public offering, the implementation of the Company’s business plan, financial condition and results of operations will be materially affected. These unaudited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-33

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, the unaudited interim financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments consisting of normal recurring entries necessary for a fair statement of the periods presented for: (a) the financial position; (b) the result of operations; and (c) cash flows, have been made in order to make the unaudited interim financial statements presented not misleading. The results of operations for such interim periods are not necessarily indicative of operations for a full year. The accompanying unaudited interim consolidated financial statements should be read in conjunction with the unaudited consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2024, as filed with the SEC on March 31, 2025.

Principles of Consolidation

The unaudited interim consolidated financial statements include the accounts of General Enterprise Ventures, Inc., and its wholly owned subsidiaries. Intercompany transactions and balances have been eliminated.

Reclassification

Certain amounts have been reclassified to improve the clarity and comparability of the financial statements. These reclassifications had no impact on previously reported total assets, liabilities, equity, net income (loss), or cash flows for any periods presented.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Segment Information

Our Chief Executive Officer (“CEO”) is the chief operating decision maker who reviews financial information on a consolidated basis for purposes of allocating resources and evaluating financial performance. Accordingly, we determined we operate in a single reporting segment - environmentally sustainable flame retardant and flame suppression company for the residential home industry.

Our CEO assesses performance and decides how to allocate resources primarily based on consolidated net income, which is reported on our Consolidated Statements of Operations. Total assets on the Consolidated Balance Sheets represent our segment assets.

F-34

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. The Company did not have any cash equivalents as of March 31, 2025 and December 31, 2024. The Company had cash of $3,740,336 and $775,133, as of March 31, 2025 and December 31, 2024, respectively.

Periodically, the Company may carry cash balances at financial institutions more than the federally insured limit of $250,000 per institution. The amount in excess of the FDIC insurance as of March 31, 2025, was approximately $2.7 million. The Company has not experienced losses on account balances and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant.

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. This value includes an appropriate allowance for estimated uncollectible accounts to reflect any expected loss on the trade accounts receivable balances and charged to the provision for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make the required payments for services. Accounts with known financial issues are first reviewed and specific estimates are recorded. The remaining accounts receivable balances are then grouped in categories by the number of days the balance is past due, and the estimated loss is calculated as a percentage of the total category based upon past history. Account balances are charged against the allowance when it is probable that the receivable will not be recovered.

During the three months ended March 31, 2025 and 2024, the Company recorded no bad debt expense, and no allowance for credit losses as of March 31, 2025 and December 31, 2024.

Fair Value of Financial Instruments

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

●	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

●	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

●	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The Company’s financial instruments, including cash, accounts receivable, prepaid expenses, accounts payable and accrued liabilities, and loans payable, are carried at historical cost. As of March 31, 2025 and December 31, 2024, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

Convertible Notes

The Company bifurcates conversion options from their host instruments and accounts for them as free-standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

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Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. We evaluate all of our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For our derivative financial instruments, the Company used a Binomial Lattice model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within twelve (12) months of the balance sheet date.

Warrants

For warrants that are determined to be equity-classified, we estimate the fair value at issuance and record the amounts to additional paid in capital (potentially on a relative fair value basis if issued in a basket transaction with other financial instruments). Warrants that are equity-classified are not subsequently remeasured unless modified or required to be reclassified as liabilities.

Revenue

The Company recognizes revenue from its contracts with customers in accordance with ASC 606 – Revenue from Contracts with Customers. The Company recognizes revenues when satisfying the performance obligation of the associated contract that reflects the consideration expected to be received based on the terms of the contract.

Revenue related to contracts with customers is evaluated utilizing the following steps:

i. Identify the contract, or contracts, with a customer;

ii. Identify the performance obligations in the contract;

iii. Determine the transaction price;

iv. Allocate the transaction price to the performance obligations in the contract;

v. Recognize revenue when the Company satisfies a performance obligation.

For the three months ended March 31, 2025, our revenues currently consist of a sale of product used for lumber products for fire prevention and an installation of self-contained sprinkler systems. Revenue is recognized at a point in time, that is which the risks and rewards of ownership of the product transfer from the Company to the customer.

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Deferred revenue

Deferred revenue consists of advanced payments for our service that have not been rendered. Revenue is recognized when service is rendered. As of March 31, 2025 and December 31, 2024, total deferred revenue was $157,236 and $0, respectively. Deferred revenue is expected to be recognized as revenue within the second quarter of 2025.

Cost of Revenue

For the three months ended March 31, 2025 and 2024, cost of revenue consisted of:

	Three months ended
	March 31,
	2025	2024
Cost of inventory	$516,443	$76,196
Freight and shipping	160	2,530
Consulting and advisory-related party	4,000	4,200
Royalty and sales commission-related party	91,290	43,146
Rent expense	40,367	18,143
Total cost of revenue	$652,260	$144,215

Basic and Diluted Net Loss Per Common Share

Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if potentially dilutive securities had been issued.

For the three months ended March 31, 2025 and 2024, the following common stock equivalents were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive.

	March 31,	March 31,
	2025	2024
	Shares	Shares
Convertible notes	15,029,424	-
Common stock warrants	11,385,125	-
Convertible Series C Preferred Stock	49,002,760	47,562,284
	75,417,309	47,562,284

Deferred Offering Costs

Pursuant to ASC 340-10-S99-1, costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. Deferred offering costs consist of underwriting, legal, accounting, and other expenses incurred through the balance sheet date that are directly related to the proposed public offering. Should the proposed public offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be expensed.

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As of March 31, 2025 and December 31, 2024, deferred offering costs consisted of the following:

	March 31,	December 31
	2025	2024
Legal fees	$71,825	$52,131
General and administrative expenses	77,627	73,973
Total	$149,452	$126,104

Share-Based Compensation

The Company accounts for employee and non-employee stock awards under ASC 718, Compensation – Stock Compensation, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to nonemployees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable. Equity grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation cost is reversed in the period related to the termination of service.

During the three months ended March 31, 2025 and 2024, stock-based compensation was recognized as follows:

	Three months ended
	March 31,
	2025	2024
Management compensation	$420,720	$-
Professional fees	2,349,020	975,250
Professional fees - related party	-	1,422,750
Financing expense	6,167,334	-
	$8,937,074	$2,398,000

The Company valued common stock based on the quoted stock price on a date of issuance, warrants with using a Black Scholes valuation model, and Series C Preferred stock as if converted to common stock, using the quoted stock price of the Company’s common stock on a date of issuance.

Recently Issued Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, “Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures” (Subtopic 220-40): Disaggregation of Income Statement Expenses, requiring public entities to disclose additional information about specific expense categories in the notes to the financial statements on an interim and annual basis. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of adopting ASU 2024-03.

In March 2024, the FASB issued ASU 2024-02 "Codification Improvements – Amendments to Remove References to the Concepts Statements" ("ASU 2024-02"), which contains amendments to the Codification to remove references to various FASB Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. Generally, ASU 2024-02 is not intended to result in significant accounting changes for most entities. ASU 2024-02 is effective for the Company for fiscal years beginning after December 15, 2024. The Company does not expect this update to have a material impact on its financial statements.

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In December 2023, the FASB issued ASU 2023-09, “Income Taxes” (Topic 740): Improvements to Income Tax Disclosures, which requires, among other things, additional disclosures primarily related to the income tax rate reconciliation and income taxes paid. The expanded annual disclosures are effective for our year ending December 31, 2025. The Company is currently evaluating the impact that ASU 2023-09 will have its financial statements and whether we will apply the standard prospectively or retrospectively.

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its financial statements.

Note 3 – Inventory

As of March 31, 2025 and December 31, 2024, inventory consisted of the following:

	March 31,	December 31,
	2025	2024
Finished goods	$94,101	$50,469
WIP	983	-
Raw materials	202,123	274,188
Inventory in transit (*)	15,277	-
	$312,484	$324,657

(*) Inventory was returned to the Company on April 1, 2025.

The Company did not impair any inventories as unsalable for the three months ended March 31, 2025 and 2024.

Note 4 – Equipment, net

As of March 31, 2025 and December 31, 2024, equipment consisted of the following:

	March 31,	December 31,
	2025	2024
Cost:
Equipment	$9,366	$9,366
Vehicles	361,216	120,155
	370,582	129,521
Less: accumulated depreciation	(30,703)	(18,147)
Equipment, net	$339,879	$111,374

During the three months ended March 31, 2025 and 2024, the Company recorded depreciation of $12,556 and $660, respectively.

During the three months ended March 31, 2025, the Company purchased a vehicle for $145,764, of which $118,776 was purchased with a financing loan and transferred vehicles from inventory of $95,297 due to a change of use.

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Financing loan

The Company had a financing loan for the purchase of vehicle for the year ended December 31, 2024. The loan repayment is $1,898 per month for the first 36 months and then $2,590 per month for 30 months with an interest rate of $11.54%. For the three months ended March 31, 2025, the Company repaid $101,478, of which $4,629 is for interest. In March 2025, the Company fully paid this financing loan.

The Company had a financing loan for the purchase of vehicle in January 2025. A repayment of loan schedule was $1,977 per month for the 72 months with an interest rate of $10.84%. For the three months ended March 31, 2025, the Company repaid $104,732, of which $955 is for interest. In March 2025, the Company fully paid this financing loan.

Note 5 – Intangible Assets, net

In 2022, the Company acquired the intellectual property of MFB California, 19 patents centered around its MFB Technology for the prevention and spread of wildfires.

As of March 31, 2025 and December 31, 2024, finite lived intangible assets consisted of the following:

	March 31,	December 31,
	2025	2024
Patents	$4,195,353	$4,195,353
Accumulated amortization	(557,845)	(495,862)
Intangible assets, net	$3,637,508	$3,699,491

Estimated future amortization expense for finite lived intangibles are as follows:

December 31,
2025 (remaining nine months)	$185,948
2026	247,931
2027	247,931
2028	247,931
2029	247,931
Thereafter	2,459,836
$3,637,508

As of March 31, 2025, the weighted-average useful life is 14.88 years.

During the three months ended March 31, 2025 and 2024, the amortization expense was $61,983 and $63,175, respectively.

Note 6 – Lease

In March 2022, the Company entered into an operating lease for a warehouse, with a term of eighteen (18) months. In July 2023, the Company amended the contract and extended the lease term to July 2025.

In January 2025, the Company entered into an operating lease for our office and warehouse. The commencement date is April 1, 2025, and the termination date is March 31, 2030. The Company recorded a security deposit of $36,991. As of March 31, 2025, no right-of-use asset and liabilities have been recognized for this lease.

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Short-term lease

The Company has some rental equipment with a month-to-month contract and leases commercial space for office, retail and warehousing, which is under one year lease agreement and expires March 31, 2025.

For the three months ended March 31, 2025 and 2024, right-of-use asset and lease information about the Company’s operating lease consist of:

	March 31,
	2025	2024
The components of lease expense were as follows:
Operating lease cost	$21,498	$21,498
Short-term lease cost	29,593	6,651
Variable lease cost	2,732	-
Total lease cost	$53,823	$28,149

Supplemental cash flow information related to leases was as follows:

	Three months ended
	March 31,
	2025	2024
Cash paid for operating cash flows from operating leases	$33,530	$21,198

Weighted-average remaining lease term - operating leases (year)	0.33	1.33
Weighted-average discount rate — operating leases	6.50%	6.50%

The following table outlines maturities of our lease liabilities as of March 31, 2025:

Year ending December 31,
2025 (remaining four months)	$29,064
Thereafter	-
29,064
Less: Imputed interest	(234)
Operating lease liabilities	$28,830

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Note 7 – Convertible Notes

The components of convertible notes as of March 31, 2025 and December 31, 2024, were as follows:

			Effective	Stated
	Principal		Interest	Interest	March 31,	December 31,
Payment date	Amount	Maturity date	Rate	Rate	2025	2024
July 15, 2024	$795,000	July 15, 2025	390%	10%	$795,000	$795,000
August 15, 2024	$326,000	August 15, 2025	398%	10%	326,000	326,000
November 15, 2024	$100,000	November 15, 2025	511%	10%	100,000	100,000
December 15, 2024	$75,000	December 15, 2025	815%	10%	75,000	75,000
February 7, 2025	$1,500,000	February 7, 2026	416%	10%	1,500,000	-
February 15, 2025	$575,000	February 15, 2026	511%	10%	575,000	-
Total Convertible notes					$3,371,000	$1,296,000
Less: Unamortized debt discount					(2,829,095)	(1,099,923)
					541,905	196,077
Less: Current portion					(541,905)	(196,077)
Long -term portion					$-	$-

On July 15, 2024 and August 15, 2024, the Company entered into seventeen (17) convertible notes ($1,121,000) and warrants (1,401,250 shares of common stock). The convertible notes have a term of twelve (12) months, at an interest rate of 10% per annum and warrants are with a term of five (5) years, at exercise price of $0.50 per share. The outstanding principal amount of convertible notes and unpaid interest is convertible at conversion price of the lesser of (i) $0.40 or (ii) a 30% discount to the price of shares issued in connection with a qualified financing. In November and December, the Company entered into three (3) convertible notes ($175,000) and warrants (218,750 shares of common stock). The Company paid 8% financing fee of $89,680, accrued fee of $14,000 and recorded financing fee as debt discount.

In February 2025, the Company entered into eleven (11) convertible notes ($2,075,000) and warrants (2,593,750 shares of common stock). The convertible notes have a term of twelve (12) months, at an interest rate of 10% per annum and warrants are with a term of five (5) years, at exercise price of $0.50 per share. The outstanding principal amount of convertible notes and unpaid interest is convertible at conversion price of the lesser of (i) $0.40 or (ii) a 30% discount to the price of shares issued in connection with a qualified financing. The Company paid 8% financing fee of $166,000 recorded financing fee as debt discount.

During the three months ended March 31, 2025, the Company recognized the debt discount of $2,075,000 (Original Issued Discounts of discount of $166,000, warrants of $882,000 and derivative liability of $1,027,000).

During the three months ended March 31, 2025 and 2024, the Company recognized interest expenses of $60,258 and $135 and amortization of debt discount of $345,828 and $0, respectively. As of March 31, 2025 and December 31, 2024, the Company recorded accrued interest of $110,981 and $50,723, respectively.

The Company determined that the conversion feature met the definition of a liability in accordance with ASC Topic No. 815-40, Derivatives and Hedging - Contracts in Entity's Own Stock and therefore bifurcated the embedded conversion option once the note becomes convertible and accounted for it as a derivative liability. The fair value of the conversion feature was recorded as a debt discount and “day 1” derivative loss for the excess amount of debt discount and amortized to interest expense over the term of the note.

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Note 8 – Derivative Liability

Fair Value Assumptions Used in Accounting for Derivative Liabilities

ASC 815 requires us to assess the fair market value of derivative liabilities at the end of each reporting period and recognize any change in the fair market value as other income or expense.

The Company determined our derivative liabilities to be a Level 3 fair value measurement and used the Binomial Lattice model to calculate the fair value as of March 31, 2025 and December 31, 2024.

For the three months ended March 31, 2025 and the year ended December 31, 2024, the estimated fair values of the liabilities measured on a recurring basis, used the following significant assumptions:

	March 31,	December 31
	2025	2024
Expected term	0.21 – 1 year	0.29 years
Risk-free interest rate	4.02 – 4.30%	4.15%
Stock price at valuation date	0.89 – 1.20	$0.73
Expected average volatility	97.5 – 146.5	95.41%

The following table summarizes the changes in the derivative liabilities during the three months ended March 31, 2025:

Fair Value Measurements Using Significant Observable Inputs (Level 3)
Balance - December 31, 2024	$1,055,233
Addition of new derivatives recognized as debt discounts	1,027,000
Loss on change in fair value of the derivative	804,767
Balance - March 31, 2025	$2,887,000

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Note 9 – Accounts payable and accrued liabilities

As of March 31, 2025 and December 31, 2024, accounts payable and accrued liabilities consisted of the following:

	March 31,	December 31,
	2025	2024
Accounts payable	$363,060	$48,195
Accrued interest	111,041	51,663
Credit card	13,376	4,540
Sales tax payable	30,648	11,737
Other liabilities	12,347	70,849
	$530,472	$186,984

Note 10 – Related Party Transactions

The related parties that had material transactions for the three months ended March 31, 2025 and 2024, consist of the following:

Related Party	Nature of Relationship to the Company
A	An Ohio limited liability company - a significant shareholder
B	Owner of A and our Chief Executive Officer of the Company from April 1, 2025
C	Chief Executive Officer of the Company until March 31, 2025 and Vice President of Operations from April 1, 2025.
D	A California limited liability company owned by a related party E
E	Significant shareholder and our Chief Technology Officer
F	Director and Chief Executive Officer of GEVI Insurance Holdings Inc.
G	A Delaware limited liability company – Series A Preferred shareholder
H	Subsidiary - MFB Ohio board advisor, resigned during 2024
I	Subsidiary - MFB Ohio board advisor, resigned during 2024
J	Subsidiary - MFB Ohio board advisor
K	Subsidiary - MFB Ohio board advisor
L	Subsidiary - MFB Ohio board advisor

For the three months ended March 31, 2025 and 2024, expenses to related parties and their nature consists of:

	Three Months Ended
	March 31
Related Party	2025	2024	Nature of transaction	Financial Statement Line Item
A	$14,220	$-	Interest payable related to Convertible note	Interest expenses - related party
A	$2,103,600	$-	150,000 Series C preferred stock for consulting fee	Professional fees - related party
C	$141,500	$25,000	Cash paid for management fee	Management compensation
D	$16,000	$16,800	Cash paid for consulting fees	Professional fees - related party
D	$4,000	$4,200	Cash paid for consulting and advisory fees	Cost of revenue - related party
E	$-	$28,854	Cash paid for management fee	Professional fees - related party
E	$91,290	$43,146	Cash paid for royalty and sales commissions	Cost of revenue - related party
F	$420,720	$-	30,000 Series C preferred stock for management compensation	Management compensation
F	$-	$348,000	20,000 shares of Series C preferred stock for advisory fee	Professional fees - related party
H	$-	$85,980	100,000 shares of common stock issued for advisory fee	Professional fees - related party
I	$-	$214,950	250,000 shares of common stock issued for advisory fee	Professional fees - related party
J	$-	$429,900	500,000 shares of common stock issued for advisory fee	Professional fees - related party
K	$-	$128,970	150,000 shares of common stock issued for advisory fee	Professional fees - related party
L	$-	$214,950	250,000 shares of common stock issued for advisory fee	Professional fees - related party

F-44

Convertible notes – related parties

The components of convertible notes as of March 31, 2025 and December 31, 2024, were as follows:

	Principal		Effective	Stated Interest	March 31,	December 31,
Payment date	Amount	Maturity date	Interest rate	Rate	2025	2024
December 1, 2024	$576,693	December 31, 2025	-	10%	$576,693	$576,693
February 2025	$2,000,000	February 28, 2026	354%	10%	2,000,000	-
Total Convertible notes					$2,576,693	$576,693
Less: Unamortized debt discount					(1,793,237)	-
					783,456	576,693
Less: Current portion					(783,456)	(576,693)
Long -term portion					$-	$-

On December 31, 2024, the Company issued a convertible note of $576,693, to related party A, in exchange for the amount due to related party. The convertible note has a term of twelve (12) months, at an interest rate of 10% per annum. The outstanding principal amount of convertible note and unpaid interest is convertible at a fixed conversion price of $0.36. The conversion price is a fixed price and the Company determined that conversion feature did not need to be bifurcated. The Company has accounting for the convertible debt at amortized cost under ASC 470-20.

In February 2025, the Company entered into one (1) subscription agreement for convertible notes ($2,000,000) and warrants (2,500,000 shares of common stock) with a related party G. The convertible notes have a term of twelve (12) months, at an interest rate of 10% per annum and warrants are with a term of five (5) years, at exercise price of $0.50 per share. The outstanding principal amount of convertible notes and unpaid interest is convertible at a fixed conversion price of $0.40. The obligations of the Company under the convertible note are secured by a pledge of the Company’s membership interests in MFB Ohio. In the event of a default, related party G could proceed against the equity of MFB Ohio pledged to collateralize the convertible note. MFB Ohio owns the Company’s intellectual property portfolio. The Company paid 8% original discount of $160,000 and financing fee of $63,918 and recorded these financing cost as debt discount. The Company has accounted for the convertible debt at amortized cost under ASC 470-20.

During the three months ended March 31, 2025, the Company recognized the debt discount of $1,824,087 (Original Issued Discounts of discount and financing fee of $223,918 and warrants of $1,600,169).

During the three months ended March 31, 2025, the Company recognized interest expenses of $31,206 and amortization of debt discount of $30,850. As of March 31, 2025, the Company recorded accrued interest of $31,206.

Note 11 – Stockholders’ Equity

Amended Articles of Incorporation

Effective on March 17, 2025, the Company amended its Articles of Incorporation to increase the authorized shares to 1,030,000,000 shares, of which 1,000,000,000 shares are common stock and 30,000,0000 shares are preferred stock.

Preferred Shares

Shares Outstanding

The Company is authorized to issue up to 30,000,000 shares of Preferred Stock, par value $0.0001 per share.

Series A Preferred Stock

The Company originally designated 10,000,000 shares of its Preferred Stock as Series A Convertible Preferred Stock. On March 17, 2025, the Company amended and restated its Series A Convertible Preferred Stock to designate 10,000,000 shares of its Preferred Stock as Series A Preferred Stock, par value $0.0001, with the following rights and privileges.

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Dividends. Holders of shares of Series A Preferred Stock are not entitled to receive dividends.

Voting Rights. Each share of Series A Preferred Stock is entitled to 1,000 votes on all matters submitted to a vote of the holders of Common Stock, voting together with the holders of Common Stock as a single class. Holders of shares of Series A Preferred Stock do not have cumulative voting rights. This means a holder of a single share of Series A Preferred Stock cannot cast more than one vote for each position to be filled on the Board of Directors.

Other Rights. Shares of Series A Preferred Stock are not entitled to a liquidation preference. The holders of the Series A Preferred Stock may not be redeemed without the consent of the holders of the Series A Preferred Stock. The holder of the Series A Preferred Stock are not entitled to pre-emptive rights or subscription rights.

The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of its Charter and in the taking of all such action as may be necessary or appropriate to protect the rights of the holders of the Series A Preferred Stock against impairment.

So long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent as provided by the Wyoming Business Corporations Act) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock: (a) alter or change the rights, preferences or privileges of the Series A Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series A Preferred Stock; (c) increase the authorized number of shares of Series A Preferred Stock; or (d) authorize or issue any shares of senior securities.

Fully Paid. The issued and outstanding shares of Series A Preferred Stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of Series A Preferred Stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares.

As of March 31, 2025 and December 31, 2024, there were 10,000,000 shares of Series A Preferred stock issued and outstanding.

Series C Convertible Preferred Stock

The Company has designated 10,000,000 shares of its Preferred Stock as Series C Convertible Preferred Stock with the following rights and privileges.

Dividends. Holders of shares of Series C Convertible Preferred Stock are not entitled to receive dividends.

Voting Rights. The holders of the Series C Convertible Preferred Stock are not entitled to vote.

Conversion Rights. Each share of Series C Convertible Preferred Stock outstanding as such time shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into 20 shares of the Common Stock of the Company (the “Conversion Ratio”). Such Conversion Ratio, and the rate at which shares of Series C Convertible Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment.

If at any time or from time to time there shall be (i) a merger or consolidation of the Company with or into another corporation, (ii) the sale of all or substantially all of the Company’s capital stock or assets to any other person, (iii) any other form of business combination or reorganization in which the Company shall not be the continuing or surviving entity of such business combination or reorganization, or (iv) any transaction or series of transactions by the Company in which more than 50 percent (50%) of the Company’s voting power is transferred (each a “Reorganization”) then as a part of such Reorganization, the provision shall be made so that the holders of the Series C Convertible Preferred Stock shall thereafter be entitled to receive the same kind and amount of stock or other securities or property (including cash) of the Company, or the successor corporation resulting from such Reorganization.

F-46

Other Rights. The holders of the Series C Convertible Preferred Stock are not entitled to a liquidation preference. The holders of the Series C Convertible Preferred Stock may not be redeemed without the consent of the holders of the Series C Convertible Preferred Stock. The holder of the Series C Convertible Preferred Stock are not entitled to pre-emptive rights or subscription rights.

The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of its Charter and in the taking of all such action as may be necessary or appropriate to protect the rights of the holders of the Series C Convertible Preferred Stock against impairment.

So long as any shares of Series C Convertible Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent as provided by the Wyoming Business Corporations Act) of the holders of at least a majority of the then outstanding shares of Series C Convertible Preferred Stock: (a) alter or change the rights, preferences or privileges of the Series C Convertible Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series C Convertible Preferred Stock; (c) increase the authorized number of shares of Series C Convertible Preferred Stock; or (d) authorize or issue any shares of senior securities.

Fully Paid. The issued and outstanding shares of Series C Convertible Preferred Stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of Series C Convertible Preferred Stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares.

During the three months ended March 31, 2025, the Company issued 225,000 shares of Series C Preferred Stock as follows:

•	27,500 shares for purchase subscriptions of $260,000, at prices of $4.00 or $6.00 per share
•	17,500 shares for services, valued at $245,418 at market price on issuance dates.
•	180,000 shares for compensation, valued at $2,524,320 at market price on issuance dates.

During the three months ended March 31, 2025, the holders of the Convertible Series C Preferred Stock converted 776,831 shares of the Company’s Convertible Series C Preferred Stock into 15,536,620 shares of the Company’s common stock.

As of March 31, 2025 and December 31, 2024, there were 2,450,138 and 3,001,969 shares of the Company’s Series C Convertible Preferred Stock issued and outstanding, respectively.

F-47

Common Stock

The holders of shares of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution, or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock.

No holder of shares of Common Stock of the Company shall be entitled as of right to purchase or subscribe for any part of any unissued stock of the Company or of any new or additional authorized stock of the Company of any class whatsoever, or any issue of securities of the Company convertible into stock, whether such stock or securities be issued for money or consideration other than money or by way of dividend, but any such unissued stock or such new or additional authorized stock or such securities convertible into stock may be issued and disposed of to such persons, firms, corporations and associations, and upon such terms as may be deemed advisable by the Board of Directors without offering to stockholders then of record or any class of stockholders any thereof upon the same terms or upon any terms.

During the three months ended March 31, 2025, the Company issued 15,536,620 shares of Common Stock for conversion of Series C Preferred Stock.

As of March 31, 2025 and December 31, 2024, there were 52,378,201 and 36,841,581 shares of the Company’s common stock issued and outstanding, respectively.

Warrants

The Company issued a total of 5,093,750 warrants for a period of five years at an exercise price per share of $0.50 in connection with convertible notes for the three months ended March 31, 2025. The Company recorded the warrants of $710,845 to additional paid in capital.

The Company issued 4,000,000 warrants for a period of five years at an exercise price per share of $0.01 for consulting services, for the three months ended March 31, 2025. Each 1,000,000 warrants are exercisable on September 7, 2025, March 7, 2026, September 7, 2026 and March 7, 2027.  The Company recorded a financing expense of $6,167,334 to additional paid in capital.

The Company issued a total of 671,375 warrants at an exercise price per share of $0.44 for financing expense of convertible notes issued in 2025 and 2024. Warrants are exercisable on September 7, 2025, and are for a period of five years following the initial exercise date. The Company recorded the warrants of $827,991 to additional paid in capital.

The Company issued a total of 1,620,000 warrants for a period of five years at an exercise price per share of $0.50 in connection with convertible notes for the year ended December 31, 2024. The Company recorded the warrants of $1,654,178 to additional paid in capital.

We evaluate all warrants issued to determine the appropriate classification under ASC 480 and ASC 815. In addition to determining classification, we evaluate these instruments to determine if such instruments meet the definition of a derivative. The classification of all outstanding warrants, including whether such instruments should be recorded as equity, is evaluated at the end of each reporting period.

The warrants are valued using a Black Scholes valuation model. The use of this valuation model requires the input of highly subjective assumptions. Any change to these inputs could produce significantly higher or lower fair value measurements.

The Company utilized the following assumptions:

March 31
2025
Expected term	5.00 years
Expected average volatility	49.0% - 57.5%
Risk-free interest rate	3.99% - 4.29%
Expected dividend yield	-

F-48

A summary of activity of the warrants during the three months ended March 31, 2025 as follows:

	Warrants Outstanding		Weighted Average Remaining
		Weighted Average	Contractual life
	Shares	Exercise Price	(in years)

Outstanding, December 31, 2024	1,620,000	$0.50	4.61
Granted	9,765,125	0.30	5.04
Exercised	-	-	-
Forfeited/cancelled	-	-	-
Outstanding, March 31, 2025	11,385,125	$0.32	4.86

Exercisable, March 31, 2025	6,713,750	$0.50	4.76

The intrinsic value of the warrants as of March 31, 2025 is $9,969,870.

Note 12 – Disaggregated revenue and Concentration

During the three months ended March 31, 2025 and 2024, disaggregated revenue was as follows:

	Three months ended
	March 31,
	2025	2024
Products sale	$604,482	$433,018
Product installation service	364,900	-
	$969,382	$433,018

During the three months ended March 31, 2025 and 2024, customer and supplier concentration (more than 10%) were as follows:

Revenue and accounts receivable

	Percentage of Revenue		Percentage of
	For three months ended		Accounts Receivable
	March 31		March 31	December 31
	2025	2024	2025	2024
Customer A	-	28%	-	-
Customer B	-	26%	-	21%
Customer C	-	9%	-	-
Customer D	-	36%	21%	50%
Customer E	11%	-	15%	-
Customer F	-	-	15%	15%
Customer G	10%	-	-	-
Customer H	11%	-	14%	-
Total (as a group)	32%	99%	65%	86%

F-49

Purchase and accounts payable

	Percentage of Purchase		Percentage of
	For three months ended		Accounts payable for purchase
	March 31,		March 31,	December 31
	2025	2024	2025	2024
Supplier A	32%	-	-	-
Supplier B	6%	18%	4%	74%
Supplier C	-	38%	-	-
Supplier D	5%	34%	-	26%
Supplier E	39%	-	16%	-
Supplier F	9%	-	80%	-
Total (as a group)	91%	90%	100%	100%

To reduce risk, the Company closely monitors the amounts due from its customers and assesses the financial strength of its customers through a variety of methods that include, but are not limited to, engaging directly with customer operations and leadership personnel, visiting customer locations to observe operating activities, and assessing customer longevity and reputation in the marketplace. As a result, the Company believes that its accounts receivable credit risk exposure is limited.

Note 13 – Subsequent Events

Management has evaluated subsequent events through May 19, 2025, which is the date these unaudited consolidated financial statements were available to be issued. Based on our evaluation no material events have occurred that require disclosure, except as follows:

•	10,652,760 shares of common stock issued for conversion of 532,638 shares of Series C Preferred Stock
•	50,000 shares of Series C Preferred Stock issued for compensation, valued at $1,100,000

F-50

[•] Shares of Common Stock

Representative’s Warrants to purchase up to [•] Shares of Common Stock

[•] Shares of Common Stock underlying the Representative’s Warrants

General Enterprise Ventures, Inc.

_______________________

Preliminary Prospectus dated             , 2025

_______________________

Until             , 2025 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II - Information Not Required In Prospectus

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of our securities being registered. All amounts are estimates except for the Securities and Exchange Commission (“SEC”) registration fee, the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee and NYSE American listing fee.

Securities and Exchange Commission Registration Fee	$2,300
NYSE American Listing Fee	$50,000
FINRA Filing Fee	$3,500
Legal Fees and Expenses	$350,000
Audit and accounting fees	$250,000
Printing Expenses	$10,000
Underwriter Out-of-Pocket Accountable Expenses	$100,000
Investor Relations Fee	$20,000
Miscellaneous Expenses	$50,000
Total Expenses	$835,800

Item 14. Indemnification of Directors and Officers

As permitted by Wyoming law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of us, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. We may also have contractual indemnification obligations under our agreements with our directors, officers, and employees. These indemnification obligations could result in our Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers, and employees that we may not recoup.

Pursuant to the laws of the State of Wyoming, our Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of the Wyoming Business Corporation Act, or any transaction from which a director receives an improper personal benefit.

This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Wyoming, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Exclusion of Liabilities

Pursuant to the laws of the State of Wyoming, our Bylaws exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Disclosure of Commission position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Wyoming, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

The share amounts presented herein are presented after giving effect to the Reverse Stock Split. From January 1, 2022 through the date of this prospectus, we effected the following transactions in reliance upon exemptions from registration under the Securities Act, as amended.

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Historical Common Stock transactions

During the year ended December 31, 2022, we issued:

•	166,667 shares of Common Stock to Stephen Conboy upon conversion of 50,000 shares of Series C Convertible Preferred Stock in June 2022;
•	11,666,667 shares of Common Stock issued to Joshua Ralston, our then Chief Executive Officer, as a performance incentive, valued at $2,100,000 in June 2022;
•	41,667 shares of Common Stock issued to John Costa for compensation valued at $90,000 in November 2022; and
•	41,667 shares of Common Stock issued to Jeffrey Pomerantz for compensation valued at $90,000 in November 2022.

During the year ended December 31, 2023, we issued:

•	50,000 shares of Common Stock to a third party service provider for services valued at $86,850 in January 2023;
•	500,000 shares of Common Stock to Stephen Conboy upon conversion of 150,000 shares of Series C Convertible Preferred Stock in April 2023; and
•	50,000 shares of Common Stock to a third party service provider for services valued at $60,000 in April 2023.

During the year ended December 31, 2024, we issued:

•	208,334 shares of Common Stock for compensation to five (5) board advisors of MFB Ohio, valued at $1,074,750 in the aggregate, in February 2024;
•	83,334 shares of Common Stock to five (5) consultants for services valued at $429,900 in February 2024;
•	175,000 shares of Common Stock to an investor, to settle $123,767 of debt and accrued interest in February 2024;
•

82,700 shares of Common Stock to an investor to settle debt, consisting of 58,148 shares of Common Stock to settle convertible debt and accrued interest totaling $55,702 and 24,552 shares of Common Stock valued at $126,655, to settle accrued liabilities of $23,400 in February 2024;

•	41,667 shares of Common Stock to a consultant for services valued at $197,350 in March 2024; and
•	41,667 shares of Common Stock to a third party service provider for marketing services valued at $160,000 in May 2024.

Since January 1, 2025, through June 5, 2025, we issued:

•	2,589,450 shares of Common Stock to twenty-six (26)investors upon conversion of 776,831 shares of Series C Convertible Preferred Stock in January 2025; and
•	1,775,466 shares of Common Stock to sixteen (16) investors upon conversion of 532,638 shares of Series C Convertible Preferred Stock in April 2025.

Historical Series C Convertible Preferred Stock transactions

During the year ended December 31, 2022, we issued:

•

1,000,000 shares of Series C Convertible Preferred Stock to Stephen Conboy in connection with the acquisition of the intangible assets from Mighty Fire Break LLC, a California limited liability company, valued at $4,200,000 in April 2022.

During the year ended December 31, 2023, we issued:

•	1,200,000 shares Series C Convertible Preferred Stock to TC Special Investments, LLC for compensation valued at $8,640,000 in September 2023;
•	273,499 shares Series C Convertible Preferred Stock to ten (10) investors for proceeds of $907,600 in September 2023; and
•	183,332 shares Series C Convertible Preferred Stock to four (4) investors for proceeds of $500,000 in December 2023.

During the year ended December 31, 2024, we issued:

•	50,000 shares Series C Convertible Preferred Stock to two (2) investors for proceeds of $165,000 in January 2024;
•	20,000 shares Series C Convertible Preferred Stock for compensation to one (1) board advisor of MFB Ohio, valued at $348,000 in February 2024;
•	20,000 shares Series C Convertible Preferred Stock to a consultant for services valued at $348,000 in February 2024;
•	83,333 shares of Common Stock to a third party service provider for service valued at $500,000 in October 2024;
•	335,972 shares Series C Convertible Preferred Stock to eleven (11) investors for proceeds of $1,465,000 in October 2024; and
•	35,833 shares Series C Convertible Preferred Stock to two (2) investors for proceeds of $215,000 in November 2024.

Since January 1, 2025, through June 5, 2025, we issued:

•	47,500 shares Series C Convertible Preferred Stock to four (4) employees for compensation valued at $665,000 in February 2025;
•	27,500 shares Series C Convertible Preferred Stock to two (2) investors for proceeds of $160,000 in February 2025;
•	150,000 shares Series C Convertible Preferred Stock to TC Special Investments, LLC for compensation valued at $2,100,000 in February 2025; and
•	50,000 shares Series C Convertible Preferred Stock to two (2) consultants for compensation valued at $1,100,000 in April 2025.

The offers and sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder. The recipients of the above securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof.

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Item 16. EXHIBITS

(a) Documents filed as exhibits hereto:

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date
1.1*	Form of Underwriting Agreement
3.1	Articles of Domestication/Articles of Incorporation	10-K	3.1	4/15/2024
3.2	Amendments to Articles of Incorporation	10-K	3.2	3/31/2025
3.3	Bylaws	10-K	3.3	4/15/2024
3.4	Second Amended and Restated Designations and Preferences of Series A Preferred Stock	10-K	3.4	3/31/2025
3.5	Amended and Restated Designations and Preferences of Series C Convertible Preferred Stock	10-K	3.5	3/31/2025
3.6*	Amended and Restated Articles of Incorporation
3.7*	Third Amended and Restated Designations and Preferences of Series A Preferred Stock
4.1*	Form of Representative’s Warrants
4.2	Form of Warrant Agreement issued with Convertible Note, dated July 2024	S-1	4.2	10/11/2024
4.3	Form of Convertible Note, dated July 2024	S-1	4.3	10/11/2024
4.4	Warrant Agreement dated February 28, 2025, by and between the Company and BoltRock Holdings, LLC	S-1	4.4	5/27/2025
4.5	Form of Warrant Agreement dated March 7, 2025, by and between the Company and its Placement Agents	S-1	4.5	5/27/2025
4.6	Form of Warrant Agreement dated March 7, 2025, by and between the Company, and Univest Securities, LLC or Bradley Richmond	S-1	4.6	5/27/2025
5.1*	Opinion of Law Office of Anthony F. Newton, regarding the validity of securities being registered
10.1	Form of Subscription Agreement for Convertible Note.	S-1	10.1	10/11/2024
10.2	Membership Interest Purchase Agreement dated April 13, 2022 between MFB Ohio and Stephen Conboy	S-1	10.2	2/14/2025
10.3	Consulting Agreement with Stephen Conboy, dated January 26, 2025	S-1	10.3	2/14/2025
10.4	Safer Choice Agreement between the EPA and Mighty Fire Breaker LLC, dated August 26, 2022	S-1	10.4	2/14/2025
10.5#	Employment Agreement by and between the Company and Joshua Ralston dated March 1, 2025.	S-1	10.5	5/27/2025
10.6#	Consulting Agreement by and between the Company and Theodore Ralston dated April 1, 2025.	S-1	10.6	5/27/2025
10.7#	Consulting Agreement by and between the Company and Nanuk Warman dated April 1, 2025.	S-1	10.7	5/27/2025
10.8#	Consulting Agreement by and between the Company and Anthony Newton dated April 1, 2025.	S-1	10.8	5/27/2025
10.9	Subscription Agreement dated February 28, 2025, by and between the Company and BoltRock Holdings, LLC	S-1	10.9	5/27/2025
10.10	Convertible Note dated February 28, 2025, by and between the Company and BoltRock Holdings, LLC	S-1	10.10	5/27/2025
10.11	Pledge Agreement dated February 28, 2025, by and between the Company and BoltRock Holdings, LLC	S-1	10.11	5/27/2025
14.1	Code of Ethics	S-1	14.1	5/27/2025
21.1	List of Subsidiaries of General Enterprise Ventures, Inc.	10-K	21.1	3/31/2025
23.1	Consent of WWC, P.C.
23.2*	Consent of Law Office of Anthony F. Newton (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to previously filed registration statement)	S-1	24.1	2/14/2025
99.1	GREENGUARD Gold Test Results	S-1	99.1	2/14/2025
107	Filing Fee Table	S-1	107	2/14/2025

# Management contracts or compensatory plans, contracts or arrangements.
* To be filed by amendment.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser: If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(f) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cheyenne, State of Wyoming on June 11, 2025.

GENERAL ENTERPRISE VENTURES, INC.

By:	/s/ Theodore Ralston
Theodore Ralston
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Theodore Ralston	Director, Chairman, President, and Chief Executive Officer	June 11, 2025
Theodore Ralston	(Principal Executive Officer)

/s/ Nanuk Warman	Secretary and Chief Executive Officer	June 11, 2025
Nanuk Warman	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jeffery Pomerantz	Director	June 11, 2025

/s/ John Costa	Director	June 11, 2025

II-5